UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ScanSource, Inc.
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Letter from our Chair and Chief Executive Officer

Dear Shareholders:

Thank you for your investment in ScanSource, Inc. On behalf of ScanSource’s Board of Directors, it is my pleasure to invite you to participate in the upcoming December 2024 Annual Meeting of Shareholders and encourage you to review the attached Notice of Annual Meeting of Shareholders and Proxy Statement and vote using the attached proxy card.

I want to take this opportunity to share the Board’s priorities for creating long-term shareholder value and to highlight some important developments at ScanSource this year:

Our Performance in Fiscal 2024: While fiscal 2024 was a challenging year, our team stayed focused and delivered strong profitability and significant free cash flow for the full year. For fiscal 2024, net sales, gross profit and net income declined; however, we expanded our gross profit margin and executed well on improving our working capital efficiency as supply chain disruptions normalized. During fiscal 2024, we focused on building a cash culture and managing our SG&A to match our lower revenue base and expectations into fiscal 2025. We believe generating predictable free cash flow is a key measure of success, and we adjusted some of our annual cash incentive plan performance metrics to reflect that. The result was operating cash flow for the year of $372 million, driven by working capital efficiency and lower sales. The Company managed to significantly reduce working capital needs, primarily from lower inventory levels, while still delivering excellent service to our channel partners.

Our balance sheet is strong, ending the fiscal year with $185 million in cash and a total debt to net income leverage ratio on a trailing 12-month basis of below two and a non-GAAP net debt leverage ratio below zero on a trailing 12-month adjusted EBITDA basis*.

Our capital allocation plans balance strategic acquisitions and share repurchases, while maintaining a strong balance sheet. In fiscal 2024, we announced two acquisitions in different segments of our business for the next phase of our hybrid distribution strategy, and both acquisitions are high-margin, recurring-revenue businesses that are working capital-light. In May 2024, our Board increased the authorization for the share repurchase program by an additional $100 million. In fiscal 2024, we repurchased 980,539 shares totaling $43.3 million under the share repurchase program and at the end of the fiscal year had approximately $123 million available under the authorization, which does not have any time limit.

Fiscal 2025 Outlook: For fiscal 2025, we have an active pipeline of acquisition targets and room to continue to do share repurchases, while staying within our targeted net leverage ratio. For our fiscal 2025 annual outlook, we expect the soft demand environment to continue, and as a result we will continue to manage our SG&A spending appropriately. We remain confident in our long-term growth opportunities, the resilience of our business model and the strength of our hybrid distribution strategy.

Board Composition: Overseeing our business is a Board that is actively engaged in ensuring that management develops and executes our hybrid distribution strategy. Our Board consists of a group of highly skilled and diverse directors who bring knowledge, experience and enthusiasm to the Company and are committed to driving long term value for our shareholders.

People and Culture: The Company and the Board believe that our competitive advantage is our people, and respecting and protecting our people are our priorities. From supporting the philosophy that the Company’s core values drive our recruitment and promotion opportunities for our people to ensuring that we employ a talented and inclusive workforce, the Company is committed to providing a safe, healthy work environment and working with suppliers and partners that share this commitment.

Among a number of new initiatives launched last year was a program called Voices, a new employee engagement survey tool. Our survey results have prompted us to form cross-functional teams to address organizational needs faster, while also providing opportunities for participants to work collaboratively to further develop their skills. Looking ahead, we are launching an Employee Engagement Task Force comprised of a cross-functional group of individual contributors to provide Company-wide insights and champion our employee engagement efforts.

*	For more information on these non-GAAP measures and reconciliations to GAAP measures, see Appendix B.

Our people’s resilience, collaboration and understanding of innovation are what make ScanSource an incredible place to work. I am proud that we have created a vibrant and caring workplace that reaches out into the community. Our charitable foundation has developed connections for our employees to donate time and resources with many local groups in need in the communities we serve across the USA and Brazil. We believe that organized community engagement is a powerful tool for recruiting our next generation of ScanSource leaders.

Hurricane Helene: Hurricane Helene recently passed through Upstate South Carolina and Western North Carolina, the local communities where our corporate headquarters is located. Throughout this difficult time, our collective thoughts and prayers continue to be with those affected. I want to extend a heartfelt thank you to our partners, suppliers and employees who have generously donated to the ScanSource Charitable Foundation and stepped up to help others in many ways. Our employees have been diligently supporting crisis and relief efforts, from purchasing and transporting supplies to affected communities, to providing food and water needs and clearing fallen trees and debris. We have also helped to support Operation Airdrop, a non-profit dedicated to providing rapid relief to those affected by natural disasters, as well as other local charities.

I am incredibly proud of how the ScanSource family has come together in response to this natural disaster and served impacted communities.

Shareholder Engagement Efforts: Engaging with our shareholders and considering their views as we make decisions is an important part of the Board’s commitment to strong corporate governance. Our engagement efforts focus on building relationships, expanding dialogue to cover strategy and governance topics and collecting shareholder feedback. This dialogue helps us to better understand shareholders’ views on a variety of relevant issues, including Company strategy and performance, board diversity and refreshment, executive compensation and ESG practices. The Board continues to encourage you to share your opinions with us.

We look forward to the year ahead, and, on behalf of the Board, we thank you for your continued support.

Best regards,

Michael L. Baur

Chair and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Tuesday, December 10, 2024

9:00 a.m., Eastern Standard Time

The Annual Meeting of Shareholders (the “Annual Meeting”) of ScanSource, Inc. will be held at 9:00 a.m., Eastern Standard Time, on Tuesday, December 10, 2024 at our principal executive offices located at 6 Logue Court, Greenville, South Carolina 29615, for the following purposes:

1)	To elect the eight director nominees nominated by the Board of Directors;
2)	To approve, on an advisory basis, the compensation of our Named Executive Officers (as defined in the Proxy Statement);
3)	To ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025;
4)	To approve the 2024 Omnibus Incentive Compensation Plan; and
5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders whose names appear of record on our books at the close of business on October 4, 2024 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person, but if you are unable to do so, please vote via the Internet, by telephone or by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided. You are entitled to revoke your proxy at any time before it is exercised, and, if you attend the Annual Meeting, you may also revoke your proxy by voting in person. Voting via the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Shareholders are being notified of the Proxy Statement and the form of proxy on or about October 25, 2024. We encourage you to access and review the Proxy Statement and Annual Report prior to voting.

By Order of the Board of Directors,

Michael L. Baur

Chair and Chief Executive Officer

October 25, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2024: The Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ending June 30, 2024, filed with the Securities and Exchange Commission on August 27, 2024, are available at http://www.viewproxy.com/SCSC/2024.

Proxy Summary

MEETING INFORMATION

Date and Time Tuesday, December 10, 2024 at 9:00 a.m., EST Location 6 Logue Court Greenville, SC 29615	Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy via the Internet, by telephone or by mail does not affect your right to vote in person at the Annual Meeting.

How to Vote

Each shareholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes for the election of directors. To vote by any of the following methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions below for your preferred method of voting. Shares may be voted by the following procedures:

In Person	Via the Internet	By Telephone	By Mail
Shares Held of Record: Shares may be voted in person at the Annual Meeting Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction From	Shares Held of Record: www.AALVote.com/SCSC Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held of Record: 1(866) 804-9616 Shares Held in Street Name: See Voting Instruction Form	Shares may be voted by marking, signing and dating your proxy card and returning it in the postage-paid envelope found in your proxy package

The following items of business will be addressed at the Annual Meeting:

1	Election of eight director nominees nominated by the Board of Directors	2	Advisory vote to approve the compensation of our Named Executive Officers	3	Ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025	4	Approval of the 2024 Omnibus Incentive Compensation Plan

	See page 14		See page 21		See page 23		See page 24

Only shareholders of record at the close of business on October 4, 2024 (the “record date”) will be entitled to vote at the Annual Meeting, and each share of common stock will be entitled to one vote. At the close of business on the record date, there were 24,021,747 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Voting instructions are accepted until 11:59 p.m., Eastern Standard Time on December 9, 2024.

Annual Meeting Information

The enclosed proxy is solicited by the Board of Directors of ScanSource, Inc. (the “Board of Directors” or the “Board”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Standard Time, on Tuesday, December 10, 2024 at our principal executive offices located at 6 Logue Court, Greenville, South Carolina 29615 and any adjournment or postponement thereof. This Proxy Statement contains information relating to the proposals to be voted upon at the Annual Meeting, the voting process, the Board, the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) and certain other information.

The solicitation of proxies is being made by our directors and employees, and the cost of soliciting proxies will be borne by the Company. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and the Company will reimburse the normal handling charges for such forwarding services. Solicitation of proxies may be made by mail, in person, by telephone or by other electronic means, and by our directors, executive officers and other employees, who will receive no additional compensation for their services.

As used in this Proxy Statement, the terms “ScanSource,” the “Company,” “we,” “us” and “our” refer to ScanSource, Inc. and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only ScanSource, Inc. The term “common stock” means shares of our common stock, no par value per share.

PROPOSALS TO BE CONSIDERED

The following proposals are expected to be voted upon at the Annual Meeting:

■	The election of the eight director nominees nominated by the Board;
■	The approval, on an advisory basis, of the compensation of our NEOs;
■	The ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and
■	The approval of the 2024 Omnibus Incentive Compensation Plan (the “2024 Omnibus Incentive Plan”).

VOTE REQUIRED

Only shareholders of record at the close of business on October 4, 2024 (the “record date”) will be entitled to vote at the Annual Meeting, and each share of common stock will be entitled to one vote. At the close of business on the record date, there were 24,021,747 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

All shares of our common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, properly executed and returned proxies will be voted (i) “FOR” the election of each of the eight director nominees nominated by the Board; (ii) “FOR” the approval, on an advisory basis, of the compensation of our NEOs; (iii) “FOR” the ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and (iv) “FOR” the approval of the 2024 Omnibus Incentive Plan. Management is not aware of any matters, other than those specified herein, that will be presented for consideration at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxies named on the proxy card will have the discretion to vote on those matters for you.

Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and at any adjournment or postponement thereof. Signed proxies that reflect abstentions or broker non-votes (as described below) will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present, the shareholders holding a majority of the shares represented at the Annual Meeting, in person or by proxy, have the power to adjourn the Annual Meeting; however, if the reconvened meeting is more than 120 days after the date of the original meeting, then we must establish a new record date. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been properly transacted at the Annual Meeting as originally scheduled.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	1

Vote Required

Brokers that are members of certain securities exchanges and that hold shares of our common stock in “street name” on behalf of beneficial owners have authority to vote on certain “discretionary” items when they have not received instructions from beneficial owners. Under applicable securities exchange rules, our proposal to ratify the appointment of the independent registered public accounting firm is considered a discretionary item. However, proposal numbers one, two and four in this Proxy Statement are considered “non-discretionary” items and brokers cannot vote on these items without instructions, and a “broker non-vote” occurs when brokers do not receive instructions.

Assuming the existence of a quorum at the Annual Meeting:

■

Directors are elected by the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) in uncontested elections. If any nominee for director who is an incumbent director receives a greater number of votes “against” their election than votes “for” their election in an uncontested election of directors, our Second Amended and Restated Articles of Incorporation (as amended and restated, the “Articles”) and our Corporate Governance Guidelines (the “Guidelines”) provide that the director must tender their resignation to the Nominating and Corporate Governance Committee for its consideration. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and therefore will have no effect on the election of nominees.

■

Advisory approval of the compensation of our NEOs requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and therefore will have no effect on the vote for this proposal. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.

■

Ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025 requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions are not considered votes cast for the foregoing purpose, and therefore will have no effect on the vote for this proposal. If your shares are held in street name and you do not provide voting instructions to your broker, your broker has discretionary authority to vote your shares with respect to this proposal.

■

The proposal to approve the 2024 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes, if any, will not be treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to some of our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including this Proxy Statement and this Annual Report, and view instructions on how to vote in person, via the Internet, by telephone or by mail. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials via e-mail, you will continue to receive access to those materials electronically unless you elect otherwise. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the Annual Report, this Proxy Statement and other correspondence will be delivered to you via e-mail.

2	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

How to Vote

HOW TO VOTE

Each shareholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes for the election of directors. To vote any of the following methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Shares may be voted by the following procedures:

In Person. Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the shareholder of record giving you the right to vote the shares. If you need directions to the Annual Meeting, please contact Investor Relations at (864) 286-4892.

Via the Internet. Shares may be voted via the internet. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on December 9, 2024.

By Telephone. Shares may be voted by using any touch-tone telephone by following the instructions on your proxy card. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on December 9, 2024.

By Mail. Shares may be voted by marking, signing and dating your proxy card and returning it in the postage-paid envelope found in your proxy package.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy via the internet, by telephone or by mail does not affect your right to vote in person at the Annual Meeting.

VOTING OF PROXIES

By giving your proxy, you grant the right to vote your shares to Stephen Jones, our Chief Financial Officer, and Shana Smith, our Chief Legal Officer and Corporate Secretary. If you return a signed, but unmarked proxy card, your shares will be voted (i) “FOR” the election of each of the eight director nominees nominated by the Board; (ii) “FOR” the approval, on an advisory basis, of the compensation of our NEOs; (iii) “FOR” the ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and (iv) “FOR” the approval of the 2024 Omnibus Incentive Plan. Management is not aware of any matters, other than those specified herein, that will be presented for consideration at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxies named on the proxy card will have the discretion to vote on those matters for you.

If you are a registered shareholder (meaning a shareholder who holds shares directly in their name and therefore appears on the share register) and have executed a proxy, you may revoke your proxy or change your vote at any time prior to such proxy being exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure, but may be accomplished by (i) voting again via the Internet or by telephone, (ii) requesting, completing and returning a second proxy card bearing a later date, (iii) giving written notice of revocation to the Corporate Secretary of the Company at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615 or (iv) by voting in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should follow the instructions you receive from the holder of record to revoke or change your voting instructions.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	3

Corporate Governance

BOARD OF DIRECTORS

Director Independence

In accordance with the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Guidelines, the Board consists of a majority of independent directors. The Board has determined that (i) all members of the Board, other than Michael Baur (“Mike Baur” or “Baur”), meet and (ii) Charles Whitchurch (“Charles Whitchurch” or “Whitchurch”, who retired from the Board when his term of office expired at the Company’s Annual Meeting of Shareholders held on January 25, 2024), met, during the period that he served as a director, the requirements for being “independent” as that term is defined in the Securities and Exchange Commission (the “SEC”) rules and regulations (the “SEC rules”) and the Nasdaq listing standards.

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (see membership information below under “—Committees of the Board”) is independent, including that each member of the Audit Committee is “independent” as that term is defined in Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, under the Guidelines, executive officers of the Company are prohibited from serving as a director of another company that concurrently employs a director of the Company.

Board Leadership Structure

Board does not have a set policy regarding the separation of the roles of Chief Executive Officer (the “CEO”) and Chair of the Board (the “Chair”). Mike Baur, who is also the CEO of the Company, serves as Chair of the Board and Peter Browning (“Peter Browning” or “Browning”) serves as Lead Independent Director of the Board.

The Board reviews the Company’s Board leadership structure annually. As part of this process, the Board considers the structures used by peer companies, alternative structures and the effectiveness of the Company’s current structure. The Board believes that Mike Baur, with his in-depth knowledge and understanding of ScanSource’s business gained from his more than 30 years of employment with the Company, is uniquely positioned to lead the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company, while the Lead Independent Director provides independent leadership to the directors and serves as an intermediary between the independent directors and the Chair. The Board believes that the resulting structure sends a message to our employees, customers and shareholders that we believe in having strong, unifying leadership at the highest levels of management. At the same time, the Board believes that having a Lead Independent Director with a well-defined role provides an appropriate level of independent oversight and an effective channel for communications when needed.

The Guidelines set forth the role of the Lead Independent Director, who must satisfy our independence standards. The Lead Independent Director has the following duties and responsibilities, among others:

■	presiding at meetings of the Board in the absence of, or upon the request of, the Chair;
■	presiding over all executive meetings of non-employee and independent directors;
■	serving as a liaison and supplemental channel of communication between the Chair and the independent directors;
■	reviewing Board agendas and recommending matters in collaboration with the Chair and CEO; and
■	if requested by major shareholders, being available for consultation and direct communication.

Board and Committee Meetings in Fiscal 2024

The Board met a total of 8 times during fiscal year ending June 30, 2024 (“fiscal 2024”) and committees of the Board met a total of 4 times during fiscal 2024. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2024. Directors are expected to attend the Company’s annual meeting of shareholders.

Board’s Role in Risk Oversight

The Board, as a whole, actively oversees the risk management of the Company. Risks — the specific financial, operational, business and strategic risks that we face, whether internal or external — are identified by the Board and management together, and then each risk is assigned to either the full Board or a Board committee for oversight in accordance with its charter. Certain business and strategic risks, such as those relating to our products, markets and

4	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Board of Directors

capital investments, are overseen by the entire Board. The full Board oversees the Company’s risk identification, risk assessment and risk management practices for strategic enterprise risks facing the Company. In addition, each of the standing committees of the Board oversees risks relevant to its scope of review. The Audit Committee oversees management of market and operational risks that could have a financial impact or impact financial reporting, such as those relating to internal controls or liquidity. The Compensation Committee is responsible for managing the risks relating to our executive compensation plans and policies and, in conjunction with the Board, key executive succession. The Nominating and Corporate Governance Committee manages the risks associated with governance issues, such as the independence of the Board. Management regularly reports to the Board or the relevant Board committee on actions that we are taking to manage these risks. In addition, the Board committees annually evaluate compliance with their respective charters, ensuring that the committees are exercising proper oversight.

The Board believes that this division of responsibilities is the most effective risk management approach and that the Board leadership structure supports this approach. As CEO, Mike Baur can use his experience and performance at the Company to function as the Company’s overall leader. In addition, the Board believes that Peter Browning provides leadership and helps guide the Board’s independent oversight of the Company’s risk exposures through his role as Lead Independent Director. Furthermore, as noted above, Board committees comprised solely of independent directors, review and evaluate various areas of significant risk to ScanSource, thereby preserving the benefit of independent risk oversight along with full Board review and responsibility.

Information Security and Cybersecurity

Information security and cybersecurity are critical components of our risk management program and are vital to maintaining our proprietary information and the trust of our customers and employees. Our information security program includes policies and procedures, prevention and detection mechanisms, incident response, business continuity planning and employee compliance and security awareness training. We also engage with third-party information security experts to assess our defense mechanisms and have a cyber risk insurance policy in place that provides coverage for security incident response expenses, certain losses due to network security failures, investigation expenses, privacy liability and certain third-party liability.

Given the importance of information security and privacy to our stakeholders, the Board receives regular reports from senior management assessing our program for managing information security risks, including data privacy and data protection risks.

Director Education

The Company and each Board member are members of the National Association of Corporate Directors (the “NACD”). As members of the NACD and through other external director education service providers, the Company and each Board member have access to various programs, materials, reports and research teams.

Corporate Governance Guidelines

The Board has established Guidelines that address various governance matters, including the role, function, size and composition of the Board, Board tenure, service on other public company boards, conflict of interest issues, executive sessions of non-management directors, shareholder engagement, review of committee charters and the Board self-evaluation process. Copies of the Guidelines and certain other policies adopted by the Board are available on the “Investors” page of the Company’s website, www.scansource.com, under the “Corporate Governance” tab. By referring to the Company’s website, www.scansource.com, or any portion thereof, including the “Investors” page of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.

GENERAL BOARD FUNCTIONS

The Guidelines set forth general functions of the Board, including holding regularly scheduled meetings and special meetings where appropriate; periodically reviewing management’s performance and our organizational structure; regularly reviewing management talent development and succession planning for our NEOs; providing guidance, reviewing and, when appropriate, approving corporate strategy; determining compensation for our NEOs through the Compensation Committee and with advice from the CEO and approving awards of equity-based compensation; overseeing our accounting and financial reporting process and the audits of our financial statements through the Audit Committee; identifying potential candidates for Board membership and regularly reviewing Board succession planning through the Nominating and Corporate Governance Committee; overseeing our risk management activities; and retaining independent advisors on behalf of the Board when appropriate.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	5

Board of Directors

DIRECTOR RESIGNATION POLICY

Section 4(c) of the Articles provides that directors are elected by a majority of the votes cast on the election of directors in uncontested elections and a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors in contested elections. The Articles and the Guidelines provide that a nominee for director who is an incumbent director will tender their resignation to the Nominating and Corporate Governance Committee for its consideration if, in an uncontested election, the director fails to receive an affirmative majority of the votes cast. The Board, on recommendation from the Nominating and Corporate Governance Committee, will then determine whether to accept the director’s resignation.

RETENTION OF INDEPENDENT ADVISORS

The Guidelines provide that the Board may retain independent advisors when appropriate.

SUCCESSION PLANNING

The Board engages in an active succession planning process. On an annual basis, with the assistance of our CEO, the Board reviews the potential in-house candidates for each of the critical senior management positions and identifies areas of growth for those candidates that will best enable them to fill any need that we might have. Where there is not a satisfactory in-house candidate for a position, the Board considers whether outside candidates are likely to be available in a timely manner and whether other alternatives need to be considered. The Nominating and Corporate Governance Committee also regularly reviews Board succession planning and identifies potential candidates for Board membership, with the objective being that all new, non-CEO candidates will be independent.

BOARD TENURE

The Board is elected annually and is not classified. The Board does not have a mandatory retirement age or term limits for directors. We believe our shareholders benefit from continuity of directors. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and takes steps as necessary regarding continuing director tenure. The Nominating and Corporate Governance Committee considers each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity, along with fresh perspectives.

SIZE AND COMPOSITION OF BOARD

The size of the Board may be increased or decreased by resolution of the Board. Charles Whitchurch, who had served on the Board since 2009, retired from the Board when his term of office expired at the Company’s Annual Meeting of Shareholders held on January 25, 2024. In connection with Whitchurch’s retirement, the Board was decreased in size to eight members.

The Guidelines provide that a majority of the Board at all times will be independent. Through the Nominating and Corporate Governance Committee, the Board will identify potential candidates for Board membership with the objective being that all new, non-employee candidates will be independent. The Board, with the assistance of the Nominating and Corporate Governance Committee, will determine the independence of the non-management directors on an annual basis. The Board has determined that (i) each of Peter Browning, Frank Emory, Jr. (“Frank Emory” or “Emory”), Charles Mathis (“Charles Mathis” or “Mathis”), Vernon Nagel (“Vernon Nagel” or “Nagel”) and Jeffrey Rodek (“Jeffrey Rodek” or “Rodek”), Dorothy Ramoneda (“Dorothy Ramoneda” or “Ramoneda”) and Elizabeth Temple (“Elizabeth Temple” or “Temple”) meet and (ii) Whitchurch (who retired from the Board when his term of office expired at the Company’s Annual Meeting of Shareholders held on January 25, 2024) met, during the period that he served as a director, the requirements for being “independent” as that term is defined in the SEC rules and the Nasdaq listing standards. Mike Baur is the only management member of the Board.

BOARD DIVERSITY

The Nominating and Corporate Governance Committee regularly reviews the diversity of skills, expertise, background and other characteristics of existing and potential director candidates in deciding on nominations for election to the Board by our shareholders or for appointment to the Board. The Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and takes diversity considerations into account when identifying potential director candidates. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board with respect to skills, knowledge, perspectives, experience, background and other characteristics. Furthermore, we are committed to the value of inclusion, and the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural

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Board of Directors

background and professional experience. As part of the Board’s refreshment process and succession planning, the Board considers qualified independent director candidates, including gender and ethnically diverse candidates.

SERVICE ON OTHER PUBLIC COMPANY BOARDS

The Guidelines provide that a non-management director may serve on no more than four public company boards of directors (including the Board) and no more than three public company audit committees. The Guidelines further provide that the CEO of the Company may serve on no more than two public company boards of directors (including the Board). All members of the Board, including the CEO, are in compliance with the guidelines regarding service on boards and audit committees of other public companies.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Pursuant to the Guidelines, the non-management directors must meet regularly as a board and in committees in executive session, without the participation of the CEO or other members of the Company’s management. Our non-management directors met regularly in executive session during fiscal 2024 Board and committee meetings.

DIRECTOR EVALUATIONS AND REVIEWS

In accordance with the Guidelines, the Board and the Nominating and Corporate Governance Committee conduct annual performance reviews of the Board and its committees. As a part of the evaluation process, the Board and each of the Board committees meet and discuss self-assessments and corporate governance matters.

ANTI-PLEDGING POLICY

Under the Company’s anti-pledging policy, directors, officers and employees of the Company are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. All executive officers and directors are in compliance with this policy.

ANTI-HEDGING POLICY

Under the Company’s anti-hedging policy, directors, officers and employees of the Company are prohibited from engaging in hedging transactions. All executive officers and directors are in compliance with this policy.

Shareholder Engagement

Engagement with our shareholders remains a key focus for ScanSource and an important part of the Board’s governance commitment. Our recent engagement efforts focused on developing relationships, expanding dialogue to cover strategy and governance topics and collecting shareholder feedback. We pursue multiple avenues for shareholder engagement, including:

■	holding video, teleconference and in-person meetings with our shareholders and prospective investors;
■	participating in investor conferences;
■	building relationships with sell-side analysts interested in the ScanSource ecosystem; and
■	issuing periodic reports on our activities.

Over the past year, we reached out to shareholders representing over 60% of shares outstanding and we held engagement calls with some of our largest shareholders, which represent nearly 50% of shares outstanding. During these conversations, we heard from shareholders regarding the Board composition, corporate governance policies and executive compensation practices, as well as our policies on corporate environmental, social and governance (“ESG”) responsibility. These engagements continue to provide us with valuable feedback that allows the Board to better understand our shareholders’ priorities and perspectives and to incorporate them into our deliberations and decision making.

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Committees of the Board

COMMITTEES OF THE BOARD

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees, each of which has a written charter. Copies of the charters for the standing Board committees are available on the “Investors” page of our website, www.scansource.com, under the “Corporate Governance” tab. Committee members and committee chairs are appointed by the Board. The following table reflects the membership of each of the Board’s committees and the Chair of each of the Board’s committees:

	BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Michael L. Baur	Chair

Peter C. Browning				Chair

Frank E. Emory

Charles A. Mathis		Chair

Vernon J. Nagel

Dorothy F. Ramoneda

Jeffrey R. Rodek

Elizabeth O. Temple			Chair

Audit Committee

The functions of the Audit Committee include selecting the independent registered public accounting firm; reviewing the scope of the annual audit undertaken by the independent registered public accounting firm and the progress and results of its work; overseeing the quality, adequacy and effectiveness of our data security, privacy, technology and information security policies, procedures and internal controls; reviewing our financial statements and our internal accounting and auditing procedures; and overseeing our internal audit function. The Audit Committee met 4 times during fiscal 2024. Each member of the Audit Committee meets the independence requirements for audit committee members as set forth in the Nasdaq listing standards and the Exchange Act. The Board has determined that (i) each of Peter Browning, Charles Mathis, Vernon Nagel, Jeffrey Rodek and Elizabeth Temple is an “audit committee financial expert” within the meaning of the SEC rules and (ii) all Audit Committee members meet the Nasdaq listing standard of financial sophistication.

Compensation Committee

The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices; reviewing salaries and bonuses for our NEOs; overseeing our equity-based compensation plans; overseeing compensation risk assessment; and considering such other matters as may from time to time be referred to the Compensation Committee by the Board. The Compensation Committee met 4 times during fiscal 2024. Each member of the Compensation Committee meets the independence requirements for compensation committee members as set forth in the Nasdaq listing standards. See “Executive Compensation — Compensation Discussion and Analysis” for a further discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to serve on the Board and recommending that the Board select a slate of director nominees for election at each annual meeting of shareholders; assisting the Board in fulfilling its oversight responsibilities under the Nasdaq listing standards, the Articles and the Bylaws and South Carolina law; and implementing our programs for complying with the SEC rules and the Nasdaq listing standards (in conjunction with the Audit Committee, where necessary or appropriate) as well as other Nasdaq rulemaking initiatives pertaining to corporate governance considerations. The Nominating and Corporate Governance Committee met 4 times during fiscal 2024. Each member of the Nominating and Corporate Governance Committee meets the independence requirements as set forth in the Nasdaq listing standards.

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Candidates for the Board

CANDIDATES FOR THE BOARD

The Nominating and Corporate Governance Committee will identify and screen potential nominees for directors, including nominees recommended by shareholders or third-party search firms, and recommend nominees to the Board. See “Shareholder Proposals” for a discussion of the Company’s policies for shareholder nominees for directors. The Nominating and Corporate Governance Committee has not adopted specific objective requirements for service on the Board. Instead, the Nominating and Corporate Governance Committee will consider various factors in determining whether to recommend to the Board potential new board members, or the continued service of existing members, including the nominee’s experience and skills and whether such experience or skills are particularly relevant to us; whether the nominee would be an independent director under Nasdaq listing standards and applicable law; and, in the case of existing members, the nominee’s contributions as a member of the Board during their prior service. In addition, in determining whether to recommend a director nominee, the members of the Nominating and Corporate Governance Committee will consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. Generally, the Board considers such factors as race, age, gender, national origin and other factors as part of the consideration with regard to diversity. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that the Board, as a whole, will possess the appropriate talent, skills and expertise to oversee our business. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board that best serves the needs of the Company and the interests of our shareholders. The Nominating and Corporate Governance Committee may engage a third-party search firm to assist the committee in locating, recruiting and vetting potential candidates for election or appointment as directors.

Board Skills

The matrix below provides information regarding the current members of the Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which the Board believes are relevant to our business and industry and demographic information. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute with respect to any of our directors is not marked does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, experience or attribute listed below may vary among the members of the Board.

	Michael L. Baur	Peter C. Browning	Frank E. Emory	Charles A. Mathis	Vernon J. Nagel	Dorothy F. Ramoneda	Jeffrey R. Rodek	Elizabeth O. Temple
Knowledge, Skills, Experiences and Attributes

Audit & Internal Controls

Board Governance

CEO – Current or Former

Compensation & Benefits

Distribution & Channel Industry

Information Technology & Security

International Business

Investor Relations

Operations

Public Company Board (not SCSC)

Public Company Executive Role

Risk Management

Strategy & Acquisitions/Divestitures

Tax & Treasury

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Candidates for the Board

Board Diversity

The Nominating and Corporate Governance Committee values the benefits associated with a diverse board, which we interpret as including gender, racial and ethnic diversity. We similarly will take diversity into account as we identify future potential Board members, and we expect those who assist us in identifying Board candidates to include diverse candidates in their consideration. Three of eight of our director nominees, 37.5%, are either gender, racially or ethnically diverse. As part of the Board’s refreshment process and succession planning, the Board considers, which includes using a third-party consulting and search firm to assist in the identification of candidates, qualified independent director candidates, including gender, racially and ethnically diverse candidates.

The matrix below summarizes the voluntary self-identified gender and demographic background statistics for the Board. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Listing Rule 5605(f). For our prior year’s matrix, see the Company’s definitive proxy statement relating to the Company’s Annual Meeting of Shareholders held on January 25, 2024 filed with the SEC on December 12, 2023.

Board Diversity Matrix

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	6	—	—

Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	5	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

CODE OF CONDUCT

Our Code of Conduct applies to all of our directors, officers and employees, including our CEO, our Chief Financial Officer (the “CFO”), and our Chief Accounting Officer (the “CAO”). In November 2023, the Board approved updates to our Code of Conduct to reflect new amendments to Rule 10b5-1 under the Exchange Act, including (i) mandatory “cooling-off” periods prior to trading under a new or amended Rule 10b5-1 plan, (ii) prohibitions on multiple overlapping Rule 10b5-1 plans, (iii) limitations on single-trade arrangements and (iv) new disclosure requirements with respect to insider trading policies and procedures. We have posted the Code of Conduct on the “Investors” page of our website, www.scansource.com, under the “Corporate Governance” tab. We will provide a copy of the Code of Conduct upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

We intend to post on our website, www.scansource.com, under the “Corporate Governance” tab, in accordance with all applicable laws and regulations, any amendments to, or waivers from, any provision of the Code of Conduct that applies to our CEO, CFO, CAO or persons performing similar functions. No waivers were sought or granted in fiscal 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and, if appropriate, approves or ratifies all transactions that could potentially be required to be reported under Item 404 of Regulation S-K under the Exchange Act in accordance with Nasdaq listing standards.

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Certain Relationships and Related Party Transactions

In addition, the Audit Committee’s charter requires the Audit Committee to review all director and officer related party transactions and potential conflicts of interests on an ongoing basis and to review a summary of the same on an annual basis. The Audit Committee’s charter also requires the Audit Committee to review our conflict-of-interest policy (which is a part of our Code of Conduct) and compliance with that policy on an annual basis.

We are not aware of any transaction required to be reported under Item 404 of Regulation S-K under the Exchange Act since the beginning of fiscal 2024 for which our policies and procedures did not require review, approval or ratification or for which such policies and procedures were not followed.

There are no family relationships between any executive officer, director or nominee for director, and there are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

COMMUNICATIONS WITH THE BOARD

The Board recognizes that creating long-term value for shareholders will require consideration of concerns of shareholders and other stakeholders in the industry and communities in which the Company operates. Shareholders and other interested parties may send written communications to the Board, the Chair or the Lead Independent Director (as applicable), or to one or more independent directors, by directing such communication to our Corporate Secretary, Shana Smith, by mail at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, or by e-mail to legal@scansource.com. All written communications will be compiled by the Corporate Secretary and promptly submitted to the individual director(s) being addressed or to the chair of the committee whose areas of responsibility include the specific topic addressed by such communication, or, in all other cases, to the Chair. The Company generally will not forward to directors a communication that the Corporate Secretary determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

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Environmental, Social and Corporate Governance

ESG STRATEGY AND PROGRESS

In September 2024, the Company issued its annual Corporate Citizenship report, highlighting ScanSource’s ESG strategy and progress for fiscal 2024.

ScanSource’s ESG Steering Committee – a cross-functional team with members across the business – has guided ESG strategy and driven progress for the company’s ESG initiatives, including the development of its annual ESG reports. Building on how ScanSource embeds ESG considerations into business strategy, the report emphasizes ScanSource’s commitment to people, culture, and communities.

The report can be found at www.scansource.com/about/responsibility. Select highlights include:

■	ESG Materiality Matrix: Alignment with the SASB framework, which prioritizes key ESG issues based on importance to stakeholders and the business
■	Materiality Matrix Priorities: Business ethics; diversity, equity and inclusion; data security and privacy; and employee engagement, training and development
■	Diversity, Equity and Inclusion Program Expansion: New educational opportunities, employee resource groups, and workforce recruitment strategies
■	Community Impact: Support for more than 70 nonprofits through financial donations, volunteering or drives
■

Environment and Sustainability: Estimates for Scope 1 and Scope 2 Greenhouse Gas (GHG) emissions; waste reduction initiatives such as ScanSource’s recycling program; and energy management initiatives, such as converting ScanSource facility lighting to LED

The report also outlines our continued progress on key ESG priorities — particularly in regard to keeping our people and culture front and center, in alignment with our ESG materiality matrix and business goals. From ensuring and supporting an inclusive and diverse workforce to providing a safe, healthy work environment, we are dedicated to doing what is right for our people. In 2023, we introduced Employee Voices, a new employee engagement survey, and The Bridge, our new digital workplace. Both company-wide initiatives reinforce our commitment to listening actively, inspiring action, enhancing global communication and enriching our Company culture.

At ScanSource, we prioritize our ESG strategy to focus on what matters most for our business and stakeholders. Leading with our people and guided by our core values, we continue to make great strides and prepare for a bright future ahead.

DIVERSITY, EQUITY AND INCLUSION

We have a comprehensive DEI program led by our global People and Culture team. ScanSource was built on the foundation of seven core values, one being the commitment to an environment that respects and values the diverse backgrounds, interests and talents of the Company’s employees. ScanSource’s dedicated DEI program reaffirms this commitment. A key component of this program is the creation of an Advisory Council, which is an employee-led group focused on sharing insights, ideas, and opinions from employees as to how to most effectively implement diversity and inclusion strategies within the Company.

In 2023, we promoted current initiatives and encouraged additional involvement at all levels of our Company. Select highlights include:

■	Completed unconscious bias training as a requirement for all people leaders;
■	Introduced unconscious bias training for all employees, recognizing the importance and impact of this topic on all levels of the organization;
■	Launched a DEI learning channel via our internal learning management system for employees, allowing them to partake in self-paced learning in this space; and
■	Launched two additional ERGs in North America based on employee feedback, continuing our efforts to create an environment of inclusion and belongings.

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Supply Chain Resilience

SUPPLY CHAIN RESILIENCE

We are committed to building a supply chain that is focused on shared values and sustainability. ScanSource’s continued success is built on being a values-driven company, which is understood by all members of the ScanSource team. As a hybrid distributor of technology solutions and not a manufacturer, ScanSource is not an emissions-intensive business and has lower exposure to risks such as product redesign costs and responsible mineral sourcing.

Our opportunities in clean technology and supporting sustainable life-cycle products are attributed to our distribution portfolio, and we are supportive of our suppliers’ efforts to bring to market more products of this type. Additionally, our Business Partner Code of Conduct requires that our suppliers and partners throughout the supply chain are dedicated to the values of corporate social responsibility, fairness, and ethics. Supplier diversity is a key topic for our business, and we continue to examine existing policies and procedures to better understand our risk areas and opportunities to choose suppliers with a more positive environmental impact whenever possible.

CHARITABLE ACTIVITIES

Shortly after our founding in 1992, we formed the ScanSource Charitable Foundation to support our commitment to giving back to our communities through investments of time, talent and resources where we have operations. Our philanthropic efforts support the following areas of focus for giving back: community, education, environment, welfare of children and workforce development. In 2023, the ScanSource Charitable Foundation donated approximately $0.4 million to a variety of non-profit organizations in communities in which our offices are located. Since our founding in 1992, ScanSource has invested more than $21 million in our communities focused on community enrichment, education, environment, leadership development, recruiting, welfare of children and workforce development. Our employees and executives also generously devote their time to serve as volunteers in the community and local schools, colleges and universities. These efforts positively impact our business, as we increase community support, provide our employees with greater opportunities for leadership development and training, and improve the job satisfaction of our employees.

We will continue to evolve our ESG program in a manner that is beneficial to the Company and our stakeholders.

ScanSource publishes a Corporate Citizenship report that is periodically updated and, while it can be found at www.scansource.com/about/responsibility. The Corporate Citizenship report is not being incorporated by reference into this Proxy Statement.

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Proposal Number 1 – Election of Directors

The Board currently consists of eight members and has no vacancies. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eight persons listed below for election as directors at the Annual Meeting. If elected, each nominee will serve until their term expires at the 2025 Annual Meeting of Shareholders or until their successor is duly elected and qualified. All the nominees are currently serving as directors and were elected to the Board at the Company’s Annual Meeting of Shareholders held on January 25, 2024. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We believe that each of the nominees has served our shareholders’ interests well during their tenure as a director and will continue to do so. We believe that the Company and our shareholders benefit from the wide variety of industry and professional experience that characterizes the members of the Board.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

The following sets forth certain information regarding the proposed nominees, including each director’s specific experience, qualifications, attributes and skills that led the Board to conclude that each nominee is well-qualified to serve as a member of the Board.

Michael L. Baur AGE 67 DIRECTOR SINCE December 1995 COMMITTEES: ■ None

Experience

Mike Baur is our Chair and Chief Executive Officer. Baur has served as either our President or Chief Executive Officer since our inception in December 1992, as a director since December 1995, and as the Chair of the Board since February 2019.

Qualifications

Baur has served the Company since its inception and has developed a deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. Baur has more than 40 years of experience in the information technology industry, having served in various leadership and senior management roles in the technology and distribution industries before joining ScanSource. Baur brings strong leadership, entrepreneurial, and business building and development skills and experience to the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company.

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Information Regarding Nominees for Director

Peter C. Browning AGE 83 DIRECTOR SINCE June 2014 LEAD INDEPENDENT DIRECTOR SINCE February 2019 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance (Chair)

Experience

Peter Browning has served as a director of the Company since June 2014 and as Lead Independent Director since February 2019. Browning has extensive experience in business, serving as an executive officer of numerous public companies, including Continental Can Company, Inc., National Gypsum Company and Sonoco Products Company. He also has served on more than 14 public company boards, including Acuity Brands, Inc. from 2001 to 2021, Enpro Inc. (formerly known as EnPro Industries, Inc.) from 2001 to 2015, Lowe’s Companies, Inc. from 1997 to 2014, Nucor Corporation from 1999 to 2015, The Phoenix Companies, Inc. from 1988 to 1999 and from 2000 to 2009, and Wachovia Corporation from 2002 to 2008, and in a variety of board leadership roles, including non-executive Chair, lead director and Chair of audit, compensation and governance/nominating committees. Browning currently serves on the board of directors of GMS Inc.

Qualifications

Browning is a well-known authority on board governance and his knowledge and experience in that area are invaluable to the Board. He was the Dean of the McColl School of Business at Queens University of Charlotte from 2002 to 2005 and has served as the Managing Partner of Peter Browning Partners, a board advisory consulting firm, since 2009. In 2011 and 2012, Browning was selected for the “NACD Directorship 100” (a list of the most influential people in corporate governance in the boardroom), and, in 2023, he was recognized by the NACD with the B. Kenneth West Lifetime Achievement Award (an annual award that recognizes a director who demonstrates exceptional achievements during the director’s board career, including a dedication to effective leadership and the director’s improvement of corporate governance). He co-authored a book on governance guidance, titled The Directors Manual: A Framework for Board Governance, which offers practical advice on leading an organization’s board.

Frank E. Emory, Jr. AGE 67 DIRECTOR SINCE October 2020 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Frank Emory has served as a director of the Company since October 2020. Emory joined Novant Health, a leading healthcare provider, in December 2018 and currently serves as its Executive Vice President, Chief Legal Officer. From June 2001 to December 2018, he served as a partner with Hunton Andrews Kurth LLP, an international law firm.

Qualifications

As a former partner of Hunton Andrews Kurth LLP, a former Chair of the Economic Development Partnership of North Carolina Inc., and an executive of Novant Health (including serving as its Chief Administrative Officer), as well as a member of numerous non-profit company and university boards, Emory brings considerable experience overseeing legal, government relations, risk management, corporate audit, compliance, human resources and diversity, inclusion and health equity teams to the Board.

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Information Regarding Nominees for Director

Charles A. Mathis AGE 64 DIRECTOR SINCE August 2021 COMMITTEES: ■ Audit (Chair) ■ Compensation ■ Nominating and Corporate Governance

Experience

Charles Mathis has served as a director of the Company since August 2021. Mathis joined the board of directors at SRI International, an independent nonprofit research institute, in March 2024. Mathis served as Executive Vice President and Chief Financial Officer of Amentum Services, Inc., a government and commercial services provider, from December 2021 to June 2023. Previously, Mathis served as Executive Vice President and Chief Financial Officer of Science Applications International Corporation (“SAIC”), a U.S. government information technology services provider, from 2016 to 2021. Prior to joining SAIC, Mathis served as Chief Financial Officer of the Company from 2012 to 2016. Prior to joining the Company, Mathis was Chief Financial Officer of Force Protection Inc., a global defense company, from 2008 to 2012. He also served as Chief Financial Officer of EFW, Inc. from 2006 to 2008.

Qualifications

As a former executive at SAIC, a Fortune 500 company (including serving as its Chief Financial Officer), Mathis has extensive experience in mergers and acquisitions, finance and accounting, financial controls, and U.S. government contracting and compliance. Mathis also brings to the Board an understanding of the Company and its business, having previously served as its Chief Financial Officer.

Vernon J. Nagel AGE 66 DIRECTOR SINCE August 2023 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Vernon Nagel has served as a director of the Company since August 2023. Nagel served as Executive Chair of the board of directors of Acuity Brands, Inc., an industrial technology company, from February 2020 until his retirement in December 2020. Prior to that, Nagel served as Chair and Chief Executive Officer of Acuity Brands, Inc. from September 2004 through January 2020 and as President of Acuity Brands, Inc. from August 2005 to August 2019. Mr. Nagel served as Vice Chair and Chief Financial Officer of Acuity Brands, Inc. from January 2004 through August 2004 and as Executive Vice President and Chief Financial Officer of Acuity Brands, Inc. from December 2001 to January 2004. Nagel currently serves as a member of the board of directors of The AZEK Company Inc., a provider of sustainable outdoor residential products, and Southwire Company, LLC, a leading provider of wire and cable and other electrical solutions.

Qualifications

Nagel has extensive management and leadership experience, having previously served as Chair and Chief Executive Officer of a multi-national public company. Over the course of his career at Acuity Brands, Inc., Nagel enhanced shareholder value by introducing new technologies, expanding markets served through organic growth and acquisitions, and driving company-wide productivity. Nagel’s background provides the Board with invaluable executive leadership experience and financial and accounting expertise.

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Information Regarding Nominees for Director

Dorothy F. Ramoneda AGE 65 DIRECTOR SINCE November 2019 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Dorothy Ramoneda has served as a director of the Company since November 2019. Ramoneda served as Executive Vice President and/or Chief Information Officer of First-Citizens Bank & Trust Company (“FCB”), a subsidiary of First Citizens BancShares, Inc., from July 2012 until May 2024. Prior to that, she served as Chief Information Officer of Progress Energy, Inc., a North Carolina utilities company, from 2002 to 2012 and as Vice President of Information Technology and Telecommunications of Progress Energy, Inc. from 2000 to 2002.

Qualifications

Ramoneda has extensive leadership experience, having served as the Chief Information Officer of a Fortune 500 company and in multiple industries. Ramoneda started her career at the accounting firm Arthur Andersen LLP doing system integration, business process outsourcing and practice management. Over Ramoneda’s career, she has provided leadership for the continued development of innovative, robust and secure information technology environments, giving her an understanding of the challenges and issues in our industry and the industries of many of our vendors and customers. Given Ramoneda’s background as a Chief Information Officer in the financial services industry, she brings particular expertise to the Board’s oversight of our cybersecurity and other information technology risks, including strategies for mitigating these risks and addressing data breaches.

Jeffrey R. Rodek AGE 71 DIRECTOR SINCE May 2020 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Jeffrey Rodek has served as a director of the Company since May 2020. Rodek has served as an Executive Network Advisor and as a Limited Partner of Tensility Venture Partners, a venture capital firm investing in early-stage artificial intelligence startups, since October 2017, as well as an Executive Advisor and as a member of the Leadership Council of Pathr.ai Inc., an artificial intelligence-powered spatial intelligence software company, since September 2021. From July 2007 to May 2018, Rodek served as a Senior Lecturer at the Fisher College of Business at The Ohio State University. Prior to that, Rodek served as Senior Advisor and as Executive Partner at Accretive, LLC from July 2007 to December 2009; as Chair and Chief Executive Officer of Hyperion Solutions Corporation from October 1999 to April 2007, and as President and Chief Operating Officer of Ingram Micro Corporation from 1995 to 1999.

Qualifications

Rodek has over 40 years of business and leadership experience spanning across multiple industries. Over Rodek’s career, he has driven performance growth and improved corporate governance strategies in the logistics, enterprise software and technology solutions industries, giving him a keen understanding of the challenges and issues present in our industry.

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Information Regarding Nominees for Director

Elizabeth O. Temple AGE 59 DIRECTOR SINCE September 2017 COMMITTEES: ■ Audit ■ Compensation (Chair) ■ Nominating and Corporate Governance

Experience

Elizabeth Temple has served as a director of the Company since September 2017. Temple has served as Chair and Chief Executive Officer of the law firm of Womble Bond Dickinson (US) LLP since January 2016, positions she will hold until January 1, 2025. She has been a practicing corporate and securities attorney at the firm since 1989. Prior to serving as Chair and Chief Executive Officer, Temple served in a number of other leadership roles at the firm and she has been a partner at the firm since 1997. Temple has also served on the board of directors of Messer Construction Co., a construction management and general contractor, since March 2023.

Qualifications

Temple has extensive leadership experience serving as U.S. Chair and Chief Executive Officer of a transatlantic law firm. Over Temple’s legal career, she has counseled public and private companies on their highest strategic priorities, giving her an understanding of the challenges and issues in the Company’s industry and the industries of many of its vendors and customers. Her background as a legal advisor to public companies and boards provides the Board with additional expertise in the areas of risk management, corporate governance, acquisitions and securities regulation.

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2024 Director Compensation Table

2024 DIRECTOR COMPENSATION TABLE

The table below sets forth the compensation paid to each non-employee director who served on the Board of Directors in fiscal 2024. Directors who are also employees of ScanSource (in fiscal 2024, Mike Baur) do not receive compensation (other than their compensation as employees of the Company) for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)

Peter C. Browning	170,000	150,004	320,004

Frank E. Emory	85,000	150,004	235,004

Charles A. Mathis	110,000	150,004	260,004

Vernon J. Nagel(4)	70,833	150,004	220,837

Dorothy F. Ramoneda	85,000	150,004	235,004

Jeffrey R. Rodek	85,000	150,004	235,004

Elizabeth O. Temple	100,000	150,004	250,004

Charles R. Whitchurch(5)	49,583	150,004	199,587

(1)

Amounts shown are the aggregate grant date fair value of restricted stock units computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see Note 11 to our audited consolidated financial statements for fiscal 2024, included in the Annual Report (as defined below). Each non-employee director received restricted stock units on August 25, 2023 for 4,759 shares, at a closing stock price on that day of $31.52, that vested in August 2024.

(2)	Each non-employee director had 4,759 unvested restricted stock units as of June 30, 2024.
(3)	Browning, Rodek and Temple have elected to defer their annual equity grants; a total of 22,759, 13,759 and 22,759 restricted stock units are deferred respectively.
(4)	Nagel was appointed as a director of the Company, effective August 16, 2023.
(5)	Whitchurch retired from the Board when his term of office expired at the Company’s Annual Meeting of Shareholders held on January 25, 2024.

Cash Retainers for Fiscal 2024

Directors who are not our employees are paid an annual retainer of $85,000. An additional annual retainer of $70,000 is paid, as applicable, to a non-executive chair or lead independent director of the Board. An additional annual retainer of $25,000 is paid to the chair of the Audit Committee and an additional annual retainer of $15,000 is paid to the chairs of the Compensation and the Nominating and Corporate Governance Committees. Annual service for this purpose relates to the approximate 12-month period between annual meetings of our shareholders. All directors are reimbursed for expenses incurred in connection with the performance of their service as directors as well as the cost of any director education. Directors may elect to receive any portion of their cash fees in shares.

Equity Retainers for Fiscal 2024

Our non-employee directors receive an annual equity retainer under the ScanSource, Inc. 2021 Omnibus Incentive Compensation Plan (the “2021 Omnibus Incentive Plan”). In addition, non-employee directors also may be eligible to receive other awards under the 2021 Omnibus Incentive Plan. Each non-employee director can elect to receive the award in restricted stock awards or restricted stock units and can elect to defer their equity award under the ScanSource, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

The number of shares subject to a director’s annual equity award was determined by dividing $150,000 by the equity award value per share on the grant date. The equity award value means the closing price of the common stock on the grant date. The date of grant of the annual equity awards for our non-employee directors takes place at the same time as the annual equity awards for our employees.

A person who first becomes a non-employee director on a date other than a regularly scheduled annual meeting of shareholders will receive a restricted stock unit for a pro-rated number of shares of common stock. Restricted stock units may not be transferred or sold.

The equity award granted to directors under the 2021 Omnibus Incentive Plan will vest in full on the day that is one year after the date of grant, or upon the earlier occurrence of (i) the director’s termination of service as a director by reason

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2024 Director Compensation Table

of death, disability or retirement or (ii) a change in control of the Company. If a director terminates service for any other reason, he or she will forfeit all of their right, title and interest in and to the unvested equity award as of the date of termination, unless the Board determines otherwise.

Stock Ownership and Retention Policy

Under the equity ownership policy, directors are expected to hold five times their annual Board cash retainer in Company securities. The policy also incorporates a retention requirement by requiring such persons to retain 50% of the net shares resulting from the vesting of certain awards until the required ownership under the policy is met. As of the end of fiscal 2024, all directors were in compliance with this policy.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends that shareholders vote “FOR” the election of each of the eight nominees previously listed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the election of each of the eight nominees previously listed in this Proxy Statement.

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Proposal Number 2 – Advisory Vote To Approve Named Executive Officer Compensation

BACKGROUND OF THE PROPOSAL

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity at the Annual Meeting to vote on a non-binding advisory resolution, commonly known as a “say-on-pay” proposal, approving the compensation of our NEOs. The Company holds this non-binding advisory vote annually. There have been no material changes to our compensation policies this year. This vote is not intended to address any specific item or element of compensation or the compensation of any specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies and practices used to determine compensation described in this Proxy Statement. A discussion of these items is found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

EXECUTIVE COMPENSATION

The Compensation Committee has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the executive compensation tables regarding NEO compensation, together with the accompanying narrative disclosure, illustrate the trends in compensation and the application of our compensation philosophy, policies and practices for the years presented. Highlights of our compensation program include the following:

■

Variable cash incentives are payable to NEOs to encourage the achievement of various pre-determined performance metrics, business growth opportunities, management goals and profitability of business units, all of which focus our NEOs on performance goals intended to enhance shareholder value.

■	Awards of long-term equity incentives, in the form of performance-based and service-based restricted stock unit awards, directly align the interests of our NEOs and shareholders.
■

Linking the personal financial interests of our NEOs to the Company’s long-term performance discourages excessive risk-taking and encourages behavior that supports sustainable shareholder value creation.

■

The Board’s adoption of policies covering stock ownership and retention, incentive compensation recoupment, and anti-pledging and anti-hedging for executive officers mitigates risk in connection with our executive compensation program.

The Compensation Committee believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our NEOs and our shareholders. Accordingly, we are asking our shareholders at the Annual Meeting to vote “FOR” the non-binding advisory resolution approving the compensation of our NEOs, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion below.

RESOLUTION

For the reasons stated above, we are asking shareholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion, is hereby APPROVED.

EFFECT OF RESOLUTION

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of our shareholders and will take the outcome of the vote into account when considering future executive compensation arrangements for our NEOs.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that our executive compensation program aligns our NEOs’ compensation with the long-term interests of our shareholders. Our program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term

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Recommendation of the Board of Directors

strategies to build shareholder value. The Board believes that our philosophy, policies and practices have resulted in executive compensation decisions that are aligned with shareholder interests and that have benefited and will benefit the Company over time.

The Board unanimously recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement

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Proposal Number 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025, which appointment has been ratified by the Board. See “Audit Committee Report” below for more information.

The Company expects that a representative of Grant Thornton will attend the Annual Meeting, and the representative will have the opportunity to make a statement if the representative desires to do so. The Company also expects that a representative of Grant Thornton will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025 is not required by law, but is being presented in the discretion of the Board. If the Company’s shareholders do not ratify this appointment, other independent registered public accounting firms will be considered by the Audit Committee. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As reflected in the table below, we incurred fees in fiscal 2024 and fiscal 2023 for services performed by Grant Thornton related to such periods.

	Fiscal Year Ended June 30, 2024 ($)	Fiscal Year Ended June 30, 2023 ($)

Audit Fees(1)	1,908,925	1,985,927

Audit-Related Fees	—	—

Tax Fees(2)	206,406	209,941

All Other Fees	—	—

Total	2,115,331	2,195,868

(1)

Audit Fees consist of the aggregate fees billed for the respective fiscal year for professional services rendered by the independent registered public accounting firm for the audit of the consolidated financial statements included in the Annual Report, the audit of internal control over financial reporting, the review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Tax Fees consist of the aggregate fees billed for the respective fiscal year for professional services rendered by the independent registered public accounting firm related to foreign tax compliance, tax advice and tax planning.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. All audit and permitted non-audit services performed in fiscal 2024 were pre-approved by the Audit Committee. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee, pursuant to guidelines approved by the Audit Committee, to one or more members of the Audit Committee. None of the services described above were approved by the Audit Committee pursuant to the exception provided by the Exchange Act rules.

The Audit Committee has reviewed the non-audit services provided by Grant Thornton and has determined that the provision of such services is compatible with maintaining Grant Thornton’s independence for the period of time during which it has served as our independent registered public accounting firm.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025.

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Proposal Number 4 – Approval of ScanSource, Inc. 2024 Omnibus Incentive Compensation Plan

BACKGROUND OF THE PROPOSAL

We seek your approval of the ScanSource, Inc. 2024 Omnibus Incentive Compensation Plan. Our current omnibus incentive compensation plan, the 2021 Omnibus Incentive Plan, terminates upon shareholder approval of the 2024 Omnibus Incentive Plan. If the 2024 Omnibus Incentive Plan is approved, 1,500,000 new shares will be available, subject to the information set out below. The Board, upon recommendation of the Compensation Committee, unanimously approved the 2024 Omnibus Incentive Plan on October 21, 2024 (the “Effective Date”). Awards, other than restricted stock, may be granted under the 2024 Omnibus Incentive Plan on and after the Effective Date, but no such awards may be exercised, vested, paid or otherwise settled, or any shares of common stock issued, unless and until shareholder approval of the 2024 Omnibus Incentive Plan. Restricted stock may only be granted after shareholder approval of the 2024 Omnibus Incentive Plan.

The 2024 Omnibus Incentive Plan will replace the 2021 Omnibus Incentive Plan, upon shareholder approval, and no further awards will be granted under the 2021 Omnibus Incentive Plan on or after the Effective Date. The terms and conditions of awards granted under the 2021 Omnibus Incentive Plan will not be affected by approval or adoption of the 2024 Omnibus Incentive Plan, and the 2021 Omnibus Incentive Plan will remain effective with respect to awards granted under the 2021 Omnibus Incentive Plan prior to shareholder approval of the 2024 Omnibus Incentive Plan. As of September 30, 2024, 735,583 shares of common stock were available for awards under the 2021 Omnibus Incentive Plan. If the 2024 Omnibus Incentive Plan is not approved, the 2021 Omnibus Incentive Plan will remain in effect pursuant to its terms. If the 2024 Omnibus Incentive Plan is approved, the 1,500,000 new shares available under the 2024 Omnibus Incentive Plan will be reduced on a one-for-one basis by the number of shares subject to awards granted under the 2021 Omnibus Incentive Plan, between September 30, 2024 (date of the equity overhang information below) and approval of the 2024 Omnibus Incentive Plan.

Historical equity awards outstanding as of September 30, 2024 include (i) 931,294 full value awards, including restricted stock units and performance stock units and (ii) 538,013 stock options with a weighted average exercise price of $31.18 and a weighted average remaining term of 4.09 years.

The Board believes that awards tied to our common stock and Company performance promote long-term success of the Company and views the 2024 Omnibus Incentive Plan as an essential element of the Company’s overall compensation program. The Compensation Committee considered, among other things, the existing terms of the 2021 Omnibus Incentive Plan, our compensation philosophy and practices, as well as feedback from our shareholders and other stakeholders. Under the 2024 Omnibus Incentive Plan, we can grant stock options, including non-qualified options and ISOs, stock appreciation rights (“SARs”), restricted stock units, deferred stock, performance units and shares, dividend equivalents and other stock based awards. We believe that the 2024 Omnibus Incentive Plan (i) assists the Company in attracting, retaining and motivating our employees, officers, directors and consultants, (ii) provides equitable and competitive compensation opportunities; (iii) recognizes individual contributions; (iv) rewards goal achievement; and (v) aligns the interests of participants with those of our shareholders. We believe the Company’s best interests will be served by your approval of the 2024 Omnibus Incentive Plan.

SUMMARY OF 2024 OMNIBUS INCENTIVE COMPENSATION PLAN

The following summary of the material terms of the 2024 Omnibus Incentive Plan is qualified in its entirety by reference to the complete text of the 2024 Omnibus Incentive Plan, which is attached hereto as Appendix A.

Historical Burn Rate and Potential Economic Dilution Analysis

We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our shareholders. As part of our analysis when considering the number of shares to be included in the 2024 Omnibus Incentive Plan, we considered our equity plans’ “burn rate,” calculated as (i) the number of shares subject to equity awards granted under the 2021 Omnibus Incentive Plan for the three years ending June 30, 2024, divided by (ii) the weighted average number of shares outstanding for that period. Our average burn rate for the three years ending June 30, 2024 was 1.84%. The total potential dilution resulting from issuing all shares authorized under our equity plans as of September 30, 2024 (including the 1,500,000 additional shares that would be available if shareholders approve the 2024 Omnibus Incentive Plan) would be approximately 15.43%. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. During this three-year period, we have sought to provide equity compensation to our employees and non-employee directors who we believe are important to our organization in furthering our business strategy.

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Summary of 2024 Omnibus Incentive Compensation Plan

Expected Duration

We expect that the shares available under the 2024 Omnibus Incentive Plan for future awards will be sufficient for currently anticipated awards for the next four years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2024 Omnibus Incentive Plan reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.

Eligibility

Employees and consultants of ScanSource and its affiliates are eligible to receive awards under the 2024 Omnibus Incentive Plan, including all five of our executive officers and approximately 2,300 other employees and consultants. Non-employee directors (currently seven) are also eligible to receive awards under the 2024 Omnibus Incentive Plan. Incentive stock options (“ISOs”), however, may only be granted to employees of the Company and its corporate subsidiaries.

Administration

The 2024 Omnibus Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to grant awards to such eligible persons and upon such terms and conditions (not inconsistent with the provisions of the 2024 Omnibus Incentive Plan) as it may consider appropriate. Among the Compensation Committee’s powers is the authority to (i) determine the form, amount and other terms and conditions of awards; (ii) clarify, construe or resolve any ambiguity in any provision of the 2024 Omnibus Incentive Plan or any award agreement; (iii) amend the terms of outstanding awards, subject to the grantee’s consent in certain cases and the 2024 Omnibus Incentive Plan’s prohibitions against repricing of awards without shareholder approval; and (iv) adopt such rules, forms, instruments and guidelines for administering the 2024 Omnibus Incentive Plan as the Compensation Committee deems necessary or proper. The Compensation Committee may delegate any or all of its administrative authority to one or more of our officers, except with respect to awards to non-employee directors and executive officers, including executive officers who are subject to Section 16 of the Exchange Act. Based on service, performance and/or other factors or criteria, the Compensation Committee may, after grant of the award, accelerate the vesting of all or any part of the award. Notwithstanding the foregoing, any exercise of discretion regarding awards for non-employee directors must be approved by the Board.

Expenses

All expenses of the 2024 Omnibus Incentive Plan are paid by the Company.

Share Counting Provisions

Shares of common stock covered by an award will only be counted as used to the extent actually used. A share of common stock issued in connection with an award under the 2024 Plan will reduce the total number of shares of common stock available for issuance under the 2024 Omnibus Incentive Plan by one; provided, however, that, upon settlement of a stock-settled stock appreciation right (“SAR”), the total number of shares available for issuance under the 2024 Omnibus Incentive Plan will be reduced by the gross number of shares underlying the SAR that is exercised. If any award under the 2024 Omnibus Incentive Plan or any award under the 2024 Omnibus Incentive Plan that is outstanding after the shareholders approve the 2024 Omnibus Incentive Plan terminates without the delivery of shares of common stock, whether by lapse, forfeiture, cancellation or otherwise, the shares of common stock subject to such award, to the extent of any such termination, shall again be available for grant under the 2024 Omnibus Incentive Plan. Notwithstanding the foregoing, upon the exercise of any such award granted in tandem with any other awards, such related awards will be cancelled to the extent of the number of shares of common stock as to which the award is exercised, and such number of shares will no longer be available for awards under the 2024 Omnibus Incentive Plan. If any shares subject to an award granted under the 2024 Omnibus Incentive Plan or any award granted under the 2024 Omnibus Incentive Plan that is outstanding after the shareholders approve the 2024 Omnibus Incentive Plan are withheld or applied as payment in connection with the exercise of such award or the withholding or payment of taxes related thereto or separately surrendered by the participant for any such purpose, such returned shares of common stock will be treated as having been delivered for purposes of determining the maximum number of shares remaining available for grant under the 2024 Omnibus Incentive Plan and will not be treated as available for grant under the 2024 Omnibus Incentive Plan. The number of shares available for issuance under the 2024 Omnibus Incentive Plan may not be

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Summary of 2024 Omnibus Incentive Compensation Plan

increased through the purchase of shares on the open market with the proceeds obtained from the exercise of any options or purchase rights granted under the 2024 Omnibus Incentive Plan or any options or other purchase rights granted under the 2024 Omnibus Incentive Plan. Notwithstanding the foregoing, in the case of any substitute award granted in assumption of or in substitution for an entity award issued by an acquired entity, shares delivered or deliverable in connection with such substitute award will not be counted against the number of shares reserved under the 2024 Omnibus Incentive Plan (to the extent permitted by applicable stock exchange rules). Available shares of stock under a shareholder-approved plan of an acquired entity (as appropriately adjusted to reflect the transaction) also may be used for awards under the 2024 Omnibus Incentive Plan and will not reduce the number of shares otherwise available under the 2024 Omnibus Incentive Plan (subject to applicable stock exchange requirements).

Adjustments for Stock Splits and Similar Events

If a dividend or other distribution (whether in cash, shares or other property) (excluding ordinary dividends or distributions), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or the repurchase or exchange of shares of our common stock or other securities, or other rights to purchase shares of our securities or other similar transaction or event, affects our shares of common stock such that the Compensation Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2024 Omnibus Incentive Plan, the Compensation Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities that may be issued pursuant to awards under the 2024 Omnibus Incentive Plan, the per individual limits on the awards that can be granted in any calendar year and any outstanding awards and the related exercise prices (as defined below) relating to any such awards, if any.

Share Limits

Under the terms of the 2024 Omnibus Incentive Plan, the maximum number of shares of common stock reserved for delivery in settlement of awards will be an aggregate of 2,235,583 shares, (i) plus that number of shares subject to awards granted under the 2021 Omnibus Incentive Plan which become available in accordance with the 2024 Omnibus Incentive Plan, subject to shareholder approval, and (ii) reduced on a one-for-one basis by shares of our common stock subject to awards granted under the 2021 Omnibus Incentive Plan between September 30, 2024 and the date the 2024 Omnibus Incentive Plan is approved. However, the total number of shares of common stock that may be delivered pursuant to the exercise of ISOs granted under the 2024 Omnibus Incentive Plan may not exceed 2,235,583 shares.

Generally, no grantee (other than a non-employee director) may be granted, in a single calendar year under the 2024 Omnibus Incentive Plan, more than 500,000 shares (twice that limit for awards granted in the year in which the grantee (other than a non-employee director) first commences employment or service). The maximum potential value of awards under the 2024 Omnibus Incentive Plan that may be granted in a single calendar year to any grantee (other than a non-employee director) may not exceed $7,000,000 (twice that limit for awards granted to a grantee (other than a non-employee director) in the year in which the grantee first commences employment or service). A non-employee director may not be granted awards under the 2024 Omnibus Incentive Plan in a single calendar year that, taken together with any cash fees paid for the director’s service as a director during the year, exceeds $1,250,000 in total value (calculating the value of such awards based on the grant date fair value for financial accounting purposes).

Types of Awards

STOCK OPTIONS AND SARS

The Compensation Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our parent or subsidiary corporations). A stock option allows a grantee to purchase a specified number of our shares at a predetermined price per share (the “Option Exercise Price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share (the “SAR Exercise Price”). The Option Exercise Price or SAR Exercise Price will be determined by the Compensation Committee and set forth in the award agreement, but neither may be less than the fair market value of a share on the grant date (110% of the fair market value in case of certain ISOs or SARs granted in tandem with certain ISOs). The term of each option or SAR is determined by the Compensation Committee and set forth in the award agreement, except that the term may not exceed 10 years (five years in case of certain ISOs or SARs granted in tandem with certain ISOs).

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Summary of 2024 Omnibus Incentive Compensation Plan

Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the Compensation Committee, by delivering shares of common stock previously owned by the grantee, by the withholding of shares of common stock to be acquired upon the exercise of such option or by delivering restricted shares of common stock. The Compensation Committee may also permit a grantee to pay the Option Exercise Price through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as nonqualified options. No participant may be granted SARs in tandem with ISOs, which are first exercisable in any calendar year for shares of Company stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000.

RESTRICTED SHARES

The Compensation Committee may award restricted shares consisting of shares of common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Compensation Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. Unless the award agreement eliminates such rights, a grantee receiving restricted shares will have the right to vote the restricted shares and to receive any dividends payable on such restricted shares if and at the time the restricted shares vest (such dividends to either be deemed reinvested into additional restricted shares subject to the same terms as the restricted shares to which such dividends relate or accumulated and paid in cash when the restricted shares vest). Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

RESTRICTED STOCK UNITS AND DEFERRED STOCK

The Compensation Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of our shares of common stock at the end of specified deferral periods or upon the occurrence of a specified event. A restricted stock unit award is the grant of a right to receive a specified number of our shares of common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. Unless the agreement eliminates such rights, however, a grantee receiving restricted stock units or deferred stock will receive dividend equivalents with respect to restricted stock units or deferred stock, and such dividend equivalents will either be deemed to be reinvested in additional shares of restricted stock units or deferred stock subject to the same terms as the shares of restricted stock or deferred stock to which such dividend equivalents relate or accumulated and paid in cash only if the related restricted stock units or deferred stock becomes vested and payable.

PERFORMANCE UNITS

The Compensation Committee may grant performance units, which entitle a grantee to cash or shares of common stock conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the award agreement. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

PERFORMANCE SHARES

The Compensation Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the award agreement. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

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Summary of 2024 Omnibus Incentive Compensation Plan

DIVIDEND EQUIVALENTS

The Compensation Committee is authorized to grant dividend equivalents, which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our shares. Dividend equivalents may be paid directly to grantees upon vesting or may be deferred for later delivery under the 2024 Omnibus Incentive Plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in our shares, other awards or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.

OTHER STOCK-BASED AWARDS

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2024 Omnibus Incentive Plan also authorizes the Compensation Committee to grant awards that are valued in whole or in part by reference to or otherwise based on shares of our common stock. The Compensation Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

PERFORMANCE-BASED AWARDS

The Compensation Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition to awards being granted or becoming exercisable or payable under the 2024 Omnibus Incentive Plan, or as a condition to accelerating the timing of such events. Any applicable performance measure may be applied on a pre- or post-tax basis. An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Notwithstanding the foregoing, the vesting, exercise or payment of an award (other than a performance-based award) can be conditioned on mere continued employment or service.

Settlement of Awards

Awards generally may be settled in cash, shares of our common stock, other awards or other property, in the discretion of the Compensation Committee to the extent permitted by the terms of the 2024 Omnibus Incentive Plan.

Change of Control

If there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of our shares or assets (a “Corporate Transaction”) that results in a Change in Control (as defined in the 2024 Omnibus Incentive Plan), and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Compensation Committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Compensation Committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the Compensation Committee will either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction and/or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee. If any other award is not vested immediately prior to the consummation of the Corporate Transaction, such award will be cancelled without any payment to the grantee. Additionally, outstanding time-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall vest and become non-forfeitable upon a Change in Control; outstanding time-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall vest and become non-forfeitable upon the grantee’s retirement, death, disability, or termination without cause, in each case within two years after the Change in Control. Outstanding performance-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards

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Summary of 2024 Omnibus Incentive Compensation Plan

granted by the surviving company (or its parent company) shall be prorated and vest at target; outstanding performance-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be converted into time-based awards and will become vested and non-forfeitable upon the grantee’s retirement, death, disability, or termination without cause, in each case within two years after the Change in Control. The foregoing actions are subject to compliance with Section 409A of the Code.

Amendment or Termination of the 2024 Omnibus Incentive Plan

The 2024 Omnibus Incentive Plan may be amended, suspended or terminated by the Board without further shareholder approval, unless such shareholder approval of any such amendment is (i) noted below, (ii) required by law or regulation or (iii) under the rules of any stock exchange or automated quotation system on which our shares of common stock are then listed or quoted. Shareholder approval is required for an amendment to the 2024 Omnibus Incentive Plan if such amendment (i) increases the benefits accruing to participants under the 2024 Omnibus Incentive Plan, including without limitation, any amendment to the 2024 Omnibus Incentive Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding awards, (ii) increases the aggregate number of shares of common stock that may be issued under the 2024 Omnibus Incentive Plan or (iii) modifies the requirements as to eligibility for participation in the 2024 Omnibus Incentive Plan. Unless earlier terminated by the Board, the 2024 Omnibus Incentive Plan will terminate when no shares of common stock remain reserved and available for issuance and no other awards remain outstanding or, if earlier, on the tenth anniversary of the adoption of the 2024 Omnibus Incentive Plan by the Board. In addition, subject to the terms of the 2024 Omnibus Incentive Plan, no amendment or termination of the 2024 Omnibus Incentive Plan may materially and adversely affect the right of a grantee under any outstanding award granted under the 2024 Omnibus Incentive Plan without the participant’s consent.

Shareholder Rights

No grantee will have any rights as a shareholder of the Company until such award is settled by the issuance of common stock, other than awards for which certain voting and dividend rights or dividend equivalents may be granted.

Transferability

Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the grantee to whom the award is granted, the award may only be exercised by, or payable to, the grantee. However, the Compensation Committee may provide that awards other than ISOs or a corresponding SAR that is related to an ISO may be transferred by a grantee to any permitted transferee (as defined in the 2024 Omnibus Incentive Plan). Any such transfer will be permitted only if (i) the grantee does not receive any consideration for the transfer, (ii) the Compensation Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the permitted transferee. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the grantee, except that such transferee may only transfer the award by will or the laws of descent and distribution.

No Repricing

Notwithstanding any other provision of the 2024 Omnibus Incentive Plan, no option or SAR may be amended to reduce the exercise or grant price nor cancelled in exchange for other options or SARs with a lower exercise or grant price or shares or cash, without shareholder approval.

Compliance with Applicable Law

No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which our Company is a party and the rules of all domestic stock exchanges on which our Company’s shares may be listed.

No Employment Rights

Awards do not confer upon any individual any right to continue to be employed by our Company or any affiliate or subsidiary.

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Summary of 2024 Omnibus Incentive Compensation Plan

Recoupment of Awards

The 2024 Omnibus Incentive Plan provides that awards granted under it are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC or other applicable law or the primary stock exchange on which our shares are listed.

Miscellaneous

Each grantee in the 2024 Omnibus Incentive Plan remains subject to the Company’s securities trading policies with respect to the exercise of options or SARs or the sale of shares of the Company’s common stock acquired pursuant to awards. A grantee will forfeit all rights under an award upon notice of termination by the Company or any affiliate for “Cause” (as defined in the 2024 Omnibus Incentive Plan). Award agreements shall contain such other terms and conditions as the Compensation Committee may determine in its sole discretion (to the extent not inconsistent the 2024 Omnibus Incentive Plan).

Awards under the 2024 Omnibus Incentive Plan, generally, are granted for no consideration other than prior and/or future services. Awards granted under the 2024 Omnibus Incentive Plan may, in the discretion of the Compensation Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2024 Omnibus Incentive Plan or any other plan of ours; provided, however, that if a SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term, and the exercise price of the SAR may not be less than the exercise price of the related ISO. The material terms of each award will be set forth in a written or electronic award agreement between the grantee and the Company. The agreements will specify when the award may become vested, exercisable or payable. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of South Carolina govern the 2024 Omnibus Incentive Plan. The 2024 Omnibus Incentive Plan is unfunded, and we will not segregate any assets for grants of awards under the 2024 Omnibus Incentive Plan. The 2024 Omnibus Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Other than awards excluded from the minimum vesting requirement, no award may be granted under the 2024 Omnibus Incentive Plan that will be eligible to vest earlier than 12 months after the date of grant and/or have a performance period of less than 12 months. Notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the shares of common stock available under the 2024 Omnibus Incentive Plan may be granted without regard to such minimum vesting requirements. The foregoing restrictions do not limit the Compensation Committee’s authority to accelerate, or provide for the acceleration of, the vesting of all or any part of any award granted under the 2024 Omnibus Incentive Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2024 Omnibus Incentive Plan based on the law in effect as of the date of this Proxy Statement. This summary, which is presented for the information of shareholders considering how to vote on this proposal, is not intended to be exhaustive. It does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or foreign, state, or local tax consequences. Nor does it describe tax consequences based on particular circumstances. Each grantee in the 2024 Omnibus Incentive Plan should refer to the text of the plan set forth in Appendix A and consult with their own tax advisor as to specific questions relating to tax consequences of participation in the plan.

Nonqualified Stock Options

The grant of a nonqualified stock option will not be a taxable event. The optionee generally will recognize ordinary income upon exercise of the option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including option shares withheld by us to satisfy tax withholding obligations) over the exercise price of the option, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “IRC”) or any other tax rule. Upon disposition of the shares received upon exercise, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the option was exercised).

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U.S. Federal Income Tax Consequences

ISOs

Neither the grant nor the exercise of an ISO will be a taxable event for regular tax purposes, except that the alternative minimum tax may apply to the exercise. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of the option provided the optionee does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the optionee. For purposes of determining such gain or loss, the optionee’s basis in such shares will, in general, be the exercise price of such option. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the option. If the optionee disposes of the shares acquired upon exercise before satisfying both of the holding period requirements discussed above (a “disqualifying disposition”), their gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized upon the disposition of the shares) and the exercise price of such option, and the Company will generally be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be taxed as a long-term or short-term capital gain, depending upon the length of time the recipient held the shares.

SARs

The grant of a SAR will not be a taxable event. The recipient of a SAR generally will recognize ordinary income upon exercise of the SAR, in an amount equal to the excess of the fair market value of the exercised shares at the time of exercise (including shares withheld by us to satisfy tax withholding obligations) over the exercise or base price of the SAR, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. Upon disposition of any shares received upon exercise, the recipient will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the recipient upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the recipient’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the SAR was exercised).

Restricted Shares

The grant of restricted stock will not be a taxable event until the award vests, unless the participant timely files an election under Section 83(b) of the IRC to be taxed at the time of grant. If the recipient makes such an election, he or she will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss, and any dividends paid after the date of grant will be taxed as dividend income. If the recipient does not make an 83(b) election, the recipient will upon vesting recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any), and any dividends that accrue and become vested similarly will be taxed as ordinary wage income. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The Company will generally be allowed a deduction for the compensation income recognized by the recipient, subject to any limitations under Section 162(m) or any other tax rule.

Restricted Stock Units, Deferred Stock, Performance Units and Performance Based Awards

The grant of an award of restricted stock units (including deferred stock, performance-based awards, or performance units) will not be a taxable event. The recipient of the award generally will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock received (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents), and generally the Company will be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income with respect to the shares. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares. A recipient who makes a proper election to defer the settlement of restricted stock units will not recognize income with respect to the restricted stock units, and the Company will not be entitled to a corresponding deduction, until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income, and the Company will be entitled to a corresponding deduction, subject to any limitations under Section 162(m) of the IRC or any other tax rule, equal to the fair market value of the shares of

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	31

U.S. Federal Income Tax Consequences

common stock issued at that time (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents).

Other Stock-Based Awards

In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock-based, the recipient will generally recognize ordinary income in an amount equal to the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the IRC.

NEW PLAN BENEFITS

The benefits that will be awarded or paid under the 2024 Omnibus Incentive Plan are currently not determinable. The awards granted under the 2024 Omnibus Incentive Plan will depend on the Compensation Committee’s actions and the fair market value of shares at various future dates, and the Compensation Committee has not determined future awards or who might receive them. As a result, it is not possible to determine the benefits that executive officers, other employees, non-employee directors and consultants will receive if the 2024 Omnibus Incentive Plan is approved by the shareholders. In order to provide comparable data in the nature of awards that could be granted under the 2024 Omnibus Incentive Plan, the chart below has data regarding awards granted under the 2021 Omnibus Incentive Plan in fiscal 2024. The number of shares that will ultimately be paid with respect to performance awards listed cannot be determined because they are subject to future achievement of performance conditions.

	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units

Michael L. Baur Chair and Chief Executive Officer	59,486	59,487

Stephen T. Jones Senior Executive Vice President and Chief Financial Officer	19,607	19,607

Shana C. Smith Senior Executive Vice President and Chief Legal Officer	6,662	6,663

Rachel A. Hayden Senior Executive Vice President and Chief Information Officer	5,898	5,899

Alexandre M. Conde Senior Executive Vice President and Chief People Officer	7,659	7,659

John C. Eldh Former President	29,743	29,744

Current Executive Officer Group (including NEOs)	99,312	99,315

Current Director Group (excluding current directors who are executive officers)	38,072	0

Employee Group (including current officers who are not executive officers)	192,022	0

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends that shareholders vote “FOR” the approval of the Company’s 2024 Omnibus Incentive Plan.

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Executive Compensation

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Set forth below are the names, ages and professional backgrounds of the executive officers of the Company, including all positions and offices with the Company held by each such person and each such person’s principal occupation or employment during at least the past five years. Each executive officer of the Company is elected by the Board and holds office from the date of election until thereafter removed by the Board.

Name	Experience	Age

Michael L. Baur	Mike Baur is our Chair and Chief Executive Officer. Baur has served as either our Chief Executive Officer or President since our inception in December 1992, as a director since December 1995, and as Chair of the Board since February 2019.	67

Alexandre M. Conde	Alexandre Conde (“Conde”) has served as our Senior Executive Vice President, Chief People Officer since August 2022. Prior to this role, Conde served as President of ScanSource Brazil from 2004 to 2011. Conde joined the Company in 2011 through the acquisition of CDC Brasil, a leading distributor of automatic identification and data capture and point-of-sale solutions in Brazil. Prior to joining the Company, Conde served for a point-of-sale peripheral manufacturer and a computer peripheral manufacturer, in various leadership positions in finance, planning, logistics, sales and marketing.	58

Rachel A. Hayden	Rachel Hayden (“Hayden”) has served as our Senior Executive Vice President, Chief Information Officer since June 2021. Prior to joining the Company, Hayden served as Chief Information Officer of Just Born, Inc., a family-owned confectionary company, from 2016 to 2021. Prior to that, Hayden served five years with Berry Global, a manufacturer of innovative packaging and engineered products, in various leadership roles, including Senior Director of Information Technology, Global Business Systems.	48

Stephen T. Jones	Stephen Jones (“Jones”) has served as our Senior Executive Vice President, Chief Financial Officer since December 2020. Prior to joining the Company, Jones served as the International Chief Financial Officer of Blackbaud, Inc., a leading cloud software company, from 2016 to 2020. Prior to that, Jones served in finance and management positions at Lexmark International, an imaging solutions and technologies company, from 2000 until 2016.	53

Shana C. Smith	Shana Smith (“Smith”) has served as our Senior Executive Vice President, Chief Legal Officer since February 2023. Prior to joining the Company, Smith served as Vice President, General Counsel and Corporate Secretary of NII Holdings, Inc., which provided wireless service in South and Central America under the Nextel brand, from 2015 to 2023. Prior to that, Smith served five years with NII Holdings, Inc. in various leadership roles, including Vice President, Legal and Assistant Secretary.	51

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) outlines our executive compensation program for our NEOs listed below. The CD&A provides information about our compensation objectives and practices for our NEOs and explains how the Compensation Committee arrived at its compensation decisions for fiscal 2024.

Name	Title

Michael L. Baur	Chair and Chief Executive Officer

Stephen T. Jones	Senior Executive Vice President and Chief Financial Officer

Shana C. Smith	Senior Executive Vice President and Chief Legal Officer

Rachel A. Hayden	Senior Executive Vice President and Chief Information Officer

Alexandre M. Conde	Senior Executive Vice President and Chief People Officer

John C. Eldh(1)	Former President

(1)	John Eldh departed from the Company on November 17, 2023.

Executive Summary

2024 Business results

Fiscal 2024 was a challenging year in terms of financial results. For fiscal 2024, net sales decreased to $3.3 billion from softer demand in a more cautious technology spending environment. For fiscal 2024, operating income decreased to $90 million from $135.9 million in the prior year. Fiscal 2024 non-GAAP operating income decreased to $110.4 million from $151.1 million for the prior year. On a GAAP basis, net income for fiscal 2024 totaled $77.1 million compared to $88.1 million for the prior year. Non-GAAP net income totaled $77.7 million compared to $97.7 million for the prior year. For more information on our non-GAAP measures and reconciliations to GAAP measures, see “Non-GAAP Financial Information” beginning on page 28 of the Annual Report for fiscal 2024 filed with the SEC on August 27, 2024 (the “Annual Report”).

Despite the macroeconomic headwinds that we faced in fiscal 2024, we continued to make progress on our strategic plan of delivering hybrid distribution solutions that allow our channel partners to meet the technology demands of end users. We are enabling our customers by accelerating their transformation in order to take advantage of the new digital opportunities in the market. During fiscal 2024, we focused on building a cash culture and managing our SG&A to match our reduction in revenue. The result was operating cash flow for the year of $372 million, driven by working capital efficiency and lower sales. The Company managed to significantly reduce working capital needs, primarily from lower inventory levels while still delivering excellent service to our channel partners. We also made great strides on our working capital efficiency resulting in a strong balance sheet at the end of the year, with $185 million in cash, and a total debt to net income leverage ratio on a trailing 12-month basis of below two and a non-GAAP net debt leverage ratio below zero on a trailing 12-month adjusted EBITDA basis. For more information on these non-GAAP measures and reconciliations to GAAP measures, see Appendix B.

Consistent with our emphasis on working capital efficiency, we adjusted the annual variable performance-based cash incentive awards for our NEOs in fiscal 2024 to include a return on working capital measure, incorporating both adjusted EBITDA and working capital.

We continued to execute our capital allocation strategy in fiscal 2024 balancing both strategic acquisitions and share repurchases. In fiscal 2024, we announced two acquisitions in the different segments of our business that align with our business strategy. Share repurchases totaled $43 million for fiscal 2024.

Fiscal 2024 Pay Mix

The Compensation Committee strives to provide our NEOs with a compensation package that balances short-term and long-term compensation. We believe that our current executive compensation program, consisting primarily of a mix of base salary, annual performance-based cash incentive awards and both performance-based and service-based grants of equity, (i) provides a predictable and transparent structure for executive compensation, (ii) provides a significant percentage of a NEO’s compensation through variable performance-based vehicles and (iii) attracts, retains and motivates our NEOs.

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Compensation Discussion and Analysis

Our executive compensation program emphasizes performance-based pay. The elements of compensation and the general mix of compensation among the various elements remained largely unchanged from the previous year, except for a change to the performance metrics used to set targets for the annual cash incentive opportunity.

Our financial performance during fiscal 2024 is reflected in the compensation of each of our current NEOs for fiscal 2024, particularly with respect to payouts pursuant to our annual cash incentive program. Our cash incentive opportunity is designed so that, if our financial results, as measured by certain consolidated adjusted EBITDA and revenue numbers, reflect an increase in the financial performance of the Company, then our executives should realize a greater cash incentive. Awards are also capped at 200% of each executive’s target bonus regardless of our financial performance.

For fiscal 2024, the cash incentives paid to our NEOs decreased from fiscal 2023 based primarily on (i) our financial performance and (ii) the Compensation Committee’s pre-established Management Incentive Plan (“MIP”) operating targets for the cash incentive opportunity. The value of the equity awarded to our NEOs increased in fiscal 2024, following the Compensation Committee’s review of their compensation against the market and in light of their individual performance in the prior fiscal year. Half of such awards remain subject to performance targets. We believe this result is appropriately aligned with the Company’s fiscal 2024 financial performance and the Company’s long-term compensation program.

In addition, we believe that it is important to link each of our current NEO’s compensation and personal financial interests with long-term shareholder value creation. Accordingly, 66% of our CEO’s total compensation, 59% of Jones’ total compensation, 40% of Smith’s total compensation, 41% of Hayden’s total compensation, and 42% of Conde’s total compensation for fiscal 2024 was in the form of long-term equity incentives (each as reported in the Summary Compensation Table). For fiscal 2024, variable performance-based compensation in the form of cash and long-term equity incentives constituted 79% of our CEO’s total compensation, 73% of Jones’ total compensation, 58% of Smith’s total compensation, 55% of Hayden’s total compensation, and 54% of Conde’s total compensation (each as reported in the Summary Compensation Table).

Consideration of Results of Shareholder Advisory Votes in Executive Compensation

The Compensation Committee monitors the results of the “Say-on-Pay” vote and considers those results along with the objectives listed below in determining compensation policies. A substantial majority (approximately 93%) of our shareholders voting at the January 2024 Annual Meeting approved the compensation described in our 2023 proxy statement. The Compensation Committee interpreted this vote result as a strong indication of support for our fiscal 2024 compensation program. We have conducted a variety of shareholder engagement activities this year, including investor conferences and direct meetings with many of our top shareholders. These engagements have focused on deepening the dialogue with our current shareholder base about our business strategy and performance, culture, governance, executive compensation practices, and ESG efforts. An independent director has participated in several of these dialogues, demonstrating accountability with our shareholders and our commitment to strong governance practices.

Objectives of the Compensation Program

Our executive compensation program is designed to attract, retain and motivate executives through achieving the following three objectives:

■	Pay-for-Performance
■	Align Interests of Executives with Shareholders
■	Retain Talented Leadership

Pay-for-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned. Our compensation program is designed to provide significant performance-based compensation through our cash incentive plan, and a large portion of the compensation is in the form of equity awards. As a result, a significant portion of our NEOs’ compensation is directly contingent on our operating results and/or aligned with shareholder interests.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	35

Compensation Discussion and Analysis

Best Practice Compensation Policies and Practices

The following compensation policies and practices are designed to align the interests of our NEOs and our shareholders:

ScanSource Does
Require significant stock ownership.

We have adopted minimum ownership guidelines for our CEO. He is required to retain 50% of the net shares resulting from vesting or exercises of equity awards until he owns Company common stock in an amount equal to three times his base salary.

Mandate a compensation recovery policy tied to a compensation program.	We maintain a “compensation recovery policy,” which would allow us to recover certain incentive compensation based on financial results in the event those results were restated.

Seek our shareholders’ input on executive compensation.	We value our shareholders’ input on our executive compensation, and we seek an annual non-binding vote on our executive compensation policies.

Prohibit pledging of our securities by our Named Executive Officers or Board of Directors.	We have a policy that prohibits officers and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Prohibit hedging of our securities by our Named Executive Officers or the Board of Directors.	We have a policy that prohibits employees (including the NEOs) and directors from trading in options, warrants, puts, calls or similar instruments in connection with our securities, or selling our securities “short.”

Require a “double trigger” for cash severance benefits upon a change in control.	Our employment arrangements with our NEOs provide cash severance only upon a “double trigger.”

Not provide golden parachute tax gross ups or excessive perquisites.	We do not provide excise tax gross-ups for severance benefits received by our NEOs under their employment arrangements. We only provide limited perquisites to our NEOs.

Retain Talented Leadership

We operate in a marketplace characterized by significant competition for talented executives. Our executive compensation program is designed to enable us to attract, motivate, reward and retain the management talent necessary to achieve both long-term and short-term corporate objectives and enhance shareholder value. We also aim to establish executive compensation levels that correlate directly to the NEO’s level of responsibility, with the compensation of our NEOs being tied both to our performance as a whole and to individual performance. To do this effectively, our philosophy is that our compensation program must provide our NEOs with a total compensation package that is reasonable in relation to our performance, and sufficiently competitive with the packages offered by similarly sized companies within or outside our industry.

36	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Compensation Discussion and Analysis

Material Elements of Our Compensation Programs

In determining the compensation of our NEOs, the Compensation Committee uses the following material compensation elements, which it believes support our compensation objectives.

Compensation Objectives
Compensation Element	Description	Reward Performance	Attract and Retain	Align with Shareholders

Base Salary	Fixed level of compensation

Annual Variable Cash Incentive Awards	Performance-based cash incentives reward Company and individual performance

Time-Vesting Restricted Stock or Restricted Stock Units	Long-term equity awards, with four-year vesting

Performance- and Time-Vesting Restricted Stock or Restricted Stock Units	Rewards Company performance; three-year vesting, in addition to performance criteria

The Compensation Committee determines the amounts of each element and the aggregate compensation for our NEOs without using any specific formula or attempting to satisfy any specific ratio for compensation among our NEOs; however, the differences in the aggregate compensation between our CEO and the other NEOs are intended to reflect the individual responsibilities with respect to their respective positions, experience in the applicable role, experience in our industry and market compensation data for peer companies. In determining compensation for our NEOs, the Compensation Committee considers the amount of compensation they receive in cash versus equity, along with the status of outstanding equity awards.

The Compensation Committee views the components of compensation as related, but distinct, and therefore regularly reevaluates the appropriate mix of elements, including the appropriate targets for incentive awards. The Compensation Committee also relies on the independent expertise compiled from the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that the Company has achieved. The Compensation Committee also retains, and relies on information provided by, third-party compensation consultants.

Process for Determining Named Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing, approving, and monitoring compensation policies and programs that are consistent with our business strategy and aligned with shareholders’ interests. Specifically, the Compensation Committee is responsible for:

■	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and other NEOs;
■	negotiating the employment agreement of the CEO;
■	reviewing and approving any employment letters or contracts and severance plans of all other NEOs;
■	reviewing and approving annual incentive awards to NEOs; and
■	reviewing and approving equity-based compensation plans and grants of equity awards under such plans and the Board-approved policies or guidelines applicable to them.

The Compensation Committee meets several times each year to review and approve executive compensation programs and performance and, if necessary, recommend approval to the Board.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	37

Compensation Discussion and Analysis

Role of Management

The Compensation Committee regularly meets with the CEO to receive reports and recommendations regarding the compensation of our NEOs other than the CEO. In particular, the CEO recommends to the Compensation Committee annual base salaries, annual incentive awards and long-term or performance equity grants for the NEOs other than himself. The Compensation Committee then evaluates each NEO, including the CEO, sets performance criteria for annual cash incentive awards, and makes long-term equity grants, if any. At the beginning of each fiscal year and as necessary throughout the year, MIP targets for certain financial measures are established following consultation with management with consideration for adjustments for one-time expenses or longer-term investments that are planned. As part of its evaluation process, the Compensation Committee considers our performance and consistency, the NEO’s individual performance over the prior year, changes in responsibilities and future potential as well as data available from compensation surveys and compensation consultants. Although the Compensation Committee considers the CEO’s recommendations, the final decisions regarding base salary, annual incentive awards and equity awards of the NEOs are made by the Compensation Committee.

Role of Compensation Consultant

The Compensation Committee has the authority to retain independent compensation consultants to provide counsel and advice. For fiscal 2024, the Compensation Committee retained Pearl Meyer. The Compensation Committee reviewed all factors relevant to the independence of Pearl Meyer, including:

■	The provision of services to the Company by the consultant other than those requested by the Compensation Committee;
■	The amount of fees received by the consultant as a percentage of its total revenue;
■	The policies and procedures adopted by the consultant that are designed to prevent conflicts of interest;
■	Any business or personal relationship between a consultant and a member of the Compensation Committee;
■	Any stock of the Company owned by a consultant; and
■	Any business or personal relationship between a consultant and an executive officer of the Company.

As a result of such evaluation, and a certification from Pearl Meyer regarding its consultant’s independence, the Compensation Committee determined that Pearl Meyer is independent.

Role of Peer Companies and Benchmarking

The Compensation Committee regularly reviews benchmarking and market surveys to ensure that our compensation is competitive with that of our peers. The Compensation Committee also considers analysis and benchmarking by third parties, such as ISS and Equilar, and the different peer groups each firm uses for comparative purposes in order to gain a better understanding of compensation practices and trends in the market.

Our compensation consultants provide the Compensation Committee with general market surveys and other information related to the general market for executive compensation, including best practices and emerging trends. In addition, in fiscal 2024 Pearl Meyer provided information derived from proxy statements from peer companies and from surveys that include publicly traded and privately held technology distributors and other technology industry companies with similar revenues. The peer companies referred to for evaluation of fiscal 2024 compensation included the following:

Applied Industrial Technologies, Inc.	Insight Enterprises, Inc.	Plexus Corp.
Belden Inc.	Itron, Inc.	Sanmina Corporation
Benchmark Electronics, Inc.	MRC Global Inc.	TTM Technologies, Inc.
Brady Corporation	NCR Corporation	Vishay Intertechnology, Inc.
Diebold Nixdorf, Inc.	The ODP Corporation	Vontier Corporation
ePlus, Inc.	PC Connection, Inc.	Zebra Technologies Corporation

The Compensation Committee reviewed compensation information from this peer group by comparable executive position and level to better understand the market for other participants at similar levels for all aspects of compensation. In a review of the available applicable data, the Compensation Committee sought to ensure that the overall compensation to our NEOs was competitive and within norms for the industry and other companies of similar characteristics based on the executive’s position, level and job performance. The Compensation Committee took this evaluation into account in determining all elements of NEO compensation for fiscal 2024, including the fiscal 2024 MIP design and equity awards.

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Compensation Discussion and Analysis

Named Executive Officer Compensation in Fiscal 2024

In deciding whether to increase a NEO’s compensation, the Compensation Committee considers company performance, market trends, the consistency of the NEO’s individual performance over the prior year, changes in the NEO’s responsibilities and the NEO’s future potential. The Compensation Committee also considers data and information provided by its compensation consultants, including comparisons of peer companies comprised of other participants in the industry and other similar companies based on size and other objective factors.

In evaluating the Company’s performance in fiscal 2024, the primary consideration was our financial performance for the relevant annual period, with a focus on driving greater long-term shareholder value through our hybrid distribution strategy and improved free cash flow. The result was operating cash flow for the year of $372 million, driven by a significant reduction in working capital from lower sales and our working capital efficiency improvements, including managing our SG&A spending. Consistent with our emphasis on working capital efficiency, we adjusted the annual variable performance-based cash incentive awards for our NEOs in fiscal 2024 to include a return on working capital measure, incorporating both adjusted EBITDA and working capital.

Base Salary

Base salary generally provides a fixed base level of compensation for our executives for the services they render during the year. The purpose of base salary is to compensate our NEOs in light of their respective roles and responsibilities over time. Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for the NEOs. It is vital to our goal of recruiting and retaining NEOs with proven abilities. A NEO’s base salary is initially set in accordance with the terms of their employment agreement or letter and is reviewed annually or as needed.

The Compensation Committee met in August of 2023 to determine the NEOs’ base salaries for fiscal 2024. The Compensation Committee generally awarded a 3% increase for each, other than for Smith, who received a 5% increase, and Eldh, who departed from the Company on November 17, 2023 and did not receive an increase.

Base salaries for the NEOs for fiscal 2024 as of July 1, 2023 were as follows:

Named Executive Officer	Base Salary (standard) ($)
Michael L. Baur	901,000
Stephen T. Jones	494,400
Shana C. Smith	420,000
Rachel A. Hayden	371,830
Alexandre M. Conde	386,250
John C. Eldh(1)	625,000

(1)	John Eldh departed from the Company on November 17, 2023.

Annual Performance-Based Cash Incentives

Annual variable performance-based cash incentive awards are granted under the MIP and are designed to encourage the achievement of various pre-determined Company financial and operating performance goals. Annual performance-based cash incentive opportunities were set based on an analysis of market data and assessing the experience of the respective individual and their respective role. The design provides that each NEO’s cash incentive opportunity will be expressed as a percentage of their base salary and earned based on non-GAAP operating results as compared to pre-established threshold and stretch goals. The cash incentive opportunities for our NEOs fiscal 2024 remained at the same percentage level as fiscal 2023. Each NEO has a variable factor by role or position applied as a percentage against their respective base salary, as set forth in the table below.

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Compensation Discussion and Analysis

Named Executive Officer	Base Salary ($)	Target Bonus as % of Base Salary (%)	Target Cash Incentive Opportunity ($)

Michael L. Baur	901,000	150	1,351,500

Stephen T. Jones	494,400	100	494,400

Shana C. Smith	420,000	75	315,000

Rachel A. Hayden	371,830	60	223,098

Alexandre M. Conde	386,250	60	231,750

John C. Eldh(1)	625,000	150	937,500

(1)	John Eldh departed from the Company on November 17, 2023.

For fiscal 2024, the Compensation Committee set MIP targets for consolidated adjusted EBITDA (“Adjusted EBITDA”), recurring revenue (“Recurring Revenue”) and return on working capital (“ROWC”) based on the Compensation Committee’s belief that these measurements have a strong correlation with shareholder value. Management emphasizes these measures in evaluating and monitoring the Company’s financial condition and operating performance. These metrics assist management in comparing the Company’s performance over various reporting periods on a consistent basis because they remove the impact of items that do not reflect our core operating performance from the Company’s operating results.

The performance metrics were established by the Compensation Committee in August 2023. Each performance metric is adopted with certain adjustments to align management’s performance on focused strategic objectives. The maximum incentive award for any NEO is 200% of their target bonus.

For fiscal 2024, the Compensation Committee established the adjusted MIP performance targets to reflect the impact of the sale of intY in second quarter fiscal 2024 as set forth below. The payouts of the awards depend on our results in comparison to these targets, weighted as follows: Adjusted EBITDA, 60%; Recurring Revenue, 20%; and ROWC, 20%. If performance of any measure does not meet the applicable threshold for that measure, no award will be earned for that measure. If the performance of a measure reaches the applicable threshold, the award earned for that measure will be 50% of the target. The award earned for results between the threshold and the maximum of 200% of the target is calculated using straight-line interpolation.

Fiscal 2024 MIP Performance Targets

Performance Measure	Weights (%)	Performance Range (in thousands)			Actual Results(1)
		Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Adjusted EBITDA(2)	60%	$177.5	$182.5	$197.5	$140.7
Recurring Revenue	20%	$108.0	$110.5	$112.5	$112.5
ROWC	20%	24.0%	24.5%	25.4%	21.2%

(1)

Adjusted EBITDA and ROWC are non-GAAP financial measures. “Adjusted EBITDA” for MIP purposes starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization or intangible assets, changes in fair value of contingent consideration, non-cash shared-based compensation expense and other non-GAAP adjustments. “ROWC” for compensation purposes is determined by dividing Adjusted EBITDA by the five-quarter average working capital, as reported in accordance with generally accepted accounting principles. “Recurring Revenue” represents revenue primarily from agency commissions, SaaS, subscriptions and hardware rentals with these revenue categories reported in accordance with generally accepted accounting principles. For more information on our Adjusted EBITDA and ROWC non-GAAP measures and reconciliations to GAAP measures, see “Non-GAAP Financial Information” beginning on page 28 of the Annual Report.

(2)	30% of Adjusted EBITDA target would have been paid if $172,500 was achieved.

The Compensation Committee has the discretion to adjust these measurements for extraordinary one-time events, or other items beyond management’s control, and to award cash incentives based on other criteria. For fiscal 2024, the Compensation Committee determined to adjust the MIP attainment calculation for Adjusted EBITDA to reflect a non-GAAP share-based compensation, tax recovery benefit, cyberattack restoration costs, gain on sale of business, acquisition and divestiture costs, and restructuring costs given the operational nature of the recovery and the prior period impacts on the Adjusted EBITDA measure (see page 28 of the Annual Report for a reconciliation to GAAP). In light of the strong shareholder value created in fiscal 2024, the Compensation Committee also decided to increase the awards payable to all the NEOs, except Eldh, under the MIP by adding 20% to the achieved bonus payout

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Compensation Discussion and Analysis

percentage to better align NEO compensation with the value creation, which included the strong-free cash flow and the nearly 50% increase in common stock price during fiscal 2024. As a result of the Committee’s decision and the Adjusted EBITDA, Recurring Revenue, and ROWC results for fiscal 2024, the cash incentive award earned by the currently employed NEOs under the MIP in fiscal 2024 was 60% of the target, as compared to 95% in fiscal 2023 and 161.8% in fiscal 2022. The specific calculations, targets and cash awards for each NEO under the MIP for fiscal 2024 are detailed below.

Named Executive Officer	Base Salary ($)	Target Bonus as % of Base Salary (%)	Bonus Target ($)	% of Bonus Target (%)	Amount of Cash Incentive ($)
Michael L. Baur	901,000	150	1,351,500	60	810,900
Stephen T. Jones	494,400	100	494,400	60	296,640
Shana C. Smith	420,000	75	315,000	60	189,000
Rachel A. Hayden	371,830	60	223,098	60	133,859
Alexandre M. Conde	386,250	60	231,750	60	139,050

John C. Eldh	625,000	150	937,500	40	143,836	(1)

(1)	John Eldh’s cash incentive award was prorated based on his November 17, 2023 separation date.

Supplemental MIP Bonus Program

In August 2023, against the backdrop of losses incurred by the Company in connection with the cybersecurity attack in the fourth quarter of fiscal 2023 (the “Cyberattack”) and the resulting impact on bonus plan achievement, the Compensation Committee established a supplemental plan under the MIP to provide for the award to the NEOs of an additional cash bonus payment (the “Cyber Insurance Program”). Under the Cyber Insurance Program, each NEO will be eligible to receive an additional cash bonus payment in the event the Company accrues any insurance proceeds to reimburse the Company for the losses incurred in connection with the Cyberattack. Any cash bonus payments that become payable under the Cyber Insurance Program will be paid no later than 30 days after accrual of the reimbursements. The Cyber Insurance Program enables the NEOs to earn the portion of the cash bonus they would have received under the MIP for fiscal 2023 if the insurance proceeds for losses incurred in connection with the Cyberattack were accrued during fiscal 2023. The Cyber Insurance Program remains ongoing. In fiscal 2024, no insurance proceeds were accrued to reimburse the Company for the Cyberattack loss, and no cash bonus payments were paid.

Long-Term Equity Incentives

GENERAL OVERVIEW

Equity awards are a significant component of our NEO compensation. The Compensation Committee annually grants equity awards, typically in the form of restricted stock awards and/or restricted stock units and performance-based restricted stock units or awards. We believe this element of our compensation program provides our NEOs with the opportunity to develop a significant ownership stake in the Company and directly aligns their interests with the long-term interests of our shareholders. In addition, equity awards serve as a retention vehicle for the NEOs because, if the applicable criteria are met, they typically vest over a set number of years and generally are forfeited if not vested upon termination of employment. We maintain a formal Equity Award Grant Policy, whereby equity awards to employees are made by, or with the oversight of, the Compensation Committee or the Board. Under the policy, the Compensation Committee must approve any equity awards to the NEOs, and our Principal Accounting Officer and People & Culture management oversee the documentation of, and accounting for, equity award grants.

The number of shares subject to equity awards granted by the Compensation Committee to NEOs in a given year is based on, among other things, overall Company performance, the number of shares available for awards under the 2021 Omnibus Incentive Plan or successor plan, the value of the proposed award, the amount and realizable value of equity awards awarded in prior years, total compensation and consideration of the competitive market practice for the respective position level and experience, with the ultimate objective of motivating, rewarding and retaining NEOs while maintaining efficient use of equity and preserving shareholder value. The Compensation Committee determines the number of shares of a value-based restricted stock unit award by using the closing price of our stock on the grant date.

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Compensation Discussion and Analysis

The grant date for annual equity awards provides that the grant date will be the third trading date following the meeting at which the awards are approved, provided that the Company is in an open trading window, and otherwise on the first trading day of the next open trading window. In addition, vesting of such awards accelerates on a change in control followed by termination in certain instances or upon death, disability or termination due to retirement. In certain circumstances, the vesting term may be reduced due to termination of employment, death or disability of a participant.

The Compensation Committee may also make special grants of equity awards during the year in the case of the hiring or promotion of certain eligible persons, or in other situations not involving annual grants. The grant date for non-annual grants approved by the Compensation Committee on or before the 15th day of the second month of the quarter will be the first day of the third month of such quarter. For non-annual grants approved after the 15th day of the second month of the quarter, the grant date will be the first day of the third month of the following quarter. In any event, all equity awards must be made during an open trading window.

FISCAL 2024 ANNUAL LONG-TERM INCENTIVE AWARDS

The annual grant of long-term equity incentives was awarded to our NEOs in August 2023. In fiscal 2024, 50% of the long-term equity incentives awarded to our NEOs were in the form of time-based restricted stock units and the remaining 50% were in the form of performance-based restricted stock units. The time-based restricted stock units generally vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years, subject to the continued employment of the NEO on the applicable vesting date. The performance-based restricted stock units generally vest upon the third anniversary of the grant date, subject to the continued employment of the NEO on the applicable vesting date and achievement of the performance targets set by the Compensation Committee over the applicable performance period.

The long-term equity incentives awarded to our NEOs in fiscal 2024 are set forth below:

Named Executive Officer	Form of Equity Incentive Award	Amount of Shares Subject to Award

Michael L. Baur	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	59,486 59,487

Stephen T. Jones	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	19,607 19,607

Shana C. Smith	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	6,662 6,663

Rachel A. Hayden	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	5,898 5,899

Alexandre M. Conde	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	7,659 7,659

John C. Eldh	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	29,743 29,744

Fiscal 2024 Performance-Based Equity Awards Performance Metrics

As discussed above, the Compensation Committee grants certain employees, including our NEOs, performance-based restricted stock units that contain both performance and service vesting conditions over a multi-year period. Performance-based awards are conditioned on achievement of pre-established performance targets. New performance periods begin each fiscal year, and performance targets and the target awards for our NEOs are established shortly after the beginning of the applicable performance period.

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Compensation Discussion and Analysis

For fiscal 2024, the performance-based restricted stock units granted will vest, if at all, based on two equally weighted performance metrics: (i) an earnings per share performance metric based on the achievement of annual target levels of normalized non-GAAP earnings per share over a two-year performance period (the “Normalized EPS”) and (ii) a return on invested capital performance metric based on annual target levels of adjusted return on invested capital over a three-year performance period (the “Performance Award Adjusted ROIC”), subject to adjustments for certain nonrecurring items as approved by the Compensation Committee. The Compensation Committee considers Normalized EPS and Performance Award Adjusted ROIC to be key drivers of shareholder value and fundamental to long-term value creation. The Compensation Committee also believes that measuring our performance against multiple metrics provides a more complete picture of our performance.

The fiscal 2024 performance-based restricted stock units cliff vest, if at all, on the third anniversary of the grant date, subject to the NEO’s continued employment through the vesting date and achievement of the performance metrics. Achievement of the Normalized EPS and Performance Award Adjusted ROIC performance targets is determined at the end of the three-year vesting period. Half of the target performance-based restricted stock units that each NEO is awarded must achieve the Normalized EPS cumulative target level (the “Normalized EPS PSUs”) and the other half must achieve the Performance Award Adjusted ROIC annual target levels (the “Adjusted ROIC PSUs”). The total sum of restricted stock units earned is capped at 200% of the aggregate target number of restricted stock units for the fiscal 2024 through fiscal 2026 performance vesting period.

The Normalized EPS PSUs are subject to a relative total shareholder return modifier (the “rTSR Modifier”) that is determined at the end of the three-year vesting period. For fiscal 2024, the performance period for measuring Normalized EPS for the Normalized EPS PSUs is based on measuring cumulative performance from July 1, 2023 until June 30, 2025 (i.e., from the beginning of fiscal 2024 until the end of fiscal 2025).

The following table summarizes the cumulative performance metrics that must be attained with respect to each year for the fiscal 2024 Normalized EPS PSUs. If at the end of the two-year performance period, the performance targets are achieved at a level between the stated performance levels, vesting will be determined by linear interpolation.

Fiscal 2024 Normalized EPS PSU Performance Metrics(1)

	Threshold (50% Payout of Awarded Shares)	Target (100% Payout of Awarded Shares)	Max (200% Payout of Awarded Shares)

Normalized EPS – FY2024	$4.00	$4.21	$4.84

Normalized EPS – FY2025	95% of Normalized EPS Target	Actual FY2024 Normalized EPS Attained+ 8%	115% of Normalized EPS Target

(1)

“Normalized EPS” means the Company’s aggregate earnings achieved for the period adjusted to eliminate the effect of share buybacks, corporate tax rates, and mergers and acquisitions and normalized based off of a target tax rate divided by the weighted average number of shares outstanding.

The awards earned upon achievement of the cumulative Normalized EPS performance target are subject to a rTSR Modifier whereby, at the end of the three-year vesting period, the Normalized EPS payout is adjusted upwards or downwards based on the Company’s actual total shareholder return (“TSR”) relative to the TSR of a comparator group of companies with high correlation to the Company’s industry (the “TSR Comparator Group”). The adjustment can be up to 25%, upwards or downwards, but is subject to the absolute TSR governor, and in all cases is capped so that maximum payout for Normalized EPS performance cannot exceed 200% of target. The rTSR Modifier is the percentage multiplier assigned to the Company’s TSR rank compared to the TSR Comparator Group for the applicable three-year performance period. To determine the rank, the TSRs of the Company and each company in the TSR Comparator Group will be ranked for the performance period to determine the quartile which contains the Company. No interpolation applied to determine the rTSR Modifier.

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Compensation Discussion and Analysis

Depending on the Company’s rTSR to the TSRs of the TSR Comparator Group, the payout percentage of Normalized EPS PSUs that are subject to vesting will be modified as follows:

			rTSR Modifier

			Bottom Quartile	Median (2nd and 3rd Quartile)	Top Quartile

		Preliminary Unadjusted Payout	Multiplier
			75%	100%	125%

Normalized EPS	Below Threshold	0%	0% (0% x 75%)	0% (0% x 100%)	0% (0% x 125%)

	Threshold	50%	37.5% (50% x 75%)	50% (50% x 100%)	62.5% (50% x 125%)

	Target	100%	75% (100% x 75%)	100% (100% x 100%)	125% (100% x 125%)

	Maximum	200%	150% (200% x 75%)	200% (200% x 100%)	Capped at 200% (200% x 125%)

For fiscal 2024 performance-based equity awards, the Compensation Committee approved a rTSR comparator group comprised of 25 public companies that serve as a representative index. The comparator group for the rTSR modifier includes constituents of the S&P 600 Technology Hardware & Equipment (Industry Group) Index.

For fiscal 2024, the performance period for the Adjusted ROIC PSUs is based on measuring performance annually from July 1, 2023 until June 30, 2026 (i.e., from the beginning of fiscal 2024 until the end of fiscal 2026).

The following table summarizes the performance metrics that must be attained annually for the fiscal 2024 Adjusted ROIC PSUs. If the performance targets are achieved at a level between the stated performance levels, vesting will be determined by linear interpolation.

Fiscal 2024 Adjusted ROIC PSU Performance Metrics(1)

	Threshold (50% Payout of Awarded Shares)	Target (100% Payout of Awarded Shares)	Max (200% Payout of Awarded Shares)

Performance Award Adjusted ROIC – FY2024	(4.5% + WACC(1))	(6.0% + WACC(1))	(8.0% + WACC(1))

Performance Award Adjusted ROIC – FY2025	(4.5% + WACC(1))	(6.0% + WACC(1))	(8.0% + WACC(1))

Performance Award Adjusted ROIC – FY2026	(4.5% + WACC(1))	(6.0% + WACC(1))	(8.0% + WACC(1))

(1)

“Performance Award Adjusted ROIC” means for Adjusted ROIC PSU award purposes, Performance Award Adjusted EBITDA divided by Performance Award Invested Capital. “Performance Award Adjusted EBITDA” means net income plus interest expense, income tax expense, depreciation expense, amortization expense and other non-GAAP adjustments. “Performance Award Invested Capital” means average equity plus average funded debt. Average funded debt includes continuing and discontinued operations and is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

(2)	“WACC” means the Company’s actual weighted average cost of capital for the four quarters during the immediately preceding fiscal year.

Fiscal 2023 and Fiscal 2022 Performance-Based Equity Awards

Certain of our NEOs were granted performance-based restricted stock units in fiscal 2023 and fiscal 2022 which vest on the third anniversary of the date of grant, subject to the NEO’s continued employment through the vesting date. Similar to the fiscal 2024 performance-based equity awards, vesting of the fiscal 2023 and fiscal 2022 awards is subject to attainment of certain performance targets over the applicable performance periods and other terms and conditions established by the Compensation Committee. The fiscal 2023 and fiscal 2022 awards were subject to two equally weighted performance metrics: (i) Normalized EPS (subject to an rTSR Modifier) and (ii) Performance Award Adjusted ROIC. Achievement of the performance targets for the fiscal 2023 awards will be determined following the applicable performance and vesting periods. Baur, Jones and Hayden earned 165% of their fiscal 2022 performance shares (including 200% of the performance shares subject to the Normalized EPS target and 130% of the performance shares

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Compensation Discussion and Analysis

subject to the Performance Award Adjusted ROIC target). Achievement of the performance targets for the fiscal 2022 awards was as follows:

Fiscal 2022 Performance-Based Equity Achievement
Performance Measure	Performance Range				Actual Results(1)	Attainment
	Weights	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Normalized EPS	50%
- FY22		$2.95	$3.10	$3.57	$3.96	200%
- FY23		$3.23	$3.40	$3.91	$4.06	200%
- Cumulative(2)		$6.18	$6.50	$7.48	$8.02	200%
Performance Award Adjusted ROIC	50%
- FY22		13.1%	14.6%	17.0%	17.0%	200%
- FY23		12.9%	14.4%	16.9%	14.8%	120%
- FY24		13.1%	14.6%	17.1%	13.8%	70%

(1)

Normalized EPS and Performance Award Adjusted ROIC are non-GAAP financial measures. “Normalized EPS” and “Performance Award Adjusted ROIC” have the meaning described in the “Fiscal 2024 Performance-Based Equity Awards Performance Metrics” section of this Compensation Discussion & Analysis beginning on page 34. See Appendix B for a reconciliation to GAAP measures for Normalized EPS and Performance Award Adjusted ROIC.

(2)

The maximum award of 200% of target for the Normalized EPS PSUs was achieved based on actual performance results, and there was no impact from the rTSR modifier on the number of Normalized EPS PSUs earned.

Other Important Compensation Policies Affecting the Named Executive Officers

Compensation Recovery Policy

The Compensation Recovery Policy provides for the recovery of erroneously awarded incentive-based compensation “received” by current and former NEOs in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, regardless of fault or misconduct. If an NEO receives an award under our equity or cash incentive plans based on financial statements that subsequently are restated in a way that would decrease the amount of the award to which such NEO was entitled, then the NEO will be required to refund the Company the difference between what they received and what they should have received. In addition, this policy requires the recoupment of any compensation to the extent mandated by all applicable laws, rules, and regulations. The Compensation Recovery Policy applies to compensation received on or after October 2, 2023. The Compensation Committee monitors laws, rules and regulations on compensation recovery policies and will amend this policy as required to comply with any new compensation recovery rules or regulations.

Stock Ownership Requirements

The Compensation Committee has adopted minimum ownership requirements for Company stock for the CEO. The ownership target for the CEO has been established as three times his annual base compensation. Our CEO is expected to utilize grants under equity compensation plans to maintain the levels of ownership required by the policy. The policy also incorporates an equity retention requirement by requiring him to retain 50% of the net shares resulting from the vesting or exercise of certain awards to obtain the required ownership under the policy.

As of June 30, 2024, our CEO was in compliance with our stock ownership guidelines.

Anti-Hedging and Anti-Pledging Policy

Our NEOs and directors are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. All NEOs and directors are in compliance with this policy. Our NEOs and directors are also prohibited from engaging in hedging transactions.

Perquisites

We provide only limited perquisites to our NEOs, including relocation cost reimbursements and the availability of a voluntary comprehensive physical examination for them and/or their spouse once every fiscal year. The physical examinations help ensure our NEOs’ continued health and ability to render services to the Company. The physicals are

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Compensation Discussion and Analysis

provided to encourage senior leaders of the Company to set an example for living positively and active healthy living. We do not provide any other material perquisites to our NEOs.

Health and Insurance Plans

Our NEOs are entitled to participate in our health, vision, dental, paid time off, life, disability and employee stock purchase plans to the same degree that our other employees are entitled to participate. In addition, our NEOs participate in a company paid supplemental long-term disability plan and each receives company paid term life insurance in the amount of $1,000,000 (subject to underwriting) and $500,000 (subject to limited underwriting).

Deferred Compensation Plan

We maintain the Deferred Compensation Plan pursuant to which NEOs may defer a portion of their annual compensation. These deferrals are matched to the extent specified in each NEO’s employment agreement or letter, and such contributions vest over a five-year period. Participants invest their deferrals and Company matching contributions among various funds designated by the plan administrator (and currently may not be invested in our common stock). Participants become fully vested in any employer contributions as long as they are continuously employed until their death, total disability, they reach the date in which the sum of age and years of service equals or exceeds 65, or the occurrence of a change in control. We maintain the Deferred Compensation Plan to provide a competitive benefit and to facilitate adequate savings for retirement on a tax efficient basis for our NEOs.

Retirement Benefits

The NEOs are eligible to participate in our 401(k) Plan, which is a Company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. Eligible pay under this plan is capped at Internal Revenue Code annual limits. We provide a 50% matching contribution on the first 6% that an employee contributes. These Company contributions vest over a five-year period.

Employee Stock Purchase Plan

Eligible employees may participate in our Employee Stock Purchase Plan (“ESPP”), which is a Company-wide employee stock purchase plan. The intent of the ESPP is to assist our employees in acquiring a stock ownership interest in the Company.

Employment Agreements and Employment Letters

We have determined that the Company’s and our shareholders’ interests are best served by entering into (i) an employment agreement with our CEO and (ii) employment letters with an accompanying severance plan with our other NEOs. Such agreements, letters and plans are the result of arms’ length negotiations between the Compensation Committee, the Company, the CEO and other NEOs, and all are approved by the Compensation Committee. We believe that these employment arrangements benefit us and our shareholders by permitting us to attract and retain NEOs with demonstrated leadership abilities and to secure their services over an extended period of time. In addition, the employment arrangements align executive interests with the long-term interests of the Company and serve our recruitment and retention goals by providing NEOs with security based on the knowledge of how they will be compensated over the course of their employment, while at the same time providing the Company with significant protections regarding non-competition, non-solicitation of business and employees, and confidential business information.

On June 15, 2017, we entered into a three-year employment agreement, effective July 1, 2017, with Mike Baur. Baur’s employment agreement provides for:

■	a base salary of $901,000 per year;
■

an annual target variable compensation opportunity of 150% of his base salary (with a maximum opportunity of 200% of target) based upon performance and the attainment of performance goals set by the Compensation Committee;

■	consideration for inclusion in our annual equity grant program at a grant level opportunity of $2,250,000;
■

the opportunity to participate in the Deferred Compensation Plan by deferring up to 50% of base salary and/or up to 100% of annual variable compensation, with a match of 50% of deferred amounts to be made by the Company, up to a maximum of $200,000 per year; and

■	automatic one-year renewals unless 180 days’ prior notice of non-renewal is given to the other party following the initial term.

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Compensation Discussion and Analysis

In addition, we will make additional payments to Baur’s deferred compensation account to cover the cost of future premiums for “access only” continuation coverage under our medical and dental plan following termination of employment assuming Baur is enrolled in Medicare Parts A, B and D, obtains a Medicare supplemental policy until age 80, and pays the full cost for such coverage.

Under Baur’s employment agreement, variable cash incentive opportunities will continue to be based upon the performance and attainment of performance goals to be established annually by the Compensation Committee, subject to maximum amounts that may be earned. Baur’s annual equity award opportunity is subject to the Compensation Committee’s discretion and the terms of our equity plan and related equity award agreements.

Baur’s employment agreement also provides for severance payments to Baur upon certain events, as further described in the “Severance Plan” section below.

On November 16, 2020, we entered into an employment letter with Stephen Jones in connection with his appointment as our Senior Executive Vice President and Chief Financial Officer, effective December 14, 2020. Under the employment letter, Jones is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. He also receives other benefits, including relocation benefits, change-in-control payments as a participant in the Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

On February 9, 2023, we entered into an employment letter with Shana Smith in connection with her appointment as our Senior Executive Vice President and Chief Legal Officer, effective February 21, 2023. Under the employment letter, Smith is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. She receives other benefits, including relocation benefits, change-in-control payments as a participant in a Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

On May 6, 2021, we entered into an employment letter with Rachel Hayden in connection with her appointment as our Senior Executive Vice President and Chief Information Officer, effective June 7, 2021. Under the employment letter, Hayden is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. She receives other benefits, including relocation benefits, change-in-control payments as a participant in a Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

On June 29, 2022, we entered into an employment letter with Alexandre Conde in connection with his appointment as our Senior Executive Vice President and Chief People Officer, effective August 1, 2022. Under the employment letter, Conde is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. He receives other benefits, including relocation benefits, change-in-control payments as a participant in a Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

On September 27, 2019, we entered into an employment letter with John Eldh in connection with his appointment as our Senior Executive Vice President and Chief Revenue Officer, effective October 1, 2019. Under the employment letter, Eldh was paid an annual base salary and eligible to participate in the variable cash compensation incentive program. He also received other benefits, including relocation benefits, change-in-control payments as a participant in a Severance Plan described below, and was eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan. We entered into a Separation Agreement and General Release with Eldh in September 2023 that superseded his rights under his employment letter and the Severance Plan.

See the “Employment Arrangements and Potential Payments upon Certain Events” section for more information on Baur’s, Jones’, Smith’s, Hayden’s, Conde’s and Eldh’s employment arrangements that were in effect during fiscal 2024.

Severance Plan

We have established a severance plan to provide severance and other benefits to certain executives selected by the Compensation Committee to participate in the severance plan. The Company’s severance plan is uniform for the current

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Compensation Discussion and Analysis

executives selected by the Compensation Committee to participate at their respective levels, except for John Eldh, who had several provisions that were individually tailored, as described below. We refer to the Company severance plan and Eldh’s severance plan collectively as the “Severance Plan.”

The employment arrangements with our NEOs and the Severance Plan provide that, if the employment of any participant in the Severance Plan is terminated by the Company without cause, or if the Executive resigns for good reason, we will be required to pay or provide the executive’s base salary earned through the date of termination. In addition, we will also be required to pay to the executive in such instances any other amounts or benefits the executive is eligible to receive under any Company plan, program, policy, practice, contract or agreement in accordance with their terms. In such instances, we will also be required to provide severance benefits to the executive, subject to the executive’s execution of a release, consisting of compensation equal to the average annual base salary and variable compensation earned by the executive, including any amounts earned but deferred, in the last three fiscal years completed prior to the termination (the “Average Compensation Amount”), multiplied by a severance multiple, less withholdings. In the case of Mike Baur, the severance multiple is equal to 2.5, in the case of Jones, Smith, Hayden and Conde, the severance multiple is (and for Eldh was) 1.5, and in the case of any other executive participating in the Severance Plan, the severance multiple will be set forth in a participation agreement between the Company and such executive (a “Participation Agreement”), but such multiple may not exceed 2.5. In the event the termination occurs within 12 months after or prior to and in contemplation of certain change in control events, Baur will receive three times his Average Compensation Amount, Jones, Smith, Hayden, and Conde, will receive (and Eldh could have received) two times their respective Average Compensation Amount and, in the case of any other executive participating in the Severance Plan, such executive will receive their Average Compensation Amount multiplied by their change in control multiple, as set forth in a Participation Agreement. In addition, in the event that the executive’s employment is terminated by us without cause, or if the executive resigns for good reason, the executive will be entitled to receive a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that otherwise would be payable to the executive based on actual performance. For a period of up to twenty-four months (or in the case of Eldh, up to eighteen months) following the date of such a termination (or in the case of Baur, until he attains 65 years of age), the executives shall be entitled to participate in our medical and dental plans, with the executive paying the full premium charged for such coverage subject to the terms of the employment agreement, the employment letter, and/or the Severance Plan, as applicable.

If the executive’s employment is terminated for cause or if the executive voluntarily terminates their employment during the term of the agreement, other than for good reason, we will only be obligated to provide any accrued amounts payable on the executive’s annual base salary or any other amounts not previously paid, but earned, by the executive through the date of termination, and benefits under other plans in accordance with their terms. If the executive dies, becomes disabled, or retires during the term of the employment agreement, the employment letter, and/or the Severance Plan, as applicable, we will only be obligated to provide any accrued amounts payable on the executive’s annual base salary or any other amounts not previously paid, but earned, by the executive as of the date of termination, a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that would otherwise be payable to the executive based on actual performance, and benefits under other plans in accordance with their terms.

If we do not renew the employment agreement, or enter into a new employment agreement with the same or similar terms after the end of the employment period, and Baur remains an employee of the Company in any capacity, Baur’s employment will be on an at-will basis, and Baur generally will be eligible to receive the same severance benefits set forth in the employment agreement.

In addition, each employment agreement, employment letter, and/or Severance Plan, as applicable, requires the executive not to, during the term of their employment and for a period of two years (or in the case of Eldh, for a period of eighteen months) following the termination of such executive’s employment: (a) compete with the Company; (b) solicit certain customers or suppliers and certain prospective customers or suppliers of the Company; or (c) solicit employees to leave the Company. Each of the employment agreement, the employment letter, and/or the Severance Plan, as applicable, also requires the executive not to use or disclose our confidential information or trade secrets during the term of their employment and for a period of five years thereafter or for so long as the trade secrets remain protected. In addition, the Company and each executive agree not to disparage each other during the term of employment or for a period of five years thereafter. If an executive breaches or threatens to breach such restrictions on conduct, we may immediately cease any severance benefits or refuse such payment and shall be entitled to recover from any such executive any amounts previously paid as a severance benefit.

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Compensation Discussion and Analysis

Post-Termination Restrictions and Compensation

The Compensation Committee believes that our NEOs should be provided with reasonable severance benefits in the event a NEO is terminated under certain circumstances. Severance benefits for NEOs reflect the fact that the NEO may not be able to find reasonably comparable employment within a reasonable period of time following termination. In addition, the Compensation Committee believes that certain post-termination benefits such as change in control payments will allow the NEOs to focus their time on potential transactions that may be beneficial to the Company, rather than have concern for their own employment prospects following a change in control. Severance benefits are provided under our employment agreements, employment letters and/or the Severance Plan, as applicable.

Non-Compete and Non-Solicitation Agreements

Our NEOs are obligated pursuant to their employment agreements, employment letters, and/or the Severance Plan, as applicable, not to compete with the Company for a period of two years (or in the case of Eldh, for a period of eighteen months) following their termination of employment with the Company. These agreements also restrict the NEOs’ disclosure and use of confidential information to which they were exposed during their employment. In addition, the agreements provide for restrictions on the solicitation of suppliers, customers and employees of the Company for a period of twenty-four months (or in the case of Eldh, for a period of eighteen months) following termination of employment.

Severance and Change in Control Benefits

In the event of a termination of employment by the Company other than for cause, death, disability, retirement, the expiration of the employment agreement (in the case of Mike Baur), or by a NEO for good reason, the NEO will be entitled to a severance payment, provided that the NEO is in, and remains in, compliance with the non-competition, confidentiality, non-solicitation and related covenants provided in their employment agreement or the Severance Plan. The amount of a severance payment varies based upon the NEO’s historic compensation amounts, up to two and a half times the Chief Executive Officer’s and one and one-half times the other NEO’s average annual base salary and variable compensation over the last three fiscal years prior to a termination. These potential payments are discussed in more detail under the caption “Employment Arrangements and Potential Payments Upon Certain Events” below.

Our NEOs’ employment agreements, employment letters, and/or the Severance Plan, as applicable, provide for severance in the event of certain termination in connection with a change of control. Such severance payments will be made only if a “double trigger” is met. That is, both a change in control and a termination of employment are required. This is discussed in more detail under the caption “Employment Arrangements and Potential Payments Upon Certain Events” below. The Compensation Committee believes this benefit is required to offer competitive benefits to attract and retain highly qualified executives.

Additional Compensation Matters

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation programs for all employees and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards. During fiscal 2024, the Board reviewed the 2021 Omnibus Incentive Plan and all financial targets associated with performance-based compensation, and in October 2024, the Board approved the 2024 Omnibus Incentive Plan. In addition, during fiscal 2024, the Compensation Committee reviewed our compensation policies and practices for all employees, including our NEOs, particularly as they relate to risk management practices and risk-taking incentives. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies.

Based on this review, the Compensation Committee believes that our compensation programs do not encourage excessive risk but instead encourage behaviors that support sustainable value creation. The following features of our executive incentive compensation program illustrate this point:

■

Our compensation program design provides a balanced mix of cash and equity and annual and long-term incentives that are designed to encourage strategies and actions that are in the Company’s and our shareholders’ long-term best

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Compensation Discussion and Analysis

interests. Equity awards such as service and performance-based restricted stock awards and restricted stock units reinforce our long-term performance perspective.
■	Our performance goals and objectives generally reflect a mix of corporate and other performance measures designed to promote progress towards both our annual and longer-term goals.
■

A significant component of each of our NEOs’ total direct compensation consists of long-term, equity-based incentive awards that are designed to encourage these NEOs to focus on sustained stock price appreciation.

■

Equity awards typically have vesting schedules of three or four years and, in some cases, have performance-based vesting components as well; thus, NEOs typically will always have unvested awards that could decrease significantly in value if our business is not well-managed for the long term.

■	Equity incentive awards are granted periodically, typically annually, during open window periods and under an established equity grant program.
■

The Compensation Committee believes that our overall compensation of our NEOs is at reasonable and sustainable levels, as determined by a review of historical analysis and a review of our economic positions and prospects, as well as the compensation offered by comparable companies.

■	The Compensation Committee retains discretion to reduce compensation based on corporate and individual performance and other factors.
■	Equity awards are subject to annual limitations on the number of shares that may be awarded during any year. The typical Company compensation structure has a threshold and maximum for cash bonuses.
■

The target levels under our annual cash bonus program are designed to be set at a level where achieving the target incentive compensation levels is not guaranteed and the achievement of such levels is rewarding to both the NEO and the shareholders.

■	NEO base salaries are consistent with the NEOs’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.
■	Our internal reporting system ensures a consistent and ongoing assessment of financial results used to determine payouts.
■

Our stock ownership policy sets out a minimum level of Company share ownership for our CEO so that he has personal wealth tied to the long-term success of Company and is therefore aligned with shareholders and imposes an equity retention requirement to facilitate attaining such levels of ownership.

■

We maintain a “compensation recovery policy,” which requires the reimbursement to the Company of any incentive compensation to executive and certain other officers, the payment of which was predicated upon the achievement of financial results that were subsequently the subject of a restatement, or otherwise is required under applicable laws, rules, and regulations.

■	NEOs must obtain permission from the Legal Department before the purchase or sale of any shares, even during an open trading period.

Based on a combination of the above, we believe that (i) our NEOs and other employees are encouraged to manage the Company in a prudent manner because our compensation programs are aligned with our business strategy and risk profile, and (ii) our incentive programs are not designed to encourage our NEOs or other employees to take excessive risks or risks that are inconsistent with the Company’s and shareholders’ best interests. In addition, we have in place various controls and management processes that help mitigate the potential for incentive compensation plans to have a material adverse effect on the Company.

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of each of our NEOs. For years beginning prior to January 1, 2018, the $1 million limitation did not apply to qualified performance-based compensation that satisfied certain requirements, including, among others, approval of the material terms of the plan by our shareholders. Effective for the years beginning on or after January 1, 2018, there is no exception for qualified performance-based compensation from the Section 162(m) limitation, although a transition rule applies in some circumstances for outstanding awards. We consider the impact of the deduction limit under Section 162(m) when developing and implementing our executive compensation programs. We intend to design our executive compensation arrangements to be consistent with the interests of our shareholders. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Some amounts paid under our compensation programs may not be deductible as the result of Section 162(m).

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Compensation Tables

COMPENSATION TABLES

2024 Summary Compensation Table

The following table summarizes compensation paid to or accrued on behalf of the NEOs for fiscal 2024:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael L. Baur	2024	901,000	270,300	3,858,000	—	540,600	305,899	5,875,799
Chair and Chief	2023	875,000	—	3,229,036	—	1,246,875	306,573	5,657,484
Executive Officer	2022	875,000	—	2,331,320	—	2,123,625	317,739	5,647,684
Stephen T. Jones	2024	494,400	98,880	1,271,614	—	197,760	76,688	2,139,341
Senior Executive Vice	2023	480,000	—	1,192,277	—	456,000	82,285	2,210,561
President, Chief Financial Officer	2022	400,000	—	828,927	—	647,200	59,890	1,936,017
Shana C. Smith	2024	420,000	63,000	432,099	—	126,000	36,307	1,077,407
Senior Executive Vice President,	2023	136,923	—	375,023	—	100,726	103,621	716,293
Chief Legal Officer
Rachel A. Hayden	2024	371,830	44,620	382,550	—	89,239	44,865	933,104
Senior Executive Vice President,	2023	361,000	—	358,671	—	206,150	48,830	974,651
Chief Information Officer	2022	350,000	200,000	474,197	—	339,780	22,050	1,386,027
Alexandre M. Conde	2024	386,250	46,350	496,726	—	92,700	154,413	1,176,439
Senior Executive Vice President,
Chief People Officer(5)
John C. Eldh(6)	2024	252,404	—	1,929,016	—	143,836	1,542,256	3,867,512
Former President	2023	625,000	—	1,862,920	—	890,150	77,366	3,455,436
	2022	548,077	—	1,554,205	—	1,339,569	70,197	3,512,048

(1)	Reflects an additional amount paid pursuant to the MIP in fiscal 2024.
(2)

Reflects all restricted stock units and performance shares granted during fiscal 2024 at the grant date fair value. The values in the column assume that the performance was achieved at target for purposes of valuing the performance shares. Eldh forfeited all stock awards granted in fiscal 2024. Assuming the maximum level of performance will be achieved instead of target for the fiscal 2024 awards, the grant date fair value of the performance units is $3,858,000, for Baur; $1,271,614 for Jones; $432,099 for Smith; $382,550 for Hayden; and $496,726 for Conde. The amounts shown in the table are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of all restricted stock units and one half of the performance shares was calculated using the Company’s closing stock price on the date of grant. The grant date fair value for the remaining one half of the performance shares was determined using Company stock price determined using a Monte Carlo simulation model. For a discussion of the assumptions made in such valuation, see Note 11 to our audited consolidated financial statements for fiscal 2024, included in the Annual Report.

(3)

Reflects the value of cash incentives earned pursuant to our annual incentive plan. For fiscal 2024, the cash incentives were awarded in August 2024. For fiscal 2023, the cash incentives under that program were awarded in August 2023. For fiscal 2022, the cash incentives under that program were awarded in August 2022. See the discussion in the “Compensation Discussion and Analysis” section herein.

(4)	See the “All Other Compensation” table below for additional information.
(5)	Conde was promoted to Chief People Officer in August 2022.
(6)

Eldh departed from the Company on November 17, 2023 and forfeited all stock awards granted in fiscal 2024. Assuming the maximum level of performance were to have been achieved for the fiscal 2024 awards, the grant date fair value of his performance units would have been $1,875,062.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	51

2024 All Other Compensation Table

2024 All Other Compensation Table

The following supplemental table summarizes all other compensation paid to our NEOs fiscal 2024, which is included in the “All Other Compensation” column in the 2024 Summary Compensation Table above:

Name	Fiscal Year	Perquisites ($)(1)	Company Contributions to Nonqualified Deferred Compensation Plan ($)(2)	Company Paid Disability Benefit ($)(3)	Company Contributions to Deferred Contribution Plans (401(k)) ($)	Other ($)(4)	Total ($)
Michael L. Baur	2024	6,073	200,000	66,406	10,350	23,070	305,899
	2023	7,197	200,000	66,406	9,900	23,070	306,573
	2022	6,573	200,000	77,600	9,950	23,616	317,739
Stephen T. Jones	2024	3,000	42,768	14,496	7,508	8,916	76,688
	2023	2,500	50,724	11,632	7,733	9,696	82,285
	2022	—	34,223	11,632	5,900	8,136	59,890
Shana C. Smith	2024	6,000	—	13,575	12,092	4,640	36,307
	2023	—	—	—	3,231	100,390	103,621
	2022	—	—	—	—	—	—
Rachel A. Hayden	2024	2,400	20,807	8,244	7,486	5,928	44,865
	2023	—	29,911	5,719	6,492	6,708	48,830
	2022	—	7,875	5,719	4,576	3,880	22,050
Alexandre M. Conde	2024	3,000	—	—	6,800	144,613	154,413
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
John C. Eldh(5)	2024	—	22,500	12,653	525	1,506,578	1,542,256
	2023	1,500	22,500	30,367	9,583	13,416	77,366
	2022	2,500	22,500	29,943	9,742	5,512	70,197

(1)

Represents physical examination costs. For Jones, also includes physical examination costs for his spouse of $3,000 in 2024 and $1,000 in 2023. For Smith, also includes physical examination costs for her spouse in 2024.

(2)

The deferred compensation benefit is provided in connection with the individual’s employment agreement, which is discussed below under “Employment Arrangements and Potential Payments upon Certain Events.”

(3)	Includes supplemental long-term disability benefits for NEOs who have elected such benefits.
(4)

Represents life insurance benefits for each of our NEOs. For Conde, also includes relocation and related tax gross up benefits of $144,613 in fiscal 2024. For Eldh, also includes $1,500,000 separation payment for fiscal 2024. We entered into a Separation Agreement and General Release with Eldh in September 2023 that Suspended his rights under his employment letter and the Severance Plan. For Smith, also includes relocation benefits of $100,000 in fiscal 2023.

(5)	Eldh departed from the Company on November 17, 2023.

52	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2024 Grants of Plan Based Awards Table

2024 Grants of Plan Based Awards Table

The following table summarizes awards granted to each of the NEOs during fiscal 2024 under the 2021 Omnibus Incentive Plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael L. Baur	8/16/2023	675,750	1,351,500	2,703,000	—	—	—	—	—
	8/25/2023	—	—	—	—	—	—	59,486	1,874,999
	8/25/2023	—	—	—	14,872	29,744	59,488	29,744	1,045,502
	8/25/2023	—	—	—	14,872	29,743	59,488	29,743	937,499

Stephen T. Jones	8/16/2023	247,200	494,400	1,236,000	—	—	—	—	—
	8/25/2023	—	—	—	—	—	—	19,607	618,013
	8/25/2023	—	—	—	4,902	9,804	19,608	9,804	344,611
	8/25/2023	—	—	—	4,902	9,803	19,606	9,803	308,991

Shana C. Smith	8/16/2023	157,500	315,000	420,000	—	—	—	—	—
	8/25/2023	—	—	—	—	—	—	6,662	209,986
	8/25/2023	—	—	—	1,666	3,332	6,664	3,332	117,120
	8/25/2023	—	—	—	1,666	3,331	6,662	3,331	104,993

Rachel A. Hayden	8/16/2023	111,549	223,098	371,830	—	—	—	—	—
	8/25/2023	—	—	—	—	—	—	5,898	185,905
	8/25/2023	—	—	—	1,475	2,950	5,900	2,950	103,693
	8/25/2023	—	—	—	1,475	2,949	5,898	2,949	92,952

Alexandre M. Conde	8/16/2023	115,875	231,750	463,500	—	—	—	—	—
	8/25/2023	—	—	—	—	—	—	7,659	241,412
	8/25/2023	—	—	—	1,915	3,830	7,660	3,830	134,625
	8/25/2023	—	—	—	1,915	3,829	7,658	3,829	120,690

John C. Eldh(3)	8/16/2023	468,500	937,000	1,875,000	—	—	—	—	—
	8/25/2023	—	—	—	—	—	—	29,743	937,499
	8/25/2023	—	—	—	7,436	14,872	29,744	14,872	522,751
	8/25/2023	—	—	—	7,436	14,872	29,744	14,872	468,765

(1)	See “Compensation Discussion and Analysis — Material Elements of our Compensation Programs — Annual Performance-Based and Service-Based Equity Awards,” above.
(2)

The grant date fair values of the restricted stock units and a portion of the performance units are based on the closing prices of our common stock on Nasdaq on August 25, 2023. The grant date fair values of the remaining performance units are based on a Monte Carlo simulation model. These equity awards were part of an equity grant granted on August 25, 2023 and the performance metrics for the performance-based portion of these awards were set at that time. These performance-and service-based equity awards were computed in accordance with FASB ASC Topic 718. See “Compensation Discussion and Analysis — Material Elements of our Compensation Program — Annual Performance-Based and Service-Based Equity Awards,” above.

(3)	Eldh departed from the Company on November 17, 2023.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	53

2024 Outstanding Equity Awards at Fiscal Year End Table

2024 Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes outstanding equity awards held by each of the NEOs as of June 30, 2024:

Name		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Michael L. Baur	12/5/2014	164,093	—	41.13	12/5/2024

	12/4/2015	125,000	—	38.19	12/4/2025

	12/2/2016	77,339	—	37.00	12/2/2026

	12/8/2017	53,079	—	34.35	12/8/2027

	11/19/2020	133,899	—	24.68	11/19/2030

	11/24/2020	119,021	—	27.14	11/24/2030

						8/27/2021	15,604	691,413	—	—

						8/27/2021	—	—	31,207	1,382,782

						8/26/2022	42,525	1,884,283	—	—

						8/26/2022	—	—	56,700	2,512,377

						8/25/2023	59,486	2,635,825	—	—

						8/25/2023	—	—	59,487	2,635,869

Stephen T. Jones						8/27/2021	5,548	245,832	—	—

						8/27/2021	—	—	11,096	491,664

						8/26/2022	15,702	695,756	—	—

						8/26/2022	—	—	20,936	927,674

						8/25/2023	19,607	868,786	—	—

						8/25/2023	—	—	19,607	868,786

Shana C. Smith						6/1/2023	9,801	434,282	—	—

						8/25/2023	6,662	295,193	—	—

						8/25/2023	—	—	6,663	295,238

Rachel A. Hayden						8/27/2021	2,427	107,540	—	—

						8/27/2021	—	—	4,855	215,125

						9/1/2021	1,987	88,044	—	—

						8/26/2022	4,724	209,320	—	—

						8/26/2022	—	—	6,298	279,064

						8/25/2023	5,898	261,340	—	—

						8/25/2023	—	—	5,899	261,385

Alexandre M. Conde						8/27/2021	4,161	184,374	—	—

						8/26/2022	7,851	347,878	—	—

						8/25/2023	7,659	339,370	—	—

						8/25/2023	—	—	7,659	339,370

(1)	Stock options granted prior to July 1, 2021 vested ratably over three years beginning on the grant date.
(2)

Restricted stock units granted on or after July 1, 2021 vest ratably over four years beginning on the grant date. The market value is based on the closing price of the Company’s common stock on June 30, 2024.

(3)

Performance units vest on achieving performance goals. The number of shares disclosed as not yet vested and the market value is based on (i) actual results for awards granted in fiscal 2022; (ii) achieving at the target performance level for the Normalized EPS PSUs granted in fiscal 2024 and fiscal 2023; and (iii) achieving at the threshold and target performance levels for the Adjusted ROIC PSUs granted in fiscal 2024 and fiscal 2023. The market value is based on the closing price of the Company’s common stock on June 30, 2024.

54	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2024 Option Exercises and Stock Vested Table

2024 Option Exercises and Stock Vested Table

The following table summarizes the exercise of options and the vesting of stock awards by each of our NEOs during the fiscal year ended June 30, 2024:

Name	Option Awards		Restricted Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Michael L. Baur	—	—	38,851	1,245,002

Stephen T. Jones	—	—	17,077	650,916

Shana C. Smith	—	—	3,266	154,906

Rachel A. Hayden	—	—	4,775	179,359

Alexandre M. Conde	—	—	7,773	248,726

John C. Eldh(1)	89,266	664,257	24,629	789,920

(1)	John Eldh departed from the Company on November 17, 2023.

2024 Nonqualified Deferred Compensation Table

The following table contains information concerning benefits earned by each of the NEOs under nonqualified deferred compensation plans during the fiscal year ended June 30, 2024:

Name	Executive Contributions in Last Fiscal Year ($)(1)(2)	Registrant Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(4)		Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year-End ($)

Michael L. Baur	400,000	200,000	1,804,660		869,823	14,587,421

Stephen T. Jones	416,160	42,768	135,476		—	1,514,032

Shana C. Smith	—	—	—		—	—

Rachel A. Hayden	69,358	20,807	44,018		—	314,570

Alexandre M. Conde	—	—	—		—	—

John C. Eldh(5)	75,000	22,500	(37,247	)(6)	271,097	85,696

(1)

Amounts represent voluntary deferrals of salary, bonus or a combination of both salary and bonus under the Deferred Compensation Plan. Contributions of deferred salary are reported as fiscal 2024 income in the “Salary” column of the 2024 Summary Compensation Table.

(2)	Amounts reflect voluntary deferrals under the Deferred Compensation Plan associated with plan awards for fiscal 2024 but paid in fiscal 2025.
(3)

Amounts represent our matching contributions under the Deferred Compensation Plan. These amounts are reported as fiscal 2024 income in the “All Other Compensation” column of the 2024 Summary Compensation Table.

(4)	Reflects cash flows for the fiscal year ended June 30, 2024.
(5)	Eldh departed from the Company on November 17, 2023.
(6)	Includes forfeitures of unvested Company matching contributions upon separation.

The Deferred Compensation Plan permits our NEOs to elect to defer a portion of their base salary and incentive bonus, and to receive matching contributions from the Company on a portion of the deferred amounts. Mike Baur may defer up to 50% of his base compensation and 100% of his bonus, and we will provide a matching contribution of 50% of the amount deferred up to a calendar year limit of $200,000 in matching contributions. Each of Jones, Smith, Hayden, and Eldh may defer up to 50% of their base salary and 100% of their bonus, and we will provide a matching contribution of 30% on the first 15% of compensation deferred.

Deferred amounts are credited to each participant’s account, which are invested in one or more investment alternatives chosen by each participant from a range of mutual fund offerings and other investments available under the plan. Each participant’s account is adjusted to reflect the investment performance of the selected investments. Benefits under the plan are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement, death or other termination of employment, or upon a change in control of the Company, as elected in advance by the participant. A participant may also elect to receive some or all of the deferred amounts and related earnings pursuant to an in-service distribution, subject to a minimum five-year deferral.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	55

Employment Arrangements and Potential Payments Upon Certain Events

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON CERTAIN EVENTS

We have entered into an employment agreement with Mike Baur that was effective July 1, 2017 and employment letters with Stephen Jones, Shana Smith, Rachel Hayden and Alexandre Conde effective December 14, 2020, February 21, 2023, June 7, 2021, and June 29, 2022, respectively. Baur, Jones, Smith, Hayden and Conde also participate in the Severance Plan. Notwithstanding these employment arrangements, each of Baur, Jones, Smith, Hayden and Conde has the right to voluntarily terminate their employment at any time. The employment arrangements set forth the general terms and conditions of Baur’s, Jones’, Smith’s, Hayden’s, and Conde’s employment and provide for certain severance benefits upon the occurrence of certain events, which are stated as column headings in the tables below.

We had an employment letter with John Eldh effective October 1, 2019, and Eldh participated in the Severance Plan prior to his departure from the Company in November 2023. As a result of his departure and in lieu of any benefits to which Eldh would have otherwise been entitled to under the Severance Plan, Eldh will receive the benefits set forth in his Separation Agreement, subject to the terms and conditions therein.

The material elements of compensation of each NEO as contained in their employment arrangements are described in the “Compensation Discussion and Analysis” section herein. The following sets forth in tabular format the incremental compensation that would be payable to such NEO in the event of his termination of employment under various scenarios, which we refer to as termination events. In accordance with the SEC rules, the following discussion assumes:

■	That the termination event in question occurred on June 30, 2024, the last day of fiscal 2024; and
■	With respect to calculations based on our stock price, the reported closing price of our common stock on June 30, 2024, $44.31, was used.

The tables contained in this section do not include payments made to a NEO with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our NEOs and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a termination event can only be determined at the time of such NEO’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and our stock price at such time.

56	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Arrangements and Potential Payments Upon Certain Events

Michael L. Baur

GENERAL

Pursuant to the terms of Mike Baur’s employment agreement, he was entitled to receive an annual base salary of $901,000 in fiscal 2024. Under his agreement, Baur is eligible to receive annual incentive cash and equity awards under our equity plans as described in the “Compensation Discussion and Analysis” section herein. Subject to the provisions of his employment agreement, Baur is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Mike Baur is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)

Severance	6,144,167	7,373,000	—	—	—	—

Pro Rata Variable Compensation(1)	1,351,500	1,351,500	1,351,500	1,351,500	1,351,500	1,351,500

Equity Acceleration(2)	—	5,211,521	5,211,521	5,211,521	5,211,521	—

Performance-Based Equity Acceleration(3)	—	5,833,491	5,833,491	5,833,491	5,833,491	—

Medical Coverage(4)	420,000	420,000	420,000	420,000	420,000	—

Deferred Compensation	14,587,421	14,587,421	14,587,421	14,587,421	14,587,421	14,587,421

Disability(5)	—	—	—	—	180,200	—

Total	22,503,088	34,776,933	27,403,933	27,403,933	27,584,133	15,938,921

(1)

Mike Baur’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Baur had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Baur’s fiscal 2024 annual variable compensation as of June 30, 2024.

(2)

Reflects (i) the difference between fair market value as of June 30, 2024 of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control, retirement and termination by the Company without cause or by the grantee for good reason.

(3)

Reflects the fair market value as of June 30, 2024, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.

(4)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.
(5)

Mike Baur’s employment agreement provides that if his employment is terminated by reason of disability, he will continue to receive his salary during the period under which he continues to receive benefits under our short-term disability policy (assumed to be six months for purposes of this disclosure), less any benefits received under our short-term disability policy.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	57

Employment Arrangements and Potential Payments Upon Certain Events

Stephen T. Jones

GENERAL

Stephen Jones serves as our Senior Executive Vice President and Chief Financial Officer. At June 30, 2024, Jones received an annual base salary of $494,400. Jones is eligible to receive both annual incentive cash compensation and equity awards under the 2021 Omnibus Incentive Plan. Subject to the provisions of his employment arrangements, Jones is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Jones is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)

Severance	1,486,000	1,981,333	—	—	—	—

Pro Rata Variable Compensation(1)	494,400	494,400	494,400	494,400	494,400	494,400

Equity Acceleration(2)	—	1,810,374	1,810,374	—	1,810,374	—

Performance-Based Equity Acceleration(3)	—	2,025,304	2,025,304	—	2,025,304	—

Medical Coverage(4)	66,514	66,514	66,514	66,514	66,514	—

Deferred Compensation	1,514,032	1,382,610	1,382,610	1,514,032	1,382,610	1,514,032

Disability	—	—	—	—	—	—

Total	3,560,946	7,760,535	5,779,202	2,074,946	5,779,202	2,008,432

(1)

Jones’ employment arrangements provide for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Jones had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Jones fiscal 2024 annual variable compensation as of June 30, 2024.

(2)

Reflects (i) the difference between fair market value as of June 30, 2024 of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason.

(3)

Reflects the fair market value as of June 30, 2024, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.

(4)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.

58	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Arrangements and Potential Payments Upon Certain Events

Shana C. Smith

GENERAL

Shana Smith serves as our Senior Executive Vice President and Chief Legal Officer. At June 30, 2024, Smith’s annual base salary was set at $420,000. Smith is eligible to receive both annual incentive cash compensation and equity awards under the 2021 Omnibus Incentive Plan. Subject to the provisions of her employment arrangements, Smith is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if her employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Smith is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of her termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)

Severance	1,065,000	1,420,000	—	—	—	—

Pro Rata Variable Compensation(1)	315,000	315,000	315,000	315,000	315,000	315,000

Equity Acceleration(2)	—	729,475	729,475	—	729,475	—

Performance-Based Equity Acceleration(3)	—	275,156	275,156	—	275,156	—

Medical Coverage	—	—	—	—	—	—

Deferred Compensation	—	—	—	—	—	—

Disability	—	—	—	—	—	—

Total	1,380,000	2,739,631	1,319,631	315,000	1,319,631	315,000

(1)

Smith’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Smith had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Smith’s fiscal 2024 annual variable compensation as of June 30, 2024.

(2)

Reflects (i) the difference between fair market value as of June 30, 2024 of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason.

(3)

Reflects the fair market value as of June 30, 2024, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	59

Employment Arrangements and Potential Payments Upon Certain Events

Rachel A. Hayden

GENERAL

Rachel Hayden serves as our Senior Executive Vice President and Chief Information Officer. At June 30, 2024, Hayden’s annual base salary was set at $371,830. Hayden is eligible to receive both annual incentive cash compensation and equity awards under the 2021 Omnibus Incentive Plan. Subject to the provisions of her employment arrangements, Hayden is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if her employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Hayden is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of her termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)

Severance	925,929	1,234,572	—	—	—	—

Pro Rata Variable Compensation(1)	223,098	223,098	223,098	223,098	223,098	223,098

Equity Acceleration(2)	—	666,244	666,244	—	666,244	—

Performance-Based Equity Acceleration(3)	—	720,481	720,481	—	720,481	—

Medical Coverage(4)	52,661	52,661	52,661	52,661	52,661	—

Deferred Compensation	314,570	241,977	241,977	314,570	241,977	314,570

Disability	—	—	—	—	—	—

Total	1,516,258	3,139,033	1,904,461	590,329	1,904,461	537,668

(1)

Hayden’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Hayden had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Hayden’s fiscal 2024 annual variable compensation as of June 30, 2024.

(2)

Reflects (i) the difference between fair market value as of June 30, 2024 of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason.

(3)

Reflects the fair market value as of June 30, 2024, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.

(4)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.

60	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Arrangements and Potential Payments Upon Certain Events

Alexandre Conde

GENERAL

Alexandre Conde serves as our Senior Executive Vice President and Chief Information Officer. At June 30, 2024, Conde’s annual base salary was set at $386,250. Conde is eligible to receive both annual incentive cash compensation and equity awards under the 2021 Omnibus Incentive Plan. Subject to the provisions of his employment arrangements, Conde is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Conde is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)

Severance	927,000	1,236,000	—	—	—	—

Pro Rata Variable Compensation(1)	231,750	231,750	231,750	231,750	231,750	231,750

Equity Acceleration(2)	—	871,622	871,622	871,622	871,622	—

Performance-Based Equity Acceleration(3)	—	316,294	316,294	316,294	316,294	—

Medical Coverage(4)	40,571	40,571	40,571	40,571	40,571

Deferred Compensation	—	—	—	—	—	—

Disability	—	—	—	—	—	—

Total	1,199,321	2,696,237	1,460,237	1,460,237	1,460,237	231,750

(1)

Conde’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Conde had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Conde’s fiscal 2024 annual variable compensation as of June 30, 2024.

(2)

Reflects (i) the difference between fair market value as of June 30, 2024 of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control, retirement and termination by the Company without cause or by the grantee for good reason.

(3)

Reflects the fair market value as of June 30, 2024, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.

(4)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.

John C. Eldh

On September 22, 2023, John Eldh notified us of his decision to resign from his role as President of the Company effective November 17, 2023. In connection with Eldh’s departure from the Company, we entered into a Separation Agreement and General Release with Eldh. The Separation Agreement and General Release modified and superseded his employment letter and the Severance Plan.

Pursuant to the terms of the Separation Agreement and General Release and in consideration of Eldh’s tenure and contributions to the Company, we agreed to provide Eldh with (i) a cash separation payment of $1,500,000 and (ii) a pro rata share of the cash incentive awards payable under the MIP for fiscal 2024 (the “Separation Payment”). Eldh’s receipt of the Separation Payment was conditioned on his continued compliance with the Separation Agreement and General Release, which included a general release of claims against us, as well as confidentiality, non-disparagement, non-competition, non-solicitation and other customary provisions.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	61

Pay Ratio Disclosure

PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K promulgated under the Exchange Act, we are required to disclose the median annual total compensation of all the Company’s employees, the total compensation of our CEO and the ratio of those two amounts. The pay ratio set forth below is a reasonable estimate and has been calculated in a manner consistent with the SEC rules and based on the methodology described below. The SEC rules for identifying median employees allow companies to use a variety of methodologies. As a result, the pay ratio reported by others may not be comparable to our reported pay ratio. For the fiscal year ended June 30, 2024:

■	the total compensation for our median employee was $54,913;
■	the annual total compensation of Mike Baur was $5,875,799; and
■	based on the information above, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 107:1.

Employee population. As of June 30, 2024, the date we selected to identify our median employee, our employee population consisted of approximately 2,052 individuals, with 668 employees representing 33% of our total employee population located outside the United States and 1,384 employees representing 67% of our total employee population located in the United States.

Identification of Median. To identify the median of the annual total compensation of all our employees, we reviewed the total cash earnings of all employees for the twelve-month period ending on June 30, 2024 (the “reported compensation”). In making this calculation, we annualized the reported compensation of all our employees who were hired during the period. While we did not make any cost-of-living adjustments to the reported compensation in identifying the median employee, we did convert the reported compensation of our non-United States employees to United States dollars using the applicable conversion rate as of June 30, 2024. Using this methodology, we determined that our median employee was a full-time, salaried employee located in the United States.

POLICIES AND PRACTICES RELATED TO THE GRANTS OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NON-PUBLIC INFORMATION

Our compensation program has not included awards of stock options, SARs, or similar option-like instructions as a component of our long-term incentive plan since 2021. We recognize that a release of information in close proximity to the approval or grant of an equity award could create the appearance of an effort to time the recipient’s equity award to the recipient’s benefit, even if no such benefit was intended. We, however, do not purposely accelerate or delay the public relation of material information in consideration of a pending equity award.

We have a policy that applies to the grant of all equity awards, which requires management to advise the Compensation Committee and the Board whenever material non-public information is planned to be released to the public in close proximity to the approval or grant of an equity award and the Compensation Committee and the Board must consider that information in connection with their approval and the timing of the grant. We have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of any NEO or director compensation. All equity awards are made only during an open window for stock transactions under the Company’s insider trading compliance program as applicable to the participant, and all grants are automatically delayed if they are not made on a date occurring during an open window.

62	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Pay Versus Performance

PAY VERSUS PERFORMANCE
This section provides disclosure about the relationship between executive “compensation actually paid” (“CAP”) to our CEO and non-CEO
NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act (the “Pay Versus Performance Rules”). For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Mike Baur ($)	Compensation Actually Paid to CEO ($) (1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (1)(2)(3)	ScanSource, Inc. Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income (in millions) ($)	Adjusted EBITDA ($) (5)

2024	5,875,799	7,744,764	1,838,760	1,211,679	184	163	77.1	140.7

2023	5,657,484	5,155,039	1,839,235	1,709,711	123	159	89.8	179.9

2022	5,647,684	7,297,747	2,050,989	2,464,805	129	130	88.8	166.7

2021	6,637,813	7,618,769	1,433,835	1,572,107	117	168	10.8	117.9

(1)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

Chief Executive Officer
	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Total Compensation from Summary Compensation Table	5,875,799	5,657,484	5,647,684	6,637,813

Adjustments for Pension	—	—	—	—

Adjustment for Summary Compensation Table Pension	0	0	0	0

Amount added for current year service cost	0	0	0	0

Amount added for prior service cost impacting current year	0	0	0	0

Total Adjustments for Pension	0	0	0	0

Adjustments for Equity Awards	—	—	—	—

Adjustment for grant date values in the Summary Compensation Table	(3,858,000)	(3,229,036)	(2,331,320)	(3,690,662)

Year-end fair value of unvested awards granted in the current year	4,633,040	3,093,126	2,751,537	4,490,976

Year-over-year difference of year-end fair values for unvested awards granted in prior years	1,038,850	(386,870)	614,269	123,216

Fair values at vest date for awards granted and vested in current year	0	0	0	0

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	55,075	20,335	615,578	57,426

Forfeitures during current year equal to prior year-end fair value	0	0	0	0

Dividends or dividend equivalents not otherwise included in the total compensation	0	0	0	0

Total Adjustments for Equity Awards	1,868,965	(502,445)	1,650,063	980,956

Compensation Actually Paid (as calculated)	7,744,764	5,155,039	7,297,747	7,618,769

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	63

Pay Versus Performance

Average Non-Chief Executive Officer Named Executive Officer
	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Total Compensation from Summary Compensation Table	1,838,760	1,839,235	2,050,989	1,433,835

Adjustments for Pension	—	—	—	—

Adjustment for Summary Compensation Table Pension	0	0	0	0

Amount added for current year service cost	0	0	0	0

Amount added for prior service cost impacting current year	0	0	0	0

Total Adjustments for Pension	0	0	0	0

Adjustments for Equity Awards

Adjustment for grant date values in the Summary Compensation Table	(902,401)	(947,223)	(824,430)	(633,904)

Year-end fair value of unvested awards granted in the current year	620,364	914,109	986,537	741,513

Year-over-year difference of year-end fair values for unvested awards granted in prior years	175,851	(92,141)	113,848	30,003

Fair values at vest date for awards granted and vested in current year	0	0	19,557	0

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	58,636	(4,269)	118,304	660

Forfeitures during current year equal to prior year-end fair value	(579,531)	0	0	0

Dividends or dividend equivalents not otherwise included in the total compensation	0	0	0	0

Total Adjustments for Equity Awards	(627,082)	(129,524)	413,816	138,272

Compensation Actually Paid (as calculated)	1,211,679	1,709,711	2,464,805	1,572,107

(2)	Equity valuations assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.
(3)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2024: Stephen Jones, John Eldh (Former), Shana Smith, Rachel Hayden, Alexandre Conde
2023: Stephen Jones, John Eldh (Former), Shana Smith, Rachel Hayden
2022: Stephen Jones, John Eldh, Rachel Hayden, Matthew Dean (Former)
2021: Stephen Jones, John Eldh, Rachel Hayden, Matthew Dean, Gerald Lyons (Former)

(4)
Total shareholder return (“TSR”) is calculated base on the value of an initial fixed investment of $100 on June 30, 2021. The selected peer group is the S&P 600 Technology Hardware & Equipment (Industry Group) Index, which is the peer group used by the Company for purposes of Item 201(e) of SEC Regulation
S-K
in the Annual Report.

(5)
We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link CAP to our NEOs to Company performance for fiscal 2024. Adjusted EBITDA is a non-GAAP
financial measure that includes the following:
non-GAAP
operating income;
non-GAAP
net income;
non-GAAP
EPS; adjusted earnings before interest expense, income taxes, depreciation, and amortization. Please refer to page 28 in the Annual Report for a reconciliation of net income to Adjusted EBITDA.

Most Important Financial Performance Measures
In accordance with the Pay Versus Performance Rules, the following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link CAP to our NEOs for fiscal 2024 to Company performance:

Most Important Financial Performance Measures

Adjusted EBITDA

Revenue

ROIC

EPS

64	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Pay Versus Performance

Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with the Pay Versus Performance Rules, the graphs below illustrate how CAP to our NEOs aligns with the Company’s financial performance as measured by our cumulative TSR, our TSR Peer Group’s cumulative TSR, our net income, and Adjusted EBITDA.

CEO and Average Non-CEO NEO CAP vs. SCSC and Peer TSR
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP (In Thousands)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
TSR-Value of Initial Fixed $100 Investment
2021
2022
2023
2024
CEO CAP
Average Non-CEO NEO CAP
SCSC TSR
Peer Group TSR

CEO and Average Non-CEO NEO CAP vs. Net Income
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP (In Thousands)
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Net Income (In Millions)
2021
2022
2023
2024
CEO CAP
Average Non-CEO NEO CAP
Net Income ($Mil.)

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	65

Pay Versus Performance

CEO and Average Non-CEO NEO CAP vs. Adjusted EBITDA
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP (In Thousands)
$200.0
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Adjusted EBITDA
2021
2022
2023
2024
CEO CAP
Average Non-CEO NEO CAP
Adjusted EBITDA ($Mil.)

66	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2024, Peter Browning, Frank Emory, Charles Mathis, Vernon Nagel, Jeffrey Rodek and Charles Whitchurch (until he retired from the Board when his term of office expired at the Company’s Annual Meeting of Shareholders held on January 25, 2024) and Dorothy Ramoneda and Elizabeth Temple served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2024, or at any time prior thereto, except for Mathis who served as Chief Financial Officer of the Company from 2012 to 2016. Since the beginning of fiscal 2024, no member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During fiscal 2024, none of the Company’s executive officers served on the board of directors or the compensation committee (or other committee performing equivalent functions) of another entity whose executive officer(s) served on the Board or the Compensation Committee.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	67

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report and in this Proxy Statement.

Submitted by the Compensation Committee:

Elizabeth Temple, Chair

Peter Browning

Frank Emory

Charles Mathis

Vernon Nagel

Dorothy Ramoneda

Jeffrey Rodek

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

68	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Equity Compensation Plan Information

The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of June 30, 2024:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders	—		—	—

2021 Omnibus Incentive Plan	—		—	1,037,261	(1)

2013 Long-Term Incentive Plan	711,952	(2)	33.38	—

Equity Compensation Plans Not Approved by Shareholders	—		—	—

Total	711,952		33.38	1,037,261

(1)

Includes 539,544 outstanding time-based restricted stock units and 183,249 shares subject to outstanding performance-based restricted stock units. The number of performance-based restricted stock units reflects the achievement of the maximum amount for awards outstanding as of June 30, 2024. The actual number of shares issued under our performance-based restricted stock unit awards will range between 0% and 200% of the target amount based on our performance relative to the applicable performance goals as determined by the Compensation Committee following the end of the performance period.

(2)	Includes 711,952 outstanding stock options.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	69

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the “Investors” page of our website, www.scansource.com, under the “Corporate Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2024 and particularly with regard to the audited consolidated financial statements as of June 30, 2024 and June 30, 2023 and for the three fiscal years ended June 30, 2024.

The Audit Committee is comprised solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries at any time during the past three years or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the consolidated financial statements and reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the firm to serve as our independent registered public accounting firm for the coming year.

The Audit Committee has implemented procedures to ensure that during each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met 4 times during fiscal 2024.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm the critical audit matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the Audit Committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved the independent registered public accounting firm’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended June 30, 2024 by the independent registered public accounting firm that were unrelated to its audit of the consolidated financial statements referred to above and to its reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining its independence.

Additionally, the Audit Committee discussed with the independent registered public accounting firm the overall scope and plan for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC.

Submitted by the Audit Committee:

Charles Mathis, Chair

Peter Browning

Frank Emory

Vernon Nagel

Dorothy Ramoneda

Jeffrey Rodek

Elizabeth Temple

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act or the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

70	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of our common stock as of the close of business on October 4, 2024 by the following: (i) each of our NEOs; (ii) each of our directors and director nominees; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. Unless otherwise indicated in the footnotes below, each person listed in the table possesses sole voting and investment power with respect to the shares identified as beneficially owned by such person, subject to community property laws where applicable. The address for each of our directors and executive officers is c/o ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

Name	Number of Shares and Nature of Beneficial Ownership	Ownership Percentage(1) (%)

BlackRock, Inc.(2)	4,633,629	19.3

The Vanguard Group, Inc.(3)	3,439,419	14.3

Dimensional Fund Advisors LP(4)	1,934,258	8.1

Pzena Investment Management, LLC(5)	1,893,151	7.9

Victory Capital Management Inc.(6)	1,745,396	7.3

Alma Consulting & Investments S.L. and Orlando Alonso Villarón(7)	1,360,000	5.7

Michael L. Baur(8)	686,098	2.9

Peter C. Browning	25,900	*

John C. Eldh(9)	108,318	*

Frank E. Emory	23,500	*

Rachel A. Hayden(10)	20,535	*

Stephen T. Jones(11)	71,816	*

Charles A. Mathis	15,100	*

Vernon J. Nagel	7,900	*

Dorothy F. Ramoneda	26,600	*

Jeffrey R. Rodek	26,300	*

Shana C. Smith(12)	23,793	*

Elizabeth O. Temple	32,200	*

Alexandre L. Conde(13)	51,603	*

All current directors and executive officers as a group (12 persons)(14)	1,011,345	4.2

* Amount represents less than 1.00%.

(1)

Applicable percentage of ownership is based upon 24,021,747 shares of our common stock outstanding as of the close of business on October 4, 2024. Beneficial ownership is determined in accordance with the SEC rules and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to (i) options currently exercisable or exercisable within 60 days of October 4, 2024 or (ii) restricted stock units or shares of restricted stock that vest or vested within 60 days of October 4, 2024 are deemed outstanding for computing the number of shares beneficially owned and the ownership percentage of the person holding such options, but these shares are not deemed outstanding for computing the ownership percentage of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)

The information reported is based on a Schedule 13G/A filed with the SEC on January 19, 2024 by BlackRock, Inc. (“BlackRock”), whose address is 50 Hudson Yards, New York, New York 10001. The Schedule 13G/A reports that BlackRock has sole voting power over 4,544,755 shares, shared voting power over no shares and sole investment power over all of the shares shown. The Schedule 13G/A further reports that iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of our common stock.

(3)

The information reported is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over no shares, shared voting power over 21,775 shares, sole investment power over 3,389,216 shares and shared investment power over 50,203 shares.

(4)

The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”), whose address is 6300 Bee Cave Road, Building One, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 1,904,167 shares, shared voting power over no shares and sole investment power over all of the shares shown. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, funds, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over our securities owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	71

Stock Ownership Information

(5)

The information reported is based on a Schedule 13G filed with the SEC on February 9, 2024 by Pzena Investment Management, LLC (“Pzena”), whose address is 320 Park Avenue, 8th Floor, New York, New York 10022. The Schedule 13G reports that Pzena has sole voting power over 1,538,586 shares, shared voting power over no shares and sole investment power over all of the shares shown.

(6)

The information reported is based on a Schedule 13G/A filed with the SEC on February 6, 2024 by Victory Capital Management Inc. (“Victory”), whose address is 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144. The Schedule 13G/A reports that Victory has sole voting power over 1,736,126 shares, shared voting power over no shares and sole investment power over all of the shares shown. The Schedule 13G/A further reports that (i) clients of Victory, including investment companies registered under the Investment Company Act of 1940 and separately managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock; and (ii) no client of Victory has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of our common stock, except for the Victory Sycamore Small Cap Opportunity Fund, which held 5.07%.

(7)

The information reported is based on a Schedule 13G filed with the SEC on March 24, 2024 by Alma Consulting & Investments S.L. (“Alma”) and Orlando Alonso Villarón (“Villarón”) whose address is Calle Morteo 8, Bajo Izquierda, 28014 Madrid, Spain. The Schedule 13G reports that Alma is the record holder of 1,360,000 shares of common stock and Villarón is the beneficial owner of the 1,360,000 shares of common stock. Villarón has the sole investment power and dispositive power over the shares held of record by Alma. Villarón has sole voting power over no shares, shared voting power over 1,360,000 shares and sole investment power over 1,360,000 shares.

(8)

Includes 508,338 shares issuable pursuant to exercisable options. Does not include 129,844 shares underlying restricted stock units and 165,265 performance units that will not vest by December 11, 2024.

(9)	Eldh departed the Company in November 2023. As a result, the number of shares reported as beneficially owned by Eldh is based on his latest Form 4 filing on November 17, 2023.
(10)	Does not include 15,161 shares underlying restricted stock units and 16,585 performance units that will not vest by December 11, 2024.
(11)	Does not include 41,670 shares underlying restricted stock units and 54,265 performance units that will not vest by December 11, 2024.
(12)	Does not include 22,650 shares underlying restricted stock units and 14,516 performance units that will not vest by December 11, 2024.
(13)	Does not include 18,409 shares underlying restricted stock units and 13,009 performance units that will not vest by December 11, 2024.
(14)	Includes 672,431 shares issuable pursuant to exercisable options.

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Delinquent Section 16(a) Reports

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our common stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of our common stock and reports of changes in their beneficial ownership of our common stock. Based solely on a review of such reports and written representations made by our executive officers and directors with respect to the completeness and timeliness of their filings, we believe that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2024.

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	73

Other Business

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

74	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Shareholder Proposals

Any shareholder proposal intended to be included in ScanSource’s proxy statement and form of proxy relating to the 2025 Annual Meeting of Shareholders must be in writing and received by the Company not later than June 27, 2025. However, if the date of the 2025 Annual Meeting of Shareholders is changed by more than 30 days from the first anniversary of the date of the Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting of Shareholders. Any such shareholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to the attention of the Company’s Corporate Secretary at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

Shareholders intending to nominate a candidate for director for election or to present a proposal (other than a nomination for the election of directors) at the 2025 Annual Meeting of Shareholders must be eligible and give us advance written notice in accordance with the Bylaws and Rule 14a-19 of the Exchange Act.

The Bylaws provide that such notice shall set forth in writing: (i) whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the matter the notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Company or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of any Interested Person with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. The notice shall be updated not later than 10 days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date.

The deadline for shareholders to provide written notice of their intent to make nominations for the election of directors or to bring a proposal (other than a nomination for the election of directors) at the 2025 Annual Meeting of Shareholders (but not for inclusion in the proxy materials relating to such meeting) is no more than 120 days and no less than 90 days prior to the first anniversary date of the Annual Meeting; provided, however, that if (and only if) the 2025 Annual Meeting of Shareholders is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Assuming that the date of the 2025 Annual Meeting of Shareholders is not advanced or delayed in the manner described above, the required notice for the 2025 Annual Meeting of Shareholders would need to be provided to us not earlier than August 12, 2025 and not later than September 11, 2025.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and complies with all other requirements under Rule 14a-19, including the minimum solicitation requirements. Because the advance notice provisions of the Bylaws require earlier notice than is required by Rule 14a-19,

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Shareholder Proposals

the deadline for shareholders to provide notice must be submitted in accordance with the deadlines set forth in the immediately preceding paragraph. The Bylaws require that any notice relating to the nomination of directors must also contain (i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Company if elected, and (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Company may also require any proposed nominee to furnish such other information, including completion of the Company’s director’s questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board under the various rules and standards applicable to the Company. In addition to complying with the foregoing procedures, any shareholder recommending a director candidate must also comply with all applicable requirements of the Exchange Act, including the rules and regulations under such Act. In the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Our Nominating and Corporate Governance Committee will consider nominees recommended by shareholders that are properly brought before the Company. The proper procedures shareholders must follow to receive nominee consideration are outlined in this section. These nominees will be evaluated in the same manner as Board nominees as described in “Corporate Governance — Candidates for the Board” above.

For business proposals to be brought before an annual meeting by a shareholder, the shareholder must give timely notice to the Corporate Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. The Bylaws require that any notice with respect to a matter other than the nomination of directors must contain: (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders and (ii) a brief written statement of the reasons why such shareholder favors the proposal. To be in proper written form, a shareholder’s notice to the Corporate Secretary of the Company must also set forth in writing, as to each matter the shareholder proposes to bring before the annual meeting, any material interest of the shareholder or such beneficial owner in such matter.

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Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to any shareholder upon request submitted to the Company at the following address: ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, Attention: Shana Smith, Corporate Secretary, or by calling (864) 286-4892. Any shareholder who wants to receive separate copies of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or who is currently receiving multiple copies and would like to receive only one copy for their household, should contact their bank, broker or other nominee record holder, or contact the Company at the above address and telephone number.

Availability of Annual Report on Form 10-K and Proxy Statement

If you would like an additional copy of the Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting https://www.scansource.com/about/investors.

Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Shana Smith, Corporate Secretary, ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

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Appendix A: 2024 Omnibus Incentive Compensation Plan

SCANSOURCE, INC.

2024 OMNIBUS INCENTIVE COMPENSATION PLAN

Article 1

Effective Date, Objectives and Duration

1.1  Adoption of the Plan. The Board of Directors of ScanSource, Inc., a South Carolina corporation (the “Company”), adopted the 2024 Omnibus Incentive Compensation Plan (the “Plan”) on October 21, 2024 (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the Board’s adoption of the Plan. Awards, other than Restricted Shares, may be granted on and after the Effective Date; but, no such Awards may be exercised, vested, paid or otherwise settled, or any Shares issued with respect thereto, unless and until the stockholders of the Company approve the Plan within the twelve (12) months after the Board’s adoption of the Plan. Restricted Shares may only be granted if and after the stockholders of the Company approve the Plan.

1.2  Objective of the Plan. The Plan is intended to attract and retain highly qualified persons to serve as employees, consultants and non-employee directors and promote ownership by such employees, consultants and non-employee directors of a greater proprietary interest in the Company, thereby aligning their interests more closely with the interests of the Company’s stockholders.

1.3  Duration of the Plan. The Plan commenced on the date of adoption of the Plan by the Board, subject to approval by the stockholders of the Company within the twelve (12) months after the Board’s adoption of the Plan. If the stockholders of the Company so approve the Plan, the Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 14 hereof, until the earlier of 11:59 p.m. (ET) on October 21, 2034, or the date all Shares subject to the Plan shall have been issued and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1  “409A Award” has the meaning set forth in Section 15.1.

2.2  “5% Exception Limit” has the meaning set forth in Section 5.3.

2.3  “$100,000 Limit” has the meaning set forth in Section 6.4(d).

2.4  “Acquired Entity” has the meaning set forth in Section 5.6(b).

2.5  “Acquired Entity Awards” has the meaning set forth in Section 5.6(b).

2.6  “Affiliate” means any corporation, trade or business or other entity, including but not limited to partnerships, limited liability companies and joint ventures, directly or indirectly controlling, controlled by or under common control with the Company, within the meaning of Section 405 of the Securities Act. Affiliate includes any corporation, trade or business or other entity that becomes such on or after the Effective Date.

2.7  “Applicable Law” means U.S. federal, state and local laws applicable to the Company, any legal or regulatory requirement relating to the Plan, Awards and/or Shares under applicable U.S. federal, state and local laws, the requirements of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, the Code, and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Awards are or are to be granted, exercised, vested or settled, as such laws, rules, regulations and requirements shall be in place from time to time.

2.8  “Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended and/or restated from time to time.

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2.9  “Award” means Options (including Non-Qualified Options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents and Other Stock-Based Awards granted under the Plan.

2.10  “Award Agreement” means a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.11  “Beneficiary” means one or more persons or entities that become entitled to receive any amount payable under this Plan after the Grantee’s death. The Grantee’s Beneficiary is the Grantee’s surviving spouse, unless the Grantee designates one or more persons or entities to be the Grantee’s Beneficiary. The Grantee may make, change or revoke a Beneficiary designation at any time before his or her death without the consent of the Grantee’s spouse or anyone the Grantee previously named as a Beneficiary, and the Grantee may designate primary and secondary Beneficiaries. A Beneficiary designation must comply with procedures established by the Committee and must be received by the Committee before the Grantee’s death. If the Grantee dies without a valid Beneficiary designation (as determined by the Committee), and the Grantee has no surviving spouse, the Beneficiary shall be the Grantee’s estate.

2.12  “Board” means the Board of Directors of the Company.

2.13  “Business Combination” has the meaning set forth in Section 2.17(a).

2.14  “Bylaws” means the Company’s Amended and Restated Bylaws, as amended and/or restated from time to time.

2.15  “Cause” shall have the same definition as under any employment or service agreement between the Company or any Affiliate and the Grantee or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition or words of similar import, “Cause” means, except as otherwise set forth in the Award Agreement, (i) the Grantee’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any Affiliate; (ii) the Grantee’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Grantee’s employment; (iii) the Grantee’s commission of, indictment for, or pleading guilty or confessing to any felony; (iv) the Grantee’s gross neglect of, or prolonged absence from (other than due to Disability and without the written consent of the Company or an Affiliate), Grantee’s duties, (v) the Grantee’s refusal to comply with any lawful directive or policy of the Company or any Affiliate, which refusal is not cured by the Grantee within ten (10) days of such written notice from the Company or Affiliate, (vi) a material breach by the Grantee of any fiduciary duty owed to the Company or any Affiliate, (vii) the Grantee intentionally engaging in any activity that is in conflict with or adverse to the reputation, business or other interests of the Company or any Affiliate or that is reasonably determined to be detrimental to the reputation, business or other interests of the Company or any Affiliate, or (viii) the Grantee’s breach of any restrictive covenant or other agreement with the Company or any Affiliate, including but not limited to, confidentiality covenants, covenants not to compete, non-solicitation covenants and non-disclosure covenants. For purposes of the Plan, the Grantee’s resignation without the Company’s or an Affiliate’s written consent in anticipation of termination of employment for Cause shall constitute a termination of employment for Cause.

2.16  “CEO” means the Chief Executive Officer of the Company.

2.17  “Change in Control” shall be deemed to have occurred upon the first occurrence of an event set forth in any one of the following paragraphs:

(a)  The accumulation in any number of related or unrelated transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) by any Person of beneficial ownership (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s voting stock; provided that, for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the combined voting power of the Company’s voting

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Appendix A: 2024 Omnibus Incentive Compensation Plan

stock results from any acquisition of voting stock (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any Person that, prior to the transaction, directly or indirectly, controls, is controlled by, or is under common control with, the Company, or (iv) by any Person pursuant to a merger, consolidation or reorganization involving the Company (a “Business Combination”) that would not cause a Change in Control under subsection (b) below; or

(b)  Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Company’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company and (ii) no Person has beneficial ownership of fifty percent (50%) or more of the combined voting power of the Company’s voting stock (including any entity that as the result of that transaction owns the Company or all or substantially all of, the Company’s assets either directly or through one or more subsidiaries); or

(c)  During any twelve (12)-month period, Incumbent Board Members cease to constitute a majority of the Board; or

(d)  A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or

(e)  A complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above.

Notwithstanding the foregoing, in the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, there shall not be a Change in Control unless there is a change in the ownership or effective control of the Company, or in a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code where necessary for such Award to comply with Section 409A of the Code.

2.18  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.19  “Committee” has the meaning set forth in Section 3.1(c).

2.20  “Company” means ScanSource, Inc., a South Carolina corporation, and any successor thereto by operation of law or otherwise.

2.21  “Compensation Committee” means the compensation committee of the Board.

2.22  “Corporate Transaction” has the meaning set forth in Section 4.2(b).

2.23  “Current Grant” has the meaning set forth in Section 6.4(d).

2.24  “Data” has the meaning set forth in Section 18.22.

2.25  “Deferred Stock” means a right, granted under Article 9, to receive Shares at the end of a specified deferral period.

2.26  “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a)  Except as provided in (b) or (c) below, disability or disabled means, for any Grantee, any injury, illness or sickness that qualifies as a long-term disability within the meaning of the Company’s long-term disability program (“LTD Program”) and on account of which such Grantee is entitled to receive LTD Program benefits;

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(b)  In the case of an Incentive Stock Option or an Award granted in tandem with an Incentive Stock Option, disability and disabled has the meaning under Section 22(e)(3) of the Code; and

(c)  In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, disability and disabled means as defined in regulations under Code Section 409A where necessary for such Award to comply with Section 409A of the Code. For purpose of Code Section 409A, a Grantee will be considered to have incurred a Disability or to be Disabled if: (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.27  “Disqualifying Disposition” has the meaning set forth in Section 6.4(f).

2.28  “Dividend Equivalent” means a right to receive cash or Shares equal to any dividends or distributions paid on Shares, if and when paid or distributed, on a specified number of Shares, which dividends have a record date on or after the date of grant of the Dividend Equivalents or related Award and before the date Dividend Equivalents or related Award become payable.

2.29  “Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2.30  “DRO” has the meaning set forth in Section 5.4(a).

2.31  “Effective Date” has the meaning set forth in Section 1.1.

2.32  “Eligible Person” means any employee (including any officer) of, or non-employee consultant to, or Non-Employee Director of, the Company or any Affiliate, or potential employee (including a potential officer) of, or potential non-employee consultant to, or potential Non-Employee Director of, the Company or an Affiliate; provided, however, that (i) solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation and (ii) the Committee may establish additional eligibility criteria for determining an Eligible Person for any Awards granted hereunder. Solely for purposes of Section 5.6(b), current or former employees or Non-Employee Directors of, or non-employee consultants to, an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.33  “ERISA” has the meaning set forth in Section 5.4(a).

2.34  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

2.35  “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to a SAR, the price established at the time a SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.36  “Fair Market Value” means, unless the Committee determines otherwise, a price that is based on the closing price of a Share reported on Nasdaq on the applicable date or on the established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or, if the Shares are not traded on such date, the immediately preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were so traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems

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Appendix A: 2024 Omnibus Incentive Compensation Plan

appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B). The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Grantee.

2.37  “FICA” has the meaning set forth in Section 16.1(a).

2.38  “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.39  “Grantee” means an Eligible Person to whom an Award has been granted under the Plan.

2.40  “Immediate Family” has the meaning set forth in Section 5.4(c).

2.41  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.42  “Incumbent Board Member” means an individual who either is (a) a member of the Board as of the effective date of the Board’s adoption of this Plan or (b) a member who becomes a member of the Board subsequent to the date of the Board’s adoption of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least sixty percent (60%) of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.43  “LTD Program” has the meaning set forth in Section 2.26(a).

2.44  “Management Committee” has the meaning set forth in Section 3.1(b).

2.45  “More Than Ten Percent (10%) Owner” has the meaning set forth in Section 6.4(b).

2.46  “Nasdaq” means The Nasdaq Stock Market.

2.47  “Net After Tax Receipt” has the meaning set forth in Article 17.

2.48  “Non-Employee Director” means a member of the Board, or the board of directors of an Affiliate, who is not an employee of the Company or any Affiliate.

2.49  “Non-Qualified Stock Option” means an option that is not intended to meet the requirements of Section 422 of the Code.

2.50  “Option” means an option granted under Article 6 of the Plan.

2.51  “Other Plans” has the meaning set forth in Section 6.4(d).

2.52  “Other Stock-Based Award” means a right, granted under Article 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.53  “Overpayment” has the meaning set forth in Article 17.

2.54  “Parent Corporation” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.55  “Performance-Based Award” means an Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified performance period.

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2.56  “Performance Measures” mean one or more performance measures established by the Committee as a requirement for an Award to vest and/or become exercisable or settled. An Award may be contingent upon the Grantee’s continued employment or service in addition to the Performance Measures. In determining if the Performance Measures have been achieved, the Committee will adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also will adjust the performance targets in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or (v) other extraordinary non-reoccurring items.

2.57  “Performance Share” and “Performance Unit” mean an Award granted as a Performance Share or Performance Unit under Article 10.

2.58  “Period of Restriction” means the period during which Restricted Shares are subject to Forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.59  “Period of Vesting” means the period during which the Award is subject to forfeiture or may not be exercised if the conditions specified in the Award Agreement are not satisfied.

2.60  “Permitted Transferee” has the meaning set forth in Section 5.4(c).

2.61  “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.62  “Plan” means this ScanSource, Inc. 2024 Omnibus Incentive Compensation Plan, in its current form or as hereafter amended.

2.63  “Present Value” has the meaning set forth in Article 17.

2.64  “Prior Grants” has the meaning set forth in Section 6.4(e).

2.65  “Prior Plan” means the ScanSource, Inc. 2021 Omnibus Incentive Compensation Plan.

2.66  “Proceeding” has the meaning set forth in Section 18.11.

2.67  “Reduced Amount” has the meaning set forth in Article 17.

2.68  “Restricted Shares” means Shares issued under Article 9 that are both subject to Forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares and subject to the Grantee paying the nominal value in cash for each Share to the extent required by the Committee.

2.69  “Restricted Stock Units” are rights, granted under Article 9, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights, and subject always to the Grantee paying the nominal value in cash for each such Share to the extent required by the Committee.

2.70  “Retirement” means a Grantee’s Termination of Service on or after attaining such age and/or completing such years of service as the Committee may determine and set forth in an Award Agreement, provided that such Termination of Service is not for Cause.

2.71  “Returned Shares” has the meaning set forth in Section 4.1.

2.72  “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

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2.73  “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

2.74  “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.75  “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.76  “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.77  “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2.78  “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).

2.79  “Share” means the common stock, no par value per share, of the Company, and, unless the context otherwise requires, such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.80  “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.81  “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Award, each of the corporations other than the last corporation in the unbroken chain owns shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock in one of the other corporations in such chain.

2.82  “Substitute Awards” has the meaning set forth in Section 5.6(b).

2.83  “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Company.

2.84  “Tax Date” has the meaning set forth in Section 16.1(a).

2.85  “Tendered Restricted Shares” has the meaning set forth in Section 6.5.

2.86  “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years.

2.87  “Termination of Service” means (a) that the employee has terminated employment with the Company and its Affiliates, the non-employee consultant is no longer serving as a consultant to the Company or an Affiliate or the Non-Employee Director has ceased being a director of the Company or any Affiliate or (b) when an entity which is employing the employee or non-employee consultant or on whose board of directors the Non-Employee Director is serving, ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, an employee, non-employee consultant or Non-Employee Director of the Company or another Affiliate, at the time such entity ceases to be an Affiliate. In the event an employee, non-employee consultant or Non-Employee Director becomes one of the other categories of Eligible Persons upon the termination of such employee’s employment, such consultant’s consultancy or such Non-Employee Director’s service, unless otherwise determined by the Committee, in its sole discretion, no Termination of Service will be deemed to have occurred until such time as such person is no longer an employee, non-employee consultant or Non-Employee Director. Notwithstanding the foregoing, however, that if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Service with

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respect to such Award shall mean the Grantee’s Separation from Service to the extent necessary for such Award to comply with Section 409A of the Code.

2.88  “Underpayment” has the meaning set forth in Article 17.

Article 3

Administration

3.1  Committee.

(a)  Subject to Article 12 and Section 3.2, the Plan shall be administered by the Compensation Committee or the Board itself if no Compensation Committee exists. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “independent directors” within the meaning of the Nasdaq listing standards and as Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3.

(b)  The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who, at the time any such delegated authority is exercised, are executive officers or Non-Employee Directors, or who are (or are expected to be) Section 16 Persons.

(c)  Unless the context requires otherwise, any references herein to “Committee” include references to, the Board or the Compensation Committee to the extent the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that, (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3, “Committee” shall include only the Compensation Committee.

3.2  Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a)  to determine when, to whom and in what types and amounts Awards should be granted;

(b)  to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award;

(c)  subject to Section 5.3 below, to determine whether, to what extent and under what circumstances, subject to Applicable Law, an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(d)  to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee;

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(e)  subject to Section 3.3 below, to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(f)  subject to Section 5.3 below, to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Grantee’s Retirement, death, Disability or Termination of Service by the Company and its Affiliates without Cause or a Change in Control;

(g)  to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(h)  to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(i)  to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(j)  with the consent of the Grantee, to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(k)  subject to Section 3.3, to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(l)  to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(m)  to adopt rules and/or procedures (including the adoption of any subplan under the Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures;

(n)  to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan;

(o)  to modify, extend or renew an Award, subject to Section 1.3, 5.3 and 5.9, provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Grantee;

(p)  subject to Section 3.3, to provide for the settlement of any Award in cash, Shares or a combination thereof; and

(q)  to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)). The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

The Company shall bear all expenses of administering the Plan.

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Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion, may modify the terms and conditions of the Plan and/or any Award granted to Grantees outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; and take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other securities law or governing statute or any other Applicable Law.

3.3  No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR, or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under Section 4.2.

Article 4

Shares Subject to the Plan and Maximum Awards

4.1  Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery in connection with Awards under the Plan shall be 2,235,583 Shares, (i) plus that number of Shares subject to awards granted under the Prior Plan which become available in accordance with the provisions below after the stockholders of the Company approve the Plan and (ii) reduced on a one-for-one basis by Shares subject to awards granted under the Prior Plan between September 30, 2024 and the date that the stockholders of the Company approve the Plan. The total number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted hereunder, however, shall not exceed 2,235,583. If the stockholders of the Company approve the Plan, no further awards shall be granted under the Prior Plan after the date of such approval; if the stockholders of the Company do not approve the Plan, the Prior Plan shall remain in effect for the grant of awards thereunder.

Shares covered by an Award shall only be counted as used to the extent actually used. A Share issued in connection with an Award under the Plan shall reduce the total number of Shares available for issuance under the Plan by one; provided, however, that, upon settlement of a stock-settled SAR, the gross number of Shares underlying the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

If any Award under the Plan or any award under the Prior Plan that is outstanding as of the Effective Date terminates without the delivery of Shares, whether by lapse, forfeiture, cancellation or otherwise, the Shares subject to such Award or the award under the Prior Plan, to the extent of any such termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, upon the exercise of any Award or any award under the Prior Plan that is outstanding as of the Effective Date granted in tandem with any other Award or any other award under the Prior Plan, such related Award or related award under the Prior Plan shall be cancelled to the extent of the number of Shares as to which the Award or the award under the Prior Plan is exercised and such number of Shares shall no longer be available for Awards under the Plan. If any Shares subject to an Award granted hereunder or any award granted under the Prior Plan that is outstanding as of the Effective Date are withheld or applied as payment in connection with the exercise of such Award or of such award under the Prior Plan or the withholding or payment of taxes related thereto or Shares separately surrendered by the Grantee for any such purpose (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. The number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options or other purchase rights granted hereunder or any options or other purchase rights granted under the Prior Plan. In addition, in the case of any Substitute Award granted in assumption of or in substitution for an Acquired Entity Award, Shares delivered or deliverable in connection with such Substitute Award shall not be counted against the number of Shares reserved under the Plan (to the extent permitted by the rules of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted), and

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available shares of stock under a stockholder-approved plan of an Acquired Entity (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of Shares otherwise available under the Plan (subject to applicable requirements of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted).

Shares may be allotted and issued pursuant to the Plan from the Company’s authorized but unissued share capital, or the reissue of treasury Shares.

The proceeds that the Company receives in connection with Awards granted under the Plan, if any, shall be used for general corporate purposes and shall be added to the general funds of the Company.

4.2  Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change in Control.

(a)  In the event that the Committee determines that any dividend or other distribution (excluding any ordinary dividend or distribution) (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units, Deferred Stock or other outstanding Share-based Award and (v) any other terms and conditions of the Award. Notwithstanding the foregoing, (x) no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or with respect to any Awards to the extent such adjustment would subject any Grantee to taxation under Section 409A of the Code; and (y) the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)  In the event of a merger or consolidation of the Company with or into another corporation or a sale of all or substantially all of the shares or stock of the Company or all or substantially all of the assets of the Company, including by way of a court sanctioned compromise or scheme of arrangement, reorganization, merger, combination, purchase, recapitalization, liquidation, or sale, transfer, exchange or other disposition (a “Corporate Transaction”) that results in a Change in Control, unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the vesting of the Award is accelerated as described below) and with respect to any vested and nonforfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards in the nature of Options, SARs or other purchase rights to the extent then exercisable or to become exercisable upon the Change in Control within a reasonable period prior to the consummation of the Change in Control and cancel any Awards in the nature of Options, SARs or other purchase rights that remain unexercised upon consummation of the Change in Control, and/or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Awards in the nature of Options, SARs or other purchase rights) and on the same terms (including without limitation any earn-out, escrow or other deferred consideration provisions) as if such vested Awards were settled or distributed or such Awards in the nature of vested Options, SARs or other purchase rights were exercised immediately prior to the consummation of the Change in Control. Notwithstanding the foregoing, if an Option, SAR or other purchase right is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to the outstanding Option, SAR or other purchase right equals or exceeds the amount payable per Share in the Change in Control, such Awards shall be cancelled without any payment to the Grantee.

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(c)  Immediately prior to consummation of any Corporate Transaction that results in a Change in Control (subject to consummation of the Change in Control), all outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, unless the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award. If the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, then all such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, upon the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause, in any such case on or within the two (2) years after the Change in Control.

(d)  Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5) and such payment or settlement does not result in a violation of Section 409A of the Code. Additionally, with respect to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified performance period and which is not assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall become vested, and be paid and settled, pursuant to Section 4.2(b) or (c), at target and prorated based on the number of days in the specified performance period prior to and including the date of the Change in Control over the number of days in the specified performance period. If any such Awards are assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall be converted into a time-based Award as of the Change in Control, subject to the Grantee’s continued employment or other service, and such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, upon the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause, in any such case on or within the two (2) years after the Change in Control.

4.3  Individual Award Limits. Except as provided herein or in Section 5.6(b), no Grantee (other than a Non-Employee Director) may be granted in a single calendar year any Awards denoted in Shares as of the date of grant (regardless of whether the Awards will be settled in Shares, cash or other property) with respect to more than 500,000 Shares (twice that limit for Awards that are granted to a Grantee (other than a Non-Employee Director) in the calendar year in which the Grantee first commences employment or service) (based on the highest level of performance resulting in the maximum payout), subject to adjustment as provided in Section 4.2(a). The maximum potential value of any Awards denoted in cash or other property as of the date of grant (with the property valued as of the date of grant of the Award) (regardless of whether the Awards will be settled in Shares, cash or other property) that may be granted in any calendar year to any Grantee (other than a Non-Employee Director) shall not exceed $7,000,000 (twice that limit for Awards that are granted to a Grantee (other than a Non-Employee Director) in the calendar year in which the Grantee first commences employment or service) (based on the highest level of performance resulting in the maximum payout) for all such Awards. Such annual limitations apply to Dividend Equivalents under Article 11 only if such Dividend Equivalents are granted separately from and not as a feature of another Award (even if that feature is treated as a separate award for other purposes, including Section 409A of the Code). Notwithstanding the foregoing, however, the Committee may make exceptions to the foregoing limits in extraordinary or unusual circumstances as the Committee may determine appropriate.

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Article 5

Eligibility and General Conditions of Awards

5.1  Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

5.2  Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement and, unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Grantee to the Company. Unless the Committee determines otherwise, any failure by the Grantee to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Grantee to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, all provisions of the Plan and the Award Agreement.

5.3  General Terms and Termination of Service. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 14.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including without limitation terms requiring forfeiture or transfer, acceleration or pro-rata acceleration of Awards in the event of a Termination of Service by the Grantee. Awards may be granted for no consideration other than prior and future services save that in no event will Shares subject to an Award be allotted and issued unless the nominal value per Share is paid in cash, to the extent required by Applicable Law. Except as otherwise determined by the Committee pursuant to this Section 5.3 or set forth in an Award Agreement, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Service shall be forfeited to the Company. Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following proviso, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, and performance-based Awards must have a performance period of at least one year; provided, however, that (i) the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Shares (the “5% Exception Limit”) authorized for issuance under the Plan (subject to adjustment under Section 4.2) and (ii) Awards granted within the first ninety (90) days of a year may have a performance period that begins as of the first day of the year and still qualify as having a performance period of at least one year. For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Grantee’s Retirement, death, Disability, Termination of Service by the Company and its Affiliates without Cause or a Change in Control. Additionally, notwithstanding any other provision of this Plan or any Award Agreement to the contrary, no dividends or Dividend Equivalents shall be paid with respect to any Awards that do not become vested, non-forfeitable or payable under the Plan.

5.4  Nontransferability of Awards.

(a)  Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “DRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder.

(b)  No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

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(c)  Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards (other than Incentive Stock Options and corresponding tandem Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award, after the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)  Nothing herein shall be construed as requiring the Company or any Affiliate to honor a DRO except to the extent required under Applicable Law.

5.5  Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or other Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Service.

5.6  Stand-Alone, Tandem and Substitute Awards.

(a)  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the related Incentive Stock Option.

(b)  The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for share or stock and share or stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7  Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Awards, the satisfaction of any requirements or goals with respect to Awards, the lapse or waiver of the deferral period for Awards, or the lapse or waiver of restrictions with respect to Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in

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form and substance with applicable regulations promulgated under Section 409A of the Code so that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

5.8  Extension of Term of Award.

(a)  Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Award Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Grantee to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Award, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as with respect to incentive stock options and related Awards).

(b)  This Section 5.8(b) applies to an Option or SAR if (i) the Grantee to whom the Option or SAR was granted remains in the continuous employment or service of the Company or an Affiliate from the date the Option or SAR was granted until the expiration date of such Option or SAR, (ii) on the expiration date the Fair Market Value of a share exceeds the exercise price of the Option or SAR, (iii) the Option or SAR has become exercisable on or before the expiration date and (iv) the term of the Option or SAR will not be extended as described above. In that event, each Option or SAR to which this Section 5.8(b) applies shall be exercised automatically on the expiration date to the extent that it is outstanding and unexercised on such date. An Option that is exercised pursuant to this Section 5.8(b) shall result in the issuance to the Grantee of that number of whole Shares that have a Fair Market Value that most nearly equals, but does not exceed, the excess of the Fair Market Value of a Share on the expiration date over the Option exercise price multiplied by the number of Shares subject to the exercisable portion of the Option. A SAR that is exercised pursuant to this Section 5.8(b) shall be settled in accordance with its terms on the expiration date.

5.9  Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and rules and regulations of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, and (iii) the Grantee has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

Article 6

Stock Options

6.1  Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2  Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable, whether the Option is intended to be a Non-Qualified Stock Option or an Incentive Stock Option and such other provisions as the Committee shall determine. Except as otherwise set forth in Section 5.6(b) above, no Option shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No Option may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of Options.

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6.3  Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date (except as otherwise set forth in Section 5.6(b) above) and shall not be less than the nominal value per Share if required by Applicable Law.

6.4  Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. An Option designated as an Incentive Stock Option:

(a)  shall be granted only to an employee of the Company, a Parent Corporation or a Subsidiary Corporation;

(b)  shall have an Exercise Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than Ten Percent (10%) Owner”), have an Exercise Price not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c)  shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)  shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)  shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f)  shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g)  shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h)  shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

6.5  Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of

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Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a)  cash, personal check, cash equivalent or wire transfer;

(b)  subject to Applicable Law and with the approval of the Committee, by delivery of Shares owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;

(c)  subject to Applicable Law and with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at their Fair Market Value on the date of exercise;

(d)  subject to Applicable Law and with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e)  subject to Applicable Law (including the prohibited loan provisions of Section 402 of Sarbanes-Oxley), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7

Stock Appreciation Rights

7.1  Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of SARs.

7.2  Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee. Except as otherwise set forth in Section 5.6(b) above, no SAR shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No SAR may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law.

7.3  SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that, except as otherwise set forth in Section 5.6(b), the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the SAR (or the exercise price of the related Option if granted in tandem therewith).

7.4  Exercise and Payment. Upon the exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by (b) the number of Shares with respect to which the SAR is exercised. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within thirty (30) days of the date the SAR is exercised, unless the Award Agreement specifically provides otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

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7.5  Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 8

Restricted Shares

8.1  Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2  Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific time-based restrictions, Performance Measures, time-based restrictions on vesting following the attainment of the Performance Measures, and/or restrictions under Applicable Law.

8.3  Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares provided that it shall be no less than the nominal value per Restricted Share if required to be paid by Applicable Law.

8.4  Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5  Voting and Dividend Equivalent Rights Attributable to Restricted Shares. A Grantee awarded Restricted Shares will have all voting rights with respect to such Restricted Shares. Unless the Committee determines and sets forth in the Award Agreement that Grantee will not be entitled to receive any dividends with respect to such Restricted Shares, a Grantee will have the right to receive all dividends in respect of such Restricted Shares, which dividends shall be either deemed reinvested in additional shares of Restricted Shares, which shall remain subject to the same forfeiture conditions applicable to the Restricted Shares to which such dividends relate, or paid in cash if and at the time the Restricted Shares are no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends may be paid with respect to Restricted Shares that are Forfeited.

8.6  Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares if certificated (x) shall be held (together with a stock transfer form executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become non-Forfeitable or are Forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9

Deferred Stock and Restricted Stock Units

9.1  Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 15 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

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9.2  Vesting and Delivery.

(a)  Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Service while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Service due to Retirement, death, Disability, or involuntary termination by the Company or an Affiliate without “Cause.”

(b)  Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Service while the Restricted Stock Units remain subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Service due to Retirement, death, Disability, or involuntary termination by the Company or an Affiliate without Cause or termination by the Grantee for Good Reason.

9.3  Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to receive any such Dividend Equivalents with respect to such Deferred Stock or Restricted Stock Units, the Grantee will have the right to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be either deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate, or paid in cash if and at the time the Deferred Stock or Restricted Stock Units are no longer subject to forfeiture and deliverable, as the Committee shall set forth in the Award Agreement. No Dividend Equivalents may be paid on Deferred Stock or Restricted Stock Units that are Forfeited.

Article 10

Performance Units and Performance Shares

10.1  Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2  Value/Performance Goals. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

10.3  Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement provided that if it is to be in Shares, issuance of the Shares shall be subject to payment by the Grantee in cash of the nominal value for each Share so issued to the extent required by Applicable Law.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the

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Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to vote or receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares, the Grantee shall have the right to vote the Shares in respect of such Performance Shares and the right to receive any dividends or Dividend Equivalents in respect of such Performance Units and Performance Shares, which dividends and Dividend Equivalents shall either be deemed reinvested in additional Shares of Performance Units or Performance Shares, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Performance Units or Performance Shares to which such dividends and Dividend Equivalents relate, or paid in cash if and at the time the Performance Units or Performance Shares are payable and/or no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends or Dividend Equivalents may be paid on Performance Units or Performance Shares that are forfeited.

Article 11

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs, and no Dividend Equivalents may be paid on any Awards other than Options and SARs unless and until the Awards become vested, nonforfeitable and/or payable. The Committee may provide that Dividend Equivalents not paid in connection with an Award shall either be (i) paid or distributed in cash when the Dividend Equivalents or Awards to which such Dividend Equivalents relate become vested, nonforfeitable and/or payable or (ii) deemed to have been reinvested in additional Dividends Equivalents or Awards.

Article 12

Other Stock-Based Awards

The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 13

Non-Employee Director Awards

Subject to the terms of the Plan, the Committee may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards during any single calendar year that, taken together with any cash fees paid to such Non-Employee Director during such calendar year in respect of the Non-Employee Director’s service as a member of the Board during such year, exceeds $1,250,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes).

Article 14

Amendment, Modification, and Termination

14.1  Amendment, Modification, and Termination. Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the

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Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any Applicable Law, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

14.2  Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board reserves the authority to terminate a 409A Award granted under the Plan in return for payment of the vested portion of the 409A Award provided the termination and payment satisfies the rules under Section 409A of the Code.

Article 15

Compliance with Code Section 409A

15.1  Awards Subject to Code Section 409A. The provisions of this Article 15 and Section 409A of the Code shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award to the extent required for the Award to comply with Section 409A of the Code.

15.2  Distributions. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than (i) Separation from Service; (ii) the date the Grantee becomes Disabled (as defined in Section 2.26(b)); (iii) the date of the Grantee’s death; (iv) a specified time (or pursuant to a fixed schedule) that is either (a) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (b) specified by the Grantee in an Election complying with the requirements of Section 409A of the Code; or (vi) a change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

15.3  Six Month Delay. Notwithstanding anything herein or in any Award Agreement or election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death, to the extent required to comply with Code Section 409A.

15.4  Short-Term Deferral. If an Award Agreement does not specify a payment date, payment of the Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee during which the Grantee’s right to payment is no longer subject to a substantial risk of forfeiture under Section 409A of the Code.

Article 16

Withholding

16.1  Required Withholding.

(a)  The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i)  payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

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(ii)  delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(iii)  requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv)  withholding from any other compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law that will not result in adverse financial accounting consequences with respect to such Awards and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)  Notwithstanding the foregoing, any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount, if any, sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a) (other than (a)(iii) above).

16.2  Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 17

Limitation on Benefits

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan, alone or in combination with any other payments or distributions under any other plan, agreement or arrangement, would subject a Grantee to tax under Code Section 4999, the Committee may determine whether some amount of such payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Grantee under all Awards must be reduced to such Reduced Amount, but not below zero, with the amounts to be reduced so as to maximize the aggregate Net After Tax Receipts to the Grantee; provided, that, notwithstanding the foregoing, payments or benefits that are not subject to Section 409A of the Code shall be reduced before any payment or benefits that are subject to Section 409A of the Code and all such reductions shall comply with Section 409A of the Code with respect to any amounts subject to Section 409A of the Code. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Grantee of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article 17 are final, conclusive and binding upon the Company and the Grantee. It is the intention of the Company and the Grantee to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Grantee would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article 17, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Grantee which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Grantee could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Grantee, which the Committee believes has a high probability of success,

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or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by Applicable Law, which the Grantee must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Grantee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Grantee is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Grantee but no later than the end of the Grantee’s taxable year next following the Grantee’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Article 17, (i) “Net After Tax Receipt” means the Present Value of payments and benefits under this Plan and any other plan, agreement or arrangement, net of all taxes imposed on Grantee with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Grantee’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan and any other plan, agreement or arrangement, which (a) is less than the sum of all such payments and benefits under this Plan and any other plan, agreement or arrangement, and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan and any other plan, agreement or arrangement, were any other amount less than the sum of all payments and benefits to be made under this Plan. Any reduction of payments or benefits pursuant to this Article 17 shall be made in the following order (first against any such items that are not subject to Section 409A of the Code): (i) first against any cash compensation in order of the latest amounts to be paid and otherwise on a pro rata basis, (ii) second against any benefits otherwise payable in order of the latest amounts to be delivered and otherwise on a pro rata basis; and (iii) third against any equity or related awards in order of the latest amounts to be settled and otherwise on a pro rata basis.

Article 18

Additional Provisions

18.1  Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2  Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.3  Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

18.4  Securities Law Compliance.

(a)  If the Committee deems it necessary to comply with any Applicable Law, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the date of the final prospectus or prospectus supplement relating to an underwritten public offering as the Company or such underwriter shall specify reasonably and in good faith. All certificates for Shares delivered

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under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)  If the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any Applicable Law or result in the imposition of excise taxes on the Company or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, then the Committee may postpone any such exercise, non-forfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

(c)  The Committee may require each Grantee receiving Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Grantee is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)  A Grantee shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

18.5  Awards Subject to Share Retention Guidelines and Claw-Back Policies. Notwithstanding any provisions herein to the contrary, (i) Shares acquired by a Grantee under the Plan upon the exercise, payment or settlement of an Award shall be subject to the terms of any Share retention guidelines currently in effect or subsequently adopted by the Board and (ii) all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of Sarbanes-Oxley, Dodd-Frank or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.

18.6  No Rights as a Stockholder. Unless otherwise determined by the Committee and set forth in the Award Agreement, no Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of grant of an Award, the Committee will require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Awards. Stock dividends and deferred cash dividends issued with respect to Awards shall be subject to the same restrictions and other terms as apply to the Awards with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7  Employee Status. If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Grantee and the

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Company and/or an Affiliate if, at the time of the determination, the Grantee is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Grantee on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute, agreement or contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute, agreement or contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Grantee so long as the Grantee continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Grantee’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Grantee’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or prior to such occurrence, the Grantee will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Grantee is no longer the Company or an entity that qualifies as an Affiliate. With respect to any Award constituting deferred compensation with the meaning of Code Section 409A, nothing in this Section 18.7 shall be interpreted to modify the definition of Separation from Service.

18.8  Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.9  Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

18.10  Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of South Carolina, other than its laws respecting choice of law, to the extent not preempted by federal law.

18.11  Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of South Carolina or the United States District Court for the State of South Carolina and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Grantee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of South Carolina, the court of the United States of America for the State of South Carolina, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such South Carolina State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Grantee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Grantee, at the Grantee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of South Carolina.

18.12  Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an

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Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.13  Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.14  Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.15  Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural and words in the plural include the singular.

18.16  Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation unless such retirement or other benefit specifically provides that an Award shall be counted as compensation for purposes of such plan.

18.17  Death/Disability. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or Disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the particular Award.

18.18  Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.19  Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.20  No Right to Continue in Service or Employment. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company. Nothing contained in the Plan or any Agreement shall confer upon any Grantee any right with respect to the continuation of employment or service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Grantee.

18.21  Payment on Behalf of Grantee or Beneficiary.

(a)  If the Grantee is incompetent to handle Grantee’s affairs at the time the Grantee is eligible to receive a payment from the Plan, the Committee will make payment to the Grantee’s court-appointed personal representative or, if none, the Committee, in its sole discretion, may make payment to the Grantee’s duly appointed guardian, legal representative, next-of-kin or attorney-in-fact for the benefit of the Grantee.

(b)  If the Beneficiary of a deceased Grantee is a minor or is legally incompetent, the Committee will make payment to the Beneficiary’s court-appointed guardian or personal representative or to a trust established for the benefit of the Beneficiary, or if no such guardian, representative or trust exists, the Committee, in its sole discretion, may make payment to the Beneficiary’s surviving parent or his or her next-of-kin for the benefit of the Beneficiary.

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(c)  If the Committee for any reason considers it improper to direct any payment as specified in this Section 18.21, the Committee may request a court of appropriate jurisdiction to determine the appropriate payee.

(d)  Any payment made by the Committee pursuant to this Section 18.21 shall be in full satisfaction of all liability of the Plan, the Company and its Affiliates with respect to any benefit due a Grantee or a Grantee’s Beneficiary under this Plan.

18.22  Data Privacy. As a condition for receiving an Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Company and its Affiliates exclusively for implementing, administering and managing the Grantee’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Grantee, including the Grantee’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Grantee’s participation in the Plan, and the Company and its Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Grantee’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as necessary to implement, administer, and manage the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data that the Company holds regarding such Grantee, request additional information about the storage and processing of the Data regarding such Grantee, recommend any necessary corrections to the Data regarding the Grantee or refuse or withdraw the consents in this Section 18.22 in writing, without cost, by contacting the local human resources representative. The Company may cancel Grantee’s ability to participate in the Plan and, in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents in this Section 18.22. For more information on the consequences of refusing or withdrawing consent, Grantees may contact their local human resources representative.

18.23  Miscellaneous.

(a)  No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Grantee at any time shall neither require the Committee to grant any other Award to such Grantee or other person at any time or preclude the Committee from making subsequent grants to such Grantee or any other person.

(b)  Nothing contained herein prohibits the Grantee from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the SEC. The Grantee does not need prior authorization from the Company to make any such reports or disclosures, and is not required to notify the Company about such disclosures.

(c)  Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Grantee’s exercise of Options or the settlement of an Award if such Grantee is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Grantee is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(d)  Grantees are and at all times shall remain subject to the securities trading policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, SARs or sell Shares acquired pursuant to the Plan.

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(e)  Notwithstanding any other provision of this Plan, (i) the Company shall not be obliged to issue any shares pursuant to an Award unless at least the par value of such newly issued share has been fully paid in advance to the extent required by Applicable Law (which requirement may mean the holder of an Award is obliged to make such payment) and (ii) the Company shall not be obliged to issue or deliver any shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.

(f)  The Committee has no obligation to search for the whereabouts of any Grantee or Beneficiary if the location of such Grantee or Beneficiary are not made known to the Committee.

(g)  Notwithstanding any other provision of the Plan or any Agreement to the contrary, a Grantee shall forfeit any and all rights under an Award upon receipt of notice from the Company or an Affiliate that the Grantee will incur a Termination of Service by the Company or such Affiliate for Cause.

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Appendix B: Non-GAAP Financial Measures

In addition to disclosing results that are determined in accordance with United States generally accepted accounting principles (“US GAAP” or “GAAP”), we also disclose certain non-GAAP financial measures. We use non-GAAP financial measures to better understand and evaluate performance, including comparisons from period to period.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that we report may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with US GAAP.

Normalized EPS:

Normalized EPS
(in thousands, except per share data)
	Pre-tax Income ($)	Income Taxes ($)	Net Income ($)	Weighted-Average Shares Outstanding ($)	Diluted EPS ($)

FY23 for continuing operations:

GAAP measure	121,850	33,758	88,092	25,362	3.47

Non-GAAP adjustments:

Intangible amortization	16,746	4,257	12,489	—

Cyberattack restoration costs	1,460	368	1,092	—

Target tax rate (26%)	—	(1,968)	1,968	—

Shares outstanding	—	—	—	156

Normalized EPS	140,056	36,415	103,641	25,518	4.06

FY22 for continuing operations:

GAAP measure	118,623	29,925	88,698	25,758	3.44

Adjustments:

Intangible amortization	17,853	4,441	13,412	—

Divestiture costs	30	—	30	—

Target tax rate (26%)	—	1,126	(1,126)	—

Shares outstanding	—	—	—	(240)

Normalized EPS	136,506	35,492	101,014	25,518	3.96

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Appendix B: Non-GAAP Financial Measures

Performance Award Adjusted ROIC:

Performance Award Adjusted ROIC
(in thousands, except percentages)

Reconciliation of Net Income to Performance Award Adjusted EBITDA:
	FY24 ($)	FY23 ($)	FY22 ($)

Net income (GAAP)	77,060	88,092	88,698

Plus: Interest expense	13,031	19,786	6,523

Plus: Income taxes	22,781	33,758	29,925

Plus: Depreciation and amortization	28,009	28,614	29,884

EBITDA (non-GAAP)	140,881	170,250	155,030

Plus: Share-based compensation	9,537	11,219	11,663

Plus: Cyberattack restoration costs	874	1,460	—

Plus: Acquisitions and divestiture costs	1,717	—	—

Plus: Restructuring costs	4,358	—	30

Performance Award Adjusted EBITDA (non-GAAP)	157,367	182,929	166,723

Equity — beginning of the period	905,298	806,528	731,191

Equity — end of the period	924,255	905,298	806,528

Plus: Share-based compensation, net	7,120	8,326	8,709

Plus: Cyberattack restoration costs	655	1,092	—

Plus: Acquisition and divestiture costs	1,717	—	30

Plus: Restructuring costs, net of tax	3,262	—	—

Plus: Discontinued operations net income	—	(1,717)	(100)

Average equity	921,154	859,764	773,179

Average funded debt	220,528	372,235	209,114

Performance Award Invested Capital (non-GAAP)	1,141,682	1,231,999	982,293

Performance Award Adjusted ROIC	13.8%	14.8%	17.0%

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	107

Appendix B: Non-GAAP Financial Measures

Net Debt Leverage Ratio:

Net Debt Leverage Ratio
(in thousands)

Reconciliation of Total Debt to Net Income Ratio to Net Debt Leverage Ratio:
	Q4 FY24 ($)		Q3 FY24 ($)	Q2 FY24 ($)	Q1 FY24 ($)
Consolidated debt (Q/E)	144,056		145,881	168,634	248,108
Less:
Cash and cash equivalents of continuing operations (Q/E)	(185,460)		(159,050)	(44,987)	(42,647)

Net debt (Q/E) (non-GAAP)	(41,404)		(13,169)	123,647	205,461

Reconciliation of Net Income to Adjusted EBITDA
Net income from continuing operations — GAAP	16,097		12,806	32,726	15,432
Plus:
Interest expense	2,084		2,001	3,359	5,585
Income taxes	6,600		5,146	7,320	3,715
Depreciation and amortization	6,792		6,742	7,258	7,217

EBITDA (non-GAAP)	31,573		26,695	50,663	31,949
Adjustments:
Acquisition and divestiture costs	503		511	703	—
Tax recovery(a)	(657)		(515)	(1,386)	—
Cyberattack restoration costs	141		93	441	201
Share-based compensation	1,808		2,388	2,571	2,769
Loss (gain) on sale of business	378		—	(14,533)	—
Restructuring costs	435		3,923	—	—

Adjusted EBITDA (non-GAAP)	34,181		33,095	38,459	34,919

Adjusted EBITDA, TTM (non-GAAP)(b)	140,654

Net Debt / Adjusted EBITDA, TTM (non-GAAP)	(0.3	)x

(a)	Recovery of prior period withholding taxes in Brazil
(b)	Adjusted EBITDA for the trailing 12-month period

108	2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

6 Logue Court

Greenville, South Carolina 29615

ANNUAL MEETING OF SHAREHOLDERS

December 10, 2024 9:00 AM EST

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This undersigned shareholder of ScanSource, Inc., a South Carolina corporation (the “Company”), hereby appoints Shana C. Smith and Stephen T. Jones as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, no par value, of the Company held of record by the undersigned on October 4, 2024 at the Annual Meeting of the Shareholders of the Company to be held on December 10, 2024 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THESE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

(Continued and to be signed on the reverse side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice and Proxy Statement and Annual Report are available at

http://www.viewproxy.com/SCSC/2024

Please mark your votes like this

The Board of Directors recommends you vote FOR the election of the eight nominees for director named below:

1. Election of Directors	FOR	AGAINST	ABSTAIN
1a. Michael L. Baur	☐	☐	☐
1b. Peter C. Browning	☐	☐	☐
1c. Frank E. Emory, Jr.	☐	☐	☐
1d. Charles A. Mathis	☐	☐	☐
1e. Vernon J. Nagel	☐	☐	☐
1f. Dorothy F. Ramoneda	☐	☐	☐
1g. Jeffrey R. Rodek	☐	☐	☐
1h. Elizabeth O. Temple	☐	☐	☐

CONTROL NUMBER

The Board of Directors recommends you vote FOR the following proposal:

2. Advisory vote to approve the Company’s named executive officer compensation.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:
3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:
4. Approval of the 2024 Omnibus Incentive Compensation Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 2024.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date:                             , 2024

Signature

Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALVote.com/SCSC Have your proxy card or notice of internet availability of proxy materials available when you access the above website. Follow the prompts to vote your shares.

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card or notice of internet availability of proxy materials available when you call.

Follow the voting instructions to vote your shares.

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.